UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Worldpay, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2018

Worldpay, Inc.

8500 Governors Hill Drive

Symmes Township, Ohio 45249

www.worldpay.com

To the Stockholders of Worldpay, Inc.:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Worldpay, Inc. to be held on May 16, 2018, at 9:00 a.m. Eastern Daylight Time, at The Marriott Cincinnati Northeast, 9664 S. Mason-Montgomery Road, Mason, Ohio 45040.

The accompanying notice of the meeting and proxy statement describe the matters to be acted upon at the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible via telephone, over the Internet or by proxy card or voter instruction form. Detailed information about the meeting and voting your shares is included in the accompanying proxy statement.

Thank you for your support of Worldpay.

Sincerely,

Charles Drucker Executive Chairman and Co-Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, MAY 16, 2018

9:00 a.m.

The Marriott Cincinnati Northeast

9664 S. Mason-Montgomery Road, Mason, Ohio 45040

The 2018 Annual Meeting of Stockholders of Worldpay, Inc. will be held on Wednesday, May 16, 2018 at 9:00 a.m. Eastern Daylight Time, at The Marriott Cincinnati Northeast, 9664 S. Mason-Montgomery Road, Mason, Ohio 45040, for the following purposes:

1.	To elect Charles Drucker, Karen Richardson, Boon Sim and Jeffrey Stiefler as Class III directors;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To approve an amendment of the Worldpay, Inc. Employee Stock Purchase Plan to facilitate operation of a Save-As-You-Earn (SAYE) sub-plan for employees in the United Kingdom;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

5.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

The record date for the annual meeting is March 29, 2018. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement of the meeting.

Your vote is important.     Whether or not you expect to attend the annual meeting in person, please submit your proxy or voting instructions over the telephone, the Internet or by mail as soon as possible to ensure that your shares are represented at the annual meeting and your vote is properly recorded. Even if you vote by one of these methods, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. If you are a Depositary Interest holder, you may submit your vote by mail or through the CREST system as detailed within this document.

By Order of the Board of Directors,
Nelson F. Greene Chief Legal Officer and Corporate Secretary

Cincinnati, Ohio

April 4, 2018

Important Notice Regarding the Availability of Proxy Materials for the

Annual Stockholder Meeting to be Held on May 16, 2018:

The Company’s Proxy Statement and Annual Report are available at:

www.proxyvote.com

Proxy Statement Table of Contents

WORLDPAY, INC.

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Worldpay, Inc. (“Worldpay” or the “Company”) is providing these proxy materials to you for use in connection with the 2018 Annual Meeting of Stockholders to be held on May 16, 2018 at 9:00 a.m. Eastern Daylight Time, and at any postponement or adjournment of the meeting (the “Annual Meeting”). The Annual Meeting will be held at Marriott Cincinnati Northeast, 9664 S. Mason-Montgomery Road, Mason, Ohio 45040. Stockholders of record as of March 29, 2018 (the “Record Date”) are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

We are providing access to our proxy materials (including this proxy statement, together with a notice of meeting and the Company’s annual report) on the Internet pursuant to rules adopted by the Securities and Exchange Commission (“SEC”). Accordingly, beginning on or about April 4, 2018, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders entitled to vote at the Annual Meeting. All stockholders will have the ability to access, beginning on April 4, 2018, the proxy materials on the website referred to in the Notice. The Notice includes instructions on how to access the electronic proxy materials, as well as instructions for requesting a printed copy at no charge. In addition, stockholders may permanently elect to receive future proxy materials in either electronic form by email or printed form by mail. If you make such an election, we will continue to send you the materials pursuant to your election, until you notify us otherwise.

Our principal executive offices are located at 8500 Governors Hill Drive, Symmes Township, Ohio 45249, and our telephone number is (513) 900-5250. We maintain a website at www.worldpay.com. The information on our website is not a part of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	To vote on the following proposals:

•	to elect Charles Drucker, Karen Richardson, Boon Sim and Jeffrey Stiefler as Class III directors;

•	an advisory vote to approve the compensation of our named executive officers;

•	to approve an amendment of the Worldpay, Inc. Employee Stock Purchase Plan to facilitate operation of a Save-As-You-Earn (SAYE) sub-plan for employees in the United Kingdom;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	to transact such other business that may properly come before the meeting or at any adjournment or postponement thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board recommends a vote:

•	FOR the election of Charles Drucker, Karen Richardson, Boon Sim and Jeffrey Stiefler as Class III directors;

•	FOR the approval of the compensation of our named executive officers;

•	FOR the approval of an amendment of the Worldpay, Inc. Employee Stock Purchase Plan to facilitate operation of a Save-As-You-Earn (SAYE) sub-plan for employees in the United Kingdom; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Q:	Who is entitled to vote at the meeting?

A:

Stockholders Entitled to Vote.    Stockholders who our records show owned shares of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, we had 297,415,253 shares of Class A common stock outstanding and 15,252,826 shares of Class B common stock outstanding (together with Class A common stock, the “common stock”). All of the outstanding Class B common stock is held by one stockholder, Fifth Third Bank. Fifth Third Bank holds one share of our Class B common stock for each Class B unit of Vantiv Holding, LLC (“Vantiv Holding”) that it holds. Under our amended and restated certificate of incorporation and based on our current Board size, Fifth Third Bank is exclusively entitled to elect two Class B directors if the Class B common stock held by Fifth Third Bank represents more than 18.18% of our outstanding common stock and one Class B director if the Class B common stock held by Fifth Third represents more than 9.09% of our outstanding common stock. Fifth Third Bank currently holds 4.9% of the voting power in Worldpay, Inc. As a result, Fifth Third Bank is entitled to 4.9% of the aggregate voting power of our outstanding common stock and none of our 12 directors are elected by Fifth Third Bank exclusively, but rather, all 12 of our directors are elected by the holders of our Class A common stock and Class B common stock voting together as a single class. See “Directors and Corporate Governance” and “Related Person Transactions” for additional information.

Registered Stockholders.    If your shares are registered directly in your name with Worldpay’s transfer agent, you are considered the holder of record with respect to those shares. As the holder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered the holder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Street name stockholders wishing to attend the Annual Meeting in person should also bring proof of ownership, such as a brokerage statement, showing their ownership of stock as of the Record Date.

Depositary Interest Holders. If your shares are held as Depositary Interests within the CREST system you have the right to direct the Custodian how to vote those Depositary Interests. Should you wish to attend the Annual Meeting to vote in person, follow the procedures detailed on the Form of Instruction.

Q:	How are votes counted?

A:

The Class A common stock and Class B common stock are voting together as a single class on the election of the Class III nominees for director and on all other matters described in this proxy statement for which your proxy is being solicited. Each share of Class A common stock entitles its holder to one vote per share. Fifth Third Bank’s voting power is currently 4.9% of the aggregate voting power of our outstanding common stock and so each share of Class B common stock held by Fifth Third Bank entitles it to one vote per share as of the Record Date. There is no cumulative voting.

Q:	How many votes are needed to approve each proposal?

A:

Each Class III nominee for director is elected by a plurality of the votes cast by holders of Class A common stock and Class B common stock voting together as a single class. Abstentions and broker non-votes common stock and Class B will have no effect on the outcome of the election of the Class III nominees.

Approval of the compensation of our named executive officers requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter, with the holders of Class A common stock and Class B common stock voting together as a single class. For purposes of this proposal, abstentions are treated as shares present and entitled to vote on the matter and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes are not considered entitled to vote on this proposal and will have no effect on the outcome of the vote.

Approval of the amendment of the Worldpay, Inc. Employee Stock Purchase Plan to facilitate operation of a Save-As-You-Earn (SAYE) sub-plan for employees in the United Kingdom requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter, with the holders of Class A common stock and Class B common stock voting together as a single class. For purposes of this proposal, abstentions are treated as shares present and entitled to vote on the matter and, therefore, will have the same effect as a vote “Against” the proposal. Broker non-votes are not considered entitled to vote on this proposal and will have no effect on the outcome of the vote.

The ratification of the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the proposal, with the holders of Class A common stock and Class B common stock voting together as a single class. Abstentions are treated as shares present and entitled to vote for purposes of this proposal and, therefore, will have the same effect as a vote “Against” the proposal.

Q:	What are broker non-votes?

A:

Broker non-votes are shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole “routine” matter—the ratification of the appointment of the Company’s independent registered public accounting firm. Your broker will not have discretion to vote on the other matters. Broker non-votes do not count for voting purposes, but are considered “present” at the meeting for purposes of determining whether a quorum exists.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:

Pursuant to the rules of the SEC, we have elected to provide access to our proxy materials over the Internet. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	request that we send our future proxy materials to you by mail or by email.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

Q:	Who is making this solicitation?

A:	The proxy for the Annual Meeting is being solicited on behalf of Worldpay’s Board of Directors.

Q:	How can I vote my shares?

A:	Registered Stockholders: Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

•	By Mail. If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided;

•	By Telephone. Call the toll-free telephone number in the Notice and follow the recorded instructions; or

•	By Internet. Access the secure website registration page through the Internet, as identified in the Notice, and follow the instructions.

Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 p.m., Eastern Daylight Time, on May 15, 2018.

Street Name Stockholders: If you hold your shares through a broker, bank or other nominee, you should have received instructions on how to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, if you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Street name stockholders may generally vote by one of the following methods:

•	By Mail. If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

•

By Methods Listed on Voting Instruction Card.    Please refer to your voting instruction card or other information provided by your bank, broker, nominee or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the holder of record; or

•

In Person With a Proxy from the Record Holder.    A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank, brokerage firm or other nominee. Please consult the voting instruction card provided to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Depositary Interest holders may generally vote by one of the following methods:

•

By Mail:    You should return the completed Form of Instruction that was mailed to you, to the Depositary, Computershare Investor Services PLC, at The Pavilions, Bridgwater Road, Bristol BS99 6ZY, United Kingdom in the reply paid envelope provided by 9:00 am. (British Summer Time) on May 11 , 2018.

•

By CREST:    Should you wish to vote by utilizing the CREST voting service, you may do so for the Annual Meeting by the procedures described in the CREST Manual. CREST Personal Members or other CREST Sponsored Members, and those CREST Members who have appointed a voting service providers(s), should refer to their CREST Sponsor or voting service provider(s), who will be able to take appropriate action on their behalf.

In order for a vote made by means of CREST to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear UK and Ireland (EUI)’s specifications and must contain the information required for such instructions, as described in the CREST Manual. The message must be transmitted so as to be received by the issuer’s agent ID 3RA50 by 9:00 am (British Summer time) on May 11, 2018. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that EUI does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST Personal Member or Sponsored Member or has appointed a voting service provider(s), to ensure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by the CREST system by the required time. CREST members and their CREST sponsors or voting service providers should referred to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

In Person: Depositary Interest holders who wish to vote in person at the Annual Meeting should contact the Depositary as detailed on the explanatory notes of the Form of Instruction to obtain necessary representation to allow you to attend, speak at and vote at the Annual Meeting.

Q:	Can I attend the meeting in person?

A:

You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. If you plan to attend the Annual Meeting, please complete and mail the ticket reservation request form at the back of this booklet or check the box on the voting page of the website identified in the Notice. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. Please note that since a street name stockholder is not the holder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

Q:	If I submit a proxy, how will it be voted?

A:

When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given on returned proxies, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

Q:	Can I change my vote?

A:

You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive offices (8500 Governors Hill Drive, Symmes Township, Ohio 45249) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Annual Meeting) or (iv) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted). If you hold shares in “street name,” you should refer to the instructions you received from your broker, bank or other nominee.

Q:	What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

A:

You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee is the record holder of your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the holder of record of the shares giving you the right to vote the shares.

Q:	What quorum is required for the Annual Meeting?

A:

The presence in person or by proxy of a majority of the voting power of the issued and outstanding common stock entitled to vote at the meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	Who will tabulate the votes?

A:	Worldpay has designated a representative of Broadridge Investor Communication Solutions Inc. as the Inspector of Election who will tabulate the votes.

Q:	Who pays for the proxy solicitation process?

A:

Worldpay will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person, by telephone or facsimile or by email or other electronic means. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:

You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2019 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposal must be received by us no later than December 5, 2018. If a stockholder intends to submit a proposal that is not intended to be included in our proxy statement, or a nomination for director for our 2019 Annual Meeting of Stockholders, the stockholder must give us notice in accordance with the requirements set forth in our bylaws no later than February 15, 2019 and no earlier than January 16, 2019. If the date of the 2019 Annual Meeting is more than 30 days before or more than 60 days after May 16, 2019, notice by the stockholder must be received no later than the 10th day following the date on which public announcement of the date of the 2018 Annual Meeting is first made by Worldpay. Our bylaws require that certain information and acknowledgments with respect to the proposal or the nominee, as applicable, and the stockholder making the proposal or the nomination be set forth in the notice. Our bylaws have been publicly filed with the SEC and can also be found on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials and multiple proxy cards or voting instruction cards. For example,

stockholders who hold shares in more than one brokerage account may receive separate Notices for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all of the Notices you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	How do I obtain a separate set of proxy materials or request a single set for my household?

A:

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice and our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If you are a registered stockholder and wish to receive a separate Notice, proxy statement or annual report at this time, we will provide these materials upon request. Please request the additional copy by contacting Broadridge Investor Communication Solutions Inc., by telephone at 1-866-540-7095, or by email at sendmaterial@proxyvote.com. If you hold your shares beneficially and wish to receive a separate Notice, proxy statement or annual report, please contact your bank or broker. If any stockholders in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact Investor Relations, Worldpay, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249. They may also send an email to Investor Relations at ir@worldpay.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:

You may contact our transfer agent, Computershare, at 1-800-736-3001 (U.S.) or 1-781-575-3100 (outside the U.S.) if you have lost your stock certificate. You may contact Broadridge Investor Communication Solutions  Inc. at the numbers or email address above if you need to change your mailing address.

DIRECTORS AND CORPORATE GOVERNANCE

Board Structure

Our business and affairs are managed under the direction of our Board of Directors. Our amended and restated certificate of incorporation provides that our Board consist of between 7 and 13 directors so long as any shares of Class B common stock are outstanding and based on Fifth Third’s current ownership level. Our Board currently consists of 12 directors. Fifth Third Bank is entitled to 4.9% of the aggregate voting power of our outstanding common stock and none of our 12 directors are elected by Fifth Third Bank exclusively, but rather, all 12 of our directors are elected by the holders of our Class A common stock and Class B common stock voting together as a single class.

Our Board of Directors is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class. Each of Class I, Class II and Class III currently consists of four directors. Currently, the holders of our Class A common stock and Class B common stock voting together as a single class elect each of our Class I directors, Class II directors and Class III directors.

Corporate Governance

Our Board of Directors acts as the ultimate decision-making body of the Company and advises and oversees management, who is responsible for the day-to-day operations and management of the Company. In carrying out its responsibilities, the Board reviews and assesses the Company’s long-term strategy and its strategic, competitive and financial performance. The Board has adopted corporate governance guidelines that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer, or co-chief executive officer, if applicable, and lead director (in the event the positions of chairman of the board and chief executive officer, or co-chief executive officer are held by the same person), meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines can be found on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

Director Independence

The Board has affirmatively determined that Ms. Hook, Ms. Richardson and Messrs. Adrean, Costello, Lauer, Rake, Sim and Stiefler are independent directors under the applicable rules of the New York Stock Exchange (the “NYSE”) and that each of the members of our Audit, Compensation, Nominating and Corporate Governance and Risk Committees is independent under the applicable SEC and NYSE rules for purposes of serving on those committees. In accordance with the NYSE corporate governance rules, a majority of our directors are independent.

Information about the Directors and Nominees

Set forth below is information regarding our directors and the nominees as of March 29, 2018. All of the candidates for election at this meeting are currently serving as our directors.

Name	Age	Position	Director Since
Nominees—Directors whose terms will expire at the 2018 Annual Meeting
Charles Drucker	54	Executive Chairman and Co-CEO	2011
Karen Richardson	55	Director	2018
Boon Sim	55	Director	2015
Jeffrey Stiefler	71	Director	2012
Directors whose terms will expire at the 2019 Annual Meeting
Lee Adrean	66	Director	2012
Mark Heimbouch	53	COO and Director	2014
Rohinton Kalifa	56	Executive Director	2018
Gary Lauer	65	Director	2012
Directors whose terms will expire at the 2020 Annual Meeting
Kevin Costello	56	Director	2014
Lisa Hook	60	Director	2015
Philip Jansen	51	Co-CEO and Director	2018
Sir Michael Rake	70	Director	2018

Business Experience and Qualifications of Directors

Nominees

Class III Directors (Current Terms Will Expire at the 2018 Annual Meeting)

Charles Drucker is our Executive Chairman and Co-Chief Executive Officer, a position he has held since January 2018. Prior to assuming this position, he was Vantiv’s Chief Executive Officer, a position he held since June 2009, and President, a position he has held since June 2004. Mr. Drucker has been a director of Vantiv, Inc., now Worldpay, Inc., since November 2011 and was a director of Vantiv Holding, LLC from June 2009 to March 2012. He was also Executive Vice President of Fifth Third

Bancorp from June 2005 to June 2009. Since October 2016, Mr. Drucker has served on the board of directors of Donnelley Financial Solutions, Inc. Mr. Drucker was selected to serve on our board of directors due to his service as our Chief Executive Officer and President, extensive senior management experience at a number of large corporations in the payments industry, deep industry experience and intimate knowledge of the operational, financial and strategic development of our company.

Karen Richardson was appointed a director of Worldpay, Inc. on January 16, 2018. Prior to this appointment, Karen was an independent non-executive director and a member of the Audit, Risk and Nomination Committees of Worldpay Group plc from July 2016 to January 2018. Karen has held a range of senior sales and marketing roles in technology companies, including Collabra Software Inc. between 1992 and 1994, Netscape Communications Corp between 1994 and 1998, and Epiphany Inc. between 1998 and 2006, where she was Chief Executive Officer from 2003. Her experience includes global multinationals and Silicon Valley startups and she is currently a non-executive director of BT Group plc and Exponent, Inc. Ms. Richardson is a former adviser to Silver Lake Partners and in the past five years has also served on a number of corporate boards including, i2 Holdings, VirtuO2, Proofpoint and Hi5 Networks. Ms. Richardson was selected to serve on our board of directors due to her leadership experience in several technologically complex organizations and her perspective as a director of Worldpay Group plc.

Boon Sim is Managing Partner, Artius Capital Partners, a private equity firm based in New York, a position he has held since September 2017. Prior to this position, Mr. Sim served as Head of the Markets Group, President, Americas, and Head of the Credit Portfolio at Temasek International (Private) Limited, an investment company based in Singapore from June 2012 to April 2016. Prior to joining Temasek, Mr. Sim held several senior positions of increasing responsibility at Credit Suisse for 20 years where he was most recently the Global Head of Mergers and Acquisitions at Credit Suisse based in New York. Mr. Sim received a Bachelor of Engineering degree from the National University of Singapore, an M.S. in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Public and Private Management degree from Yale University. Mr. Sim’s experience as a strategic leader within several multinational companies provides important perspective on the global M&A and investment landscape that is beneficial to the board of directors.

Jeffrey Stiefler is a member of our board of directors and served as Chairman from our initial public offering in March 2012 to January 2018. Mr. Stiefler served as a director and non-executive chairperson of the board of directors of Vantiv Holding, LLC from August 4, 2010 until our initial public offering. He currently serves on the board of directors of LogicSource Inc. and Haymaker Acquisition Corp. He previously served on the boards of directors of LPL Financial Corporation and VeriFone Systems, Inc., and served as Lead Director of Taleo Corporation, Inc. prior to its acquisition by Oracle Corporation in April 2012. Mr. Stiefler served as a Venture Partner with Emergence Capital Partners from 2008 through the beginning of 2013. Mr. Stiefler was the Chairman, President and CEO of Digital Insight from August 2003 until the company’s acquisition by Intuit in February 2007. Prior to Digital Insight, Mr. Stiefler worked with several private equity firms as an operating advisor and held a variety of positions at American Express, including President and Director of the company, and President and CEO of American Express Financial Advisors. Mr. Stiefler received a B.A. from Williams College and an M.B.A. from Harvard Business School. Mr. Stiefler has significant senior management expertise at public companies. As a former chief executive officer of a software company, Mr. Stiefler’s operational and strategic experiences are relevant to issues faced by us on a regular basis. Mr. Stiefler’s current and past board experience, including the role of chairman of the board of directors of a public company, also exposed him to best practices and approaches that are beneficial to the board of directors.

Class I Directors (Current Terms Will Expire at the 2019 Annual Meeting)

Lee Adrean served as Corporate Vice President and Chief Financial Officer of Equifax, Inc., from October 2006 through May 2014. Prior to joining Equifax, he served as chief financial officer of several other public companies in the transaction processing, internet services, and financial services industries, and served as a strategy consultant for eleven years with Bain & Company. Mr. Adrean previously served on the board of directors of West Corporation and currently serves on the boards of directors of Serta Simmons Bedding, LLC and The Honey Baked Ham Company, LLC. Mr. Adrean holds a B.S. from Bucknell University and an M.B.A. from Harvard Business School. Mr. Adrean’s executive experience with public companies and background in finance, accounting and corporate strategy provides insight that is beneficial to the board of directors.

Mark Heimbouch is our Chief Operating Officer, a position he has held since April 2016. From February 2015 to April 2016, he held the title of Senior Executive Vice President and Chief Operating & Financial Officer. Prior to this position, Mr. Heimbouch was our Chief Financial Officer beginning in December 2009. Mr. Heimbouch was elected a director of Vantiv, Inc. in January 2014. Prior to joining Vantiv, Mr. Heimbouch was chief financial officer of Trow Global Holdings Inc., now known as exp Global Inc., an engineering services firm, since November 2008. Prior to that position, Mr. Heimbouch was Senior Executive Vice President and Chief Operating Officer of Jackson Hewitt Tax Service Inc., an income tax preparation company, from October 2007 to November 2008 where he was responsible for overseeing and managing information technology, customer support and operations for the company. Mr. Heimbouch served as the Executive Vice President, Chief Financial Officer and Treasurer at Jackson Hewitt from June 2005 to October 2007. Mr. Heimbouch was selected to serve on the board of directors due to his service in multiple C-suite level positions with the Company, giving him in-depth knowledge of our operational, financial and strategic development, and his experience as the chief financial officer of other public companies.

Rohinton (Ron) Kalifa was appointed as Executive Director of Worldpay, Inc. on January 16, 2018. He was previously vice chairman and executive director of Worldpay Group plc from 2013 after having previously been chief executive officer of the organization for over 10 years. Prior to this, Mr. Kalifa held various executive roles within the financial services sector. Mr. Kalifa has significant executive and leadership experience with key strengths in mergers and acquisitions and strategy development. He is globally recognized as an influencer in the fintech sector and has strong relationships with payment schemes, industry associations and customers. He was awarded an OBE in the Queen’s New Year 2018 Honours List for his services to financial services and technology. Mr. Kalifa sits on the boards of Transport for London and QIWI plc. Mr. Kalifa’s international experience and experience within the financial services sector provides insight that is beneficial to the board of directors.

Gary Lauer is Executive Director and a co-founder of the Eminent Series Group, a position he has held since July 2017. Prior to this position, he served as Chief Executive Officer of eHealth, Inc., a position he held from December 1999 to May 2016, and Chairman of eHealth’s Board of Directors, a position he held from March 2002 to May 2016. He also served as President of eHealth from December 1999 to March 2012. Prior to joining eHealth, Mr. Lauer was Chairman and Chief Executive Officer of MetaCreations Corporation from 1998 to December 1999. Prior to MetaCreations, Mr. Lauer spent more than nine years at Silicon Graphics, Inc., where he was a member of the senior executive team. Mr. Lauer started his career at International Business Machines Corp. in sales and marketing management. Mr. Lauer holds a B.S. degree in finance and marketing from the University of Southern California Business School. Mr. Lauer’s responsibilities and operational and leadership experience as the Chief Executive Officer and Chairman of eHealth for more than sixteen years and as a former senior executive of several technology companies provide insight that is beneficial to the board of directors.

Class II Directors (Current Terms Will Expire at the 2020 Annual Meeting)

Kevin Costello has served as Executive Chairman and Chief Executive Officer of Top Tech Holdings, Inc., the parent company of HotSchedules, Inc., a provider of mobile, cloud-based technology, since September 2016. Prior to that, he was President of Ariba, Inc. from 2007 until its acquisition by SAP in 2012, and President of Ariba, an SAP Company, from 2012 until 2014. Mr. Costello had served as Ariba’s Executive Vice President and Chief Commercial Officer from May 2002 until November 2007. Prior to joining Ariba, Mr. Costello served in various senior management positions during his 18 year career with Andersen Business Consulting. Mr. Costello is currently a director of FinancialForce, The Rainmaker

Group and KH Acquisition, LLC, all privately-held companies. He is currently a director of PRGX Global, Inc. and was formerly a director of Rackspace Inc. and Cbeyond, Inc. Mr. Costello holds a bachelor of science degree from the University of Illinois and is a certified public accountant. Mr. Costello’s executive experience with public companies and background in finance and accounting provides insight that is beneficial to the board of directors.

Lisa Hook has served as Chief Executive Officer of NeuStar, Inc., an information services and data analytics provider, since October 2010, as a director since November 2010, and as President since January 2008. Prior to joining Neustar, Ms. Hook served as President and Chief Executive Officer of Sunrocket, Inc., a voice over IP service provider, from 2006 to 2007. From 2001 to 2004, she held several executive-level posts at America Online, Inc., a web services company. Ms. Hook also served in executive and special advisory roles at Time Warner, Inc., was legal adviser to the Chairman of the Federal Communications Commission, and was a senior attorney at Viacom International, Inc. Ms. Hook is a graduate of Duke University and holds a J.D. from the Dickinson School of Law at Pennsylvania State University. Ms. Hook’s responsibilities and leadership experience and service as a director at several public companies have provided her with insights of issues facing boards and management that are beneficial to the board of directors.

Philip Jansen was appointed a Director and Co-Chief Executive Officer of Worldpay, Inc. on January 16, 2018. Prior to this appointment he was chief executive officer of Worldpay Group plc from April 2013, having previously been chief executive officer of Brakes Group between 2011 and 2013. Prior to that Mr. Jansen held a variety of senior roles in Sodexo Holdings Limited, most recently as group chief operating officer and chief executive officer, Europe, South Africa and India. Earlier in his career, Mr. Jansen was chief operating officer of MyTravel plc and managing director of Telewest Communications PLC. He started his career with Procter & Gamble. Mr. Jansen’s significant international, chief executive officer experience in the international business sector, and key strengths in business transformation, change management and strategy development are beneficial to the board of directors.

Sir Michael Rake was appointed a Director of Worldpay, Inc. on January 16, 2018 and was appointed Lead Director on February 22, 2018. Prior to his appointment, he was the independent non-executive chairman of Worldpay Group plc from September 2015 to January 2018. In addition, Mr. Rake is currently chairman of Great Ormond Street Hospital, Majid Al Futtaim Holdings LLC and Phoenix Global Resouces plc, and is a non-executive director of S&P Global Inc. Mr. Rake is also currently chairman of the International Chamber of Commerce UK operations, chairman of the Advisory Council of A Blueprint for Better Business, honorary vice president of the RNIB, chairman of the Advisory Board of ENGIE in the UK, and advisor to Teneo Holdings LLC. Mr. Rake had a long and extensive career with KPMG, culminating in his appointment as international chairman. Mr. Rake’s previous roles also include being chairman of BT Group plc, non-executive deputy chairman of Barclays plc, chairman of EasyJet plc, chairman of the U.K. Commission for Employment and Skills, president of the CBI and director of the Financial Reporting Council. Mr. Rake has extensive financial and commercial expertise in capital markets, technology and digital products and is a qualified chartered accountant, all of which are beneficial to the board of directors.

No family relationship exists among any of the directors, nominees or executive officers. Except with respect to the rights of the Class B stockholders to elect a director, no arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

Board Leadership Structure

Our Corporate Governance Guidelines provide the Board flexibility to determine the leadership structure that it considers to be appropriate for the Company and we have no formal policy regarding whether the positions of chairman and chief executive officer should be separate or held by the same person. In connection with our acquisition of Worldpay Group plc in January 2018, the Board appointed Mr. Drucker as Executive Chairman and Co-Chief Executive Officer. Our Board believes that combining the roles of Executive Chairman and Co-Chief Executive Officer is the appropriate leadership structure for us at this time. We believe that this leadership structure provides the Board with in-depth knowledge of the Company’s day-to-day operations and strategic direction, while also ensuring effective and independent Board oversight.

Role of the Lead Director

Because the roles of Executive Chairman and Co-Chief Executive Officer are currently held by the same person, the non-management directors have appointed Sir Michael Rake as the Lead Director. As Lead Director, Mr. Rake’s responsibilities are as follows:

1.	Serves as liaison between the Chairman of the Board and independent directors without inhibiting direct communication between them

2.	Has ongoing, frequent communications with the Chairman of the Board on strategic and operational business issues

3.	Presides at all meetings at which the Chairman of the Board is not present, including executive sessions of the Board, and provides prompt and candid feedback to the Chairman of the Board

4.	Has authority to call meetings of independent directors

5.	Consults with the Chairman of the Board regarding information sent to the Board and Board and committee meeting schedules and agendas

6.	Consults with the Chairman of the Board on the appropriateness (including quality and quantity) and timeliness of information provided to the Board

7.	Facilitates communications between management and the Board

8.	Facilitates communications among Directors

9.	If requested by major stockholders, ensures that he or she is available for consultation and direct communication

Meetings of the Board

The Board met nine times during 2017. In 2017, each director then in office attended at least 75% of the meetings of the Board and of the Committees of which he or she was a member. Additionally, while the Company has no formal policy regarding director attendance at its annual meeting of stockholders, Worldpay’s directors are encouraged to attend the Company’s annual meetings. Mr. Drucker attended the Company’s 2017 Annual Meeting of Stockholders; however, none of the other directors then in office attended the Company’s 2017 Annual Meeting.

The non-management members of the Board regularly hold executive sessions, and the independent directors of the Board hold executive sessions at least annually. Prior to the appointment of Mr. Drucker as Executive Chairman and Co-Chief Executive Officer, the Chairman of the Board presided over the executive sessions of the non-management directors and the executive sessions of the independent directors. Those executive sessions will now be presided over by the Lead Director.

Board Committees

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. The Board has adopted a written charter for each committee that sets forth the committee’s purpose, composition, authority and responsibilities. Each charter can be found on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

The members of each committee as of the end of fiscal 2017 and the number of meetings held during the year are shown below:

Name	Audit	Compensation	Nominating and Corporate Governance	Risk
Lee Adrean	C			C
Kevin Costello		M	C
Lisa Hook			M	M
David Karnstedt	M	M
Gary Lauer		C		M
Boon Sim	M		M
Jeffrey Stiefler	M	M
Mark Sunday			M	M
Number of Meetings in Fiscal 2017	5	9	4	16

C = Chair

M = Member

Audit Committee

The primary purpose of our Audit Committee is to assist the Board’s oversight of:

•	the integrity of our financial statements;

•	our internal financial reporting and compliance with our disclosure controls and procedures;

•	our internal audit function, including audit plans, audit results and the performance our internal audit team;

•	our earnings release disclosure; and

•	the review of significant accounting policies.

Our Audit Committee also has direct oversight responsibility over our independent registered public accounting firm, including:

•	the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm; and

•	our independent registered public accounting firm’s annual audit of our financial statements and any engagement to provide other services.

Our Audit Committee is currently comprised of Ms. Hook, Ms. Richardson, and Messrs. Adrean and Sim. Mr. Adrean serves as chair of the Audit Committee. Our Board of Directors has affirmatively determined that each of Ms. Hook, Ms. Richardson and Messrs. Adrean and Sim meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable SEC and NYSE rules and that each of Ms. Hook and Mr. Adrean qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Members of the Audit Committee are limited to serving on no more than two other public company audit committees, unless expressly approved by the Board after determining that simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

A copy of the Audit Committee’s charter is available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

Compensation Committee

The primary purpose of our Compensation Committee is to:

•	assist the Board in discharging its responsibilities regarding compensation of our executive officers;

•

review and approve corporate goals and objectives relevant to the compensation of our chief executive officer and evaluate our chief executive officer’s performance in light of those goals and objectives;

•	approve and evaluate our compensation policies, plans and benefit programs as they affect the executive officers;

•	review, approve, and recommend to the Board our equity-based compensation policies and programs and exercise discretion in the administration of such policies and programs;

•	receive periodic reports of how our compensation policies, plans and benefit programs affect all employees;

•	review and discuss succession planning for our chief executive officer and other executive officers; and

•	produce, approve and recommend to the Board for approval reports on compensation matters required to be included in our annual proxy statement or annual report.

Our Compensation Committee is currently comprised of Messrs. Costello, Lauer, Rake and Stiefler, with Mr. Lauer serving as the chair. Our Board of Directors has affirmatively determined that Messrs. Costello, Lauer, Rake and Stiefler meet the definition of an “independent director” for the purposes of serving on the Compensation Committee under applicable NYSE rules. All members of the Compensation Committee also qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee” directors within the meaning of Rule 16b-3 of the Exchange Act.

A copy of the Compensation Committee’s charter is available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

Nominating and Corporate Governance Committee

The primary purpose of our Nominating and Corporate Governance Committee (the “Governance Committee”) is to:

•	recommend to the Board for approval the qualifications, qualities, skills and expertise required for board of director membership;

•

subject to the rights of Fifth Third Bank to elect directors, identify potential members of the Board consistent with the criteria approved by the Board and select and recommend to the Board the director nominees for election at the next annual meeting of stockholders or to otherwise fill vacancies;

•	evaluate and make recommendations regarding the structure, membership and operations of the committees of the Board;

•	oversee and make recommendations to the Board with regard to any changes to our corporate governance policies and principles;

•	oversee the application of our code of business conduct and ethics;

•	monitor developments in shareholder activism and recommend to the Board any actions to be taken by the Company in response to such developments; and

•	oversee the annual review of the Board’s performance.

Our Governance Committee is currently comprised of Messrs. Costello, Rake, Sim and Stiefler, with Mr. Costello serving as the chair. Our Board of Directors has affirmatively determined that Messrs. Costello, Rake, Sim and Stiefler meet the definition of an “independent director” under applicable NYSE rules.

A copy of the Governance Committee’s charter is available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

Risk Committee

The primary purpose of our Risk Committee is to assist the Board’s oversight of:

•	our Enterprise Risk Management program;

•	any significant risks or exposures, steps taken to minimize such risks and our underlying policies with respect to risk assessment and risk management;

•	our business continuity, disaster recovery and catastrophic risk policies and controls, and related back-up systems;

•	our cybersecurity and vendor management risk strategies, including related policies and controls;

•	material and emerging risks facing the Company;

•	risks associated with the Company’s operations and infrastructure;

•	government investigations, examinations or other regulatory matters that may be relevant to the Company;

•	the material legal and regulatory affairs of the Company and our compliance with applicable laws, rules and regulations; and

•	our FFIEC regulatory examinations and any related submissions or communications.

Our Risk Committee is currently comprised of Ms. Hook, Ms. Richardson and Messrs. Adrean and Lauer, with Mr. Adrean serving as the chair. Our Board of Directors has affirmatively determined that Ms. Hook, Ms. Richardson and Messrs. Adrean and Lauer meet the definition of an “independent director” under applicable NYSE rules.

A copy of the Risk Committee’s charter is available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past year been one of our officers or employees. None of our executive officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The code of business conduct and ethics is available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage. Any waiver of the code for directors or executive officers may be made only by our Board of Directors or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Amendments to the code must be approved by our Board of

Directors and will be promptly disclosed (other than technical, administrative or non-substantive changes). Any amendments to the code, or any waivers of its requirements, for which disclosure is required, will be disclosed on our website.

Director Nominations

The Board is currently responsible for selecting candidates to fill vacancies on the Board and for nominating individuals for election as directors by the stockholders, in each case, based on the recommendation of the Governance Committee. The Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Governance Committee, current directors or members of management, as described below. Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information by writing to the Governance Committee at Worldpay, Inc., Attn: Nominating and Corporate Governance Committee, 8500 Governors Hill Drive, Symmes Township, Ohio 45249. Stockholders who want to nominate directors for election at Worldpay’s next annual meeting of stockholders must follow the procedures described in the Company’s Bylaws, which are available on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage.

The Governance Committee is responsible for reviewing with the Board from time to time the appropriate experience, qualifications, attributes and skills required of Board members in the context of the Company’s needs and the existing make-up of the Board and developing and recommending to the Board criteria for identifying and evaluating candidates for the Board. These criteria may include, among other things, an individual’s business experience, qualifications, attributes and skills such as relevant industry knowledge; specific experience with technology, accounting, finance, leadership, operations, strategic planning, and international markets; independence; judgment; integrity; the ability to commit sufficient time and attention to the activities of the Board; and the absence of potential conflicts with the Company’s interests.

Although we do not have a formal policy regarding diversity, our Board views diversity as a priority and the Governance Committee, as part of its evaluation process and in addition to the other factors set forth above, considers whether candidates will assist in achieving a mix of Board members that represent a diversity of occupational and personal backgrounds and perspectives.

Occasionally the Governance Committee may engage outside search firms to assist it in identifying and contacting qualified director candidates.

The Class III directors nominated by the Board of Directors for election at the 2018 Annual Meeting were recommended by the Governance Committee.

Stockholder Outreach

Under the oversight of the Governance Committee, Worldpay’s management has implemented a practice of proactively engaging the Company’s institutional investors on an annual basis and upon the occurrence of significant corporate governance developments. Worldpay’s Investor Relations team frequently communicates with stockholders on a variety of matters.

Contacting the Board of Directors, the Executive Chairman and Other Independent Directors

Stockholders or interested parties wishing to initiate communications directly with Worldpay’s Board of Directors, any individual director, the Chairman of the Board, or the non-management or independent directors as a group may do so by writing to them care of Worldpay’s Chief Legal Officer and Corporate Secretary at 8500 Governors Hill Drive, Symmes Township, Ohio 45249. The Chief Legal Officer and Corporate Secretary will forward appropriate communications. Any concerns reported related to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Chair of the Audit Committee as appropriate. For more information on how to contact Worldpay’s Board, please visit the Corporate Governance section of our Investor Relations webpage at www.worldpay.com.

Board’s Role in Risk Oversight

Our Board of Directors recognizes the oversight of risk management as one of their primary responsibilities and central to maintaining an effective, risk aware and accountable organization. This includes the oversight of our Enterprise Risk Management (ERM) program, which is supported and enabled by designated executive officers responsible for formulating risk management policy, evaluating current and emerging enterprise risks, gauging the effectiveness of mitigation strategies, and assessing our overall risk culture. While the Board of Directors maintains ultimate responsibility for the oversight of risk, the Board has implemented a multi-layered approach which delegates certain responsibilities to the appropriate Board committees, including a Risk Committee that we established in July 2016, to ensure that these primary areas of focus are thoroughly discussed and that a pervasive understanding of such focus areas is obtained. These primary risk areas of focus, as defined by the Board, management and leaders within our ERM function, are strategic, operational, financial, compliance and reputational and consist of risks such as cybersecurity, succession, compensation, and business resiliency. Our Board of Directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required or requested.

Board/Committee	Primary Areas of Risk Oversight
Full Board

Strategic and execution risks and related exposures associated with our business strategy, financial performance, policy matters, acquisitions and divestitures, succession planning, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, plans, prospects or reputation, as well as risk and exposures associated with our operational infrastructure, particularly security and reliability.

Audit Committee

Financial and regulatory risks and related exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, credit and liquidity matters and fraud.

Governance Committee

Risks and exposures associated with director succession planning, corporate governance, overall Board and committee effectiveness and composition, compliance with our code of business conduct and ethics and shareholder activism.

Compensation Committee

Risks and exposures associated with organizational capability, leadership assessment, retention and succession, executive compensation programs and arrangements and certain broad-based compensation vehicles.

Risk Committee

Enterprise Risk Management function and program, risks and exposures associated with cybersecurity, business continuity, operations and infrastructure and our programs and policies relating to legal and regulatory compliance.

The oversight responsibility of the Board of Directors and its committees is enabled by management reporting processes that are designed to provide visibility to the Board of Directors regarding the identification, assessment, and management of risks and management’s strategic approach to risk mitigation. The Risk Committee’s responsibilities related to oversight of the ERM program and framework include a routine evaluation of the policy and processes used to identify, assess, monitor and report on risks across the organization, the setting and communication of the organization’s risk appetite, and the implementation and measurement of risk tolerances and limits.

Director Compensation

Our director compensation program consists of an annual cash retainer and an annual equity grant consisting of, at each director’s election, restricted stock units that vest on the earlier of (i) the first anniversary of the grant date and (ii) the following year’s annual meeting, or deferred stock units with the same vesting terms but settling upon termination of service as a director. Directors who are employees of ours do not receive director compensation. The objective of our director compensation program is to attract and retain highly qualified directors in a competitive marketplace and to compensate them for their commitment and service to our Company and stockholders. For 2017, our directors’ compensation consisted of the following components:

•	an annual cash retainer of $90,000;

•	an additional retainer of $30,000 for the Audit Committee chair, and $20,000 for the Compensation Committee chair, Governance Committee chair and Risk Committee chair; and

•

an annual equity grant of $145,000 of value-denominated, full-value restricted stock units or deferred stock units, which are settled in shares of common stock following the termination of the director’s service.

In lieu of the annual cash retainer of $90,000 and the annual grant of $145,000 of restricted stock units, Mr. Stiefler, the former Chairman of the Board, received an annual cash retainer of $145,000 and an annual equity grant of $210,000 in restricted stock units. Directors are also entitled to receive an incremental fee of $1,000 for each meeting attended beyond ten Board of Director meetings per year or twenty committee meetings per year, and reimbursement of travel expenses, to the extent applicable. Members of the Risk Committee received an additional $10,000 retainer. Each director has the option to elect to receive his or her cash retainer in equity grants of deferred stock units, which are settled in shares of common stock following termination of service as a director.

The cash retainer and any applicable fees for service as Chair of a committee are paid quarterly in arrears. The annual equity grant of restricted stock units or deferred stock units is granted at each year’s annual meeting of stockholders and vests on the earlier of the first anniversary of the grant date and the following year’s annual meeting. A director who joins the board in between annual meetings receives a pro-rated annual equity grant based on the number of months that have elapsed since the prior year’s annual meeting. Vested deferred stock units are settled in shares of common stock on a one-for-one basis following termination of service as a director.

2017 Director Compensation Table

The table below sets forth information regarding the compensation paid or awarded to our non-employee directors for 2017. As employee directors, Messrs. Drucker and Heimbouch did not earn compensation in connection with service on our Board. Mr. Drucker’s compensation as Executive Chairman and Co-Chief Executive Officer and Mr. Heimbouch’s compensation as Chief Operating Officer are disclosed in the Summary Compensation Table of this proxy statement.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Jeffrey Stiefler	144,866	(1)	209,966	—	354,832
Lee Adrean	150,000		144,977	—	294,977
Lars Anderson(4)	—		—	—	—
Kevin Costello	110,000		144,977	—	254,977
Lisa Hook	100,000		144,977	—	244,977
David Karnstedt(5)	90,000		144,977	—	234,977
Gary Lauer	120,000		144,977	—	264,977
Boon Sim	89,840	(1)	144,977	—	234,817
Mark Sunday(6)	100,000		144,977	—	244,977

(1)

Represents the dollar amount of deferred stock units received in lieu of the cash retainer. These units are granted on the date the cash retainer would have been paid, are fully vested at grant, and settled in shares of Class A common stock on a one-for-one basis following termination of service as a director. The actual fair market value and full fair value at grant for Messrs. Stiefler and Sim are $144,866 and $89,840, respectively.

(2)

Represents the grant date fair value of the annual equity grant of restricted and deferred stock units made on May 2, 2017 computed in accordance with FASB ASC Topic 718. Restricted stock units vest on the earlier of one year from the grant date and the next annual meeting of shareholders and are settled in shares of Class A common stock on a one-for-one basis either (i) upon vesting or (ii) following termination of service as a director, at each director’s election.

(3)

As of December 31, 2017, Mr. Stiefler held 3,360 unvested deferred stock units and the other non-employee directors collectively held 11,600 unvested deferred stock units and 4,640 unvested restricted stock units.

(4)	Mr. Anderson waived his director compensation for 2017. Mr. Anderson resigned from our Board on August 9, 2017.

(5)	Mr. Karnstedt resigned from our Board on January 16, 2018.

(6)	Mr. Sunday resigned from our Board on January 16, 2018.

Director Stock Ownership Guidelines

The Board of Directors has adopted stock ownership and retention guidelines for directors of the Company. The guidelines encourage each non-employee director to acquire and hold a number of shares of Worldpay common stock equal in value to at least five times the amount of his or her annual cash retainer, exclusive of committee chair retainer fees. Until the applicable ownership guideline is achieved, directors (other than directors who have never elected to receive equity compensation for their service) are required to retain 100% of all equity awarded under the Company’s director compensation program.

For these purposes, ownership includes shares owned outright by the non-employee director and shares underlying vested restricted stock units, including shares underlying vested deferred stock unit awards for which settlement has been deferred until termination of service as a director. There is no minimum time period required for directors to achieve the guidelines. Each director is in compliance with the guidelines.

EXECUTIVE OFFICERS

The executive officers of the Company and their ages and titles are set forth below. Business experience for at least the past five years and other information is provided in accordance with SEC rules.

Charles Drucker (54) is our Executive Chairman and Co-Chief Executive Officer, a position he has held since January 16, 2018. Prior to this, he had been the Chief Executive Officer of Vantiv, Inc. (the Company’s predecessor), a position he had held since June 2009, and the President of Vantiv, Inc., a position he had held since June 2004. Mr. Drucker has been a director of Vantiv, Inc., and now the Company, since November 2011 and was a director of Vantiv Holding, LLC from June 2009 to March 2012. He was Executive Vice President of Fifth Third Bancorp from June 2005 to June 2009. Since October 2016, Mr. Drucker has served on the board of directors of Donnelley Financial Solutions, Inc.

Philip Jansen (51) was appointed Co-Chief Executive Officer of Worldpay, Inc. on January 16, 2018. Prior to this appointment he was chief executive officer of Worldpay Group plc from April 2013, having previously been chief executive officer of Brakes Group between 2011 and 2013. Prior to that Philip held a variety of senior roles in Sodexo Holdings Limited, most recently as group chief operating officer and chief executive officer, Europe, South Africa and India. Earlier in his career, Philip was chief operating officer of MyTravel plc and managing director of Telewest Communications PLC. He started his career with Procter & Gamble. While Philip has gained significant international and chief executive officer experience in the international business sector, he has also developed key strengths in business transformation, change management and strategy development.

Stephanie Ferris (44) is our Chief Financial Officer, a position she has held since January 16, 2018. Prior to this, she had been the Chief Financial Officer of Vantiv, Inc., a position she had held since April 2016. Prior to her appointment as Vantiv, Inc.’s Chief Financial Officer, Ms. Ferris had been serving as its Deputy Chief Financial Officer since September 2015. Prior to that role, she served as its General Manager, Merchant Bank and Head of Relationship Management, Financial Institution Services from May 2013 to September 2015 and as Head of Financial Planning and Analysis from January 2010 to May 2013. From 1995 to 2001, Ms. Ferris worked in public accounting at PricewaterhouseCoopers.

Mark Heimbouch (53) is our Chief Operating Officer, a position he has held since January 16, 2018. Prior to this, he had been the Senior Executive Vice President and Chief Operating Officer of Vantiv, Inc. since April 2016. From February 2015 to April 2016, he was Vantiv, Inc.’s Senior Executive Vice President and Chief Operating & Financial Officer. Prior to this position, Mr. Heimbouch was Vantiv Inc.’s Chief Financial Officer beginning in December 2009. Mr. Heimbouch has also served as a director of Vantiv, Inc., and now the Company, since January 28, 2014. Prior to joining us, Mr. Heimbouch was Chief Financial Officer of Trow Global Holdings Inc., now known as exp Global Inc., an engineering services firm, since November 2008. Prior to that position, Mr. Heimbouch was Senior Executive Vice President and Chief Operating Officer of Jackson Hewitt Tax Service Inc., an income tax preparation company, from October 2007 to November 2008 where he was responsible for overseeing and managing information technology, customer support and operations for the company. Mr. Heimbouch served as the Executive Vice President, Chief Financial Officer and Treasurer at Jackson Hewitt from June 2005 to October 2007.

Royal Cole (56) is our Executive Vice President, Head of the North American Region, a position he has held since January 16, 2018. Prior to this, he was Group President, Merchant and Financial Institution Services of Vantiv, Inc, a position he had held since June 2015. Prior to holding that position, he was Vantiv, Inc.’s President, Financial Institutions Services beginning in March 2010. Prior to joining Vantiv, Inc., Mr. Cole was the Executive Vice President and General Manager, Global Payment Services, at The Western Union Company, a financial services company, from December 2005 to July 2009, where he oversaw day-to-day operations and was responsible for strategic development of the Global Payment Services Group.

Nelson (Ned) Greene (54) is our Chief Legal Officer and Corporate Secretary, a position he has held since January 16, 2018. Prior to this, he was the Chief Legal and Corporate Services Officer and Secretary

of Vantiv, Inc., a position he had held since July 2010, and he was Interim Chief Human Resource Officer of Vantiv, Inc. from August 2014 to January 2015. Prior to joining Vantiv, Inc., Mr. Greene was the Vice President, Deputy General Counsel and Assistant Secretary from April 2010 to July 2010, the Vice President, Interim General Counsel and Secretary from July 2009 to April 2010 and the Vice President, Deputy General Counsel and Assistant Secretary from 2007 to July 2009 of NCR Corporation, a global technology and services company, where he managed the company’s corporate governance activities and the worldwide legal department.

Shane Happach (39) was appointed Executive Vice President, Head of Global Enterprise eCommerce, of Worldpay, Inc. on January 16, 2018. In this role, Mr. Happach leads the Global Enterprise eCommerce business and is responsible for Paymetric, the Company’s B2B payments business. Prior to this position, he was Managing Director of the eCommerce division at Worldpay Group plc from 2016, having joined the company in December 2010. Mr. Happach has over 15 years’ experience in financial services and has significant experience in treasury, M&A and foreign exchange. He has held various management roles across international markets and developed key strengths in strategy, financial planning, and new market entry. Mr. Happach is a Board member of Pazien, Inc., a data and analytics company.

Rohinton (Ron) Kalifa (57) was appointed as Executive Director of Worldpay, Inc. on January 16, 2018. He was previously vice chairman and executive director of Worldpay Group plc from 2013 after having previously been chief executive officer of the organization for over 10 years. Prior to this, Mr. Kalifa held various executive roles within the financial services sector. Mr. Kalifa has significant executive and leadership experience with key strengths in mergers and acquisitions and strategy development. He is globally recognized as an influencer in the fintech sector and has strong relationships with payment schemes, industry associations and customers. He was awarded an OBE in the Queen’s New Year 2018 Honours List for his services to financial services and technology. Mr. Kalifa sits on the boards of Transport for London and QIWI plc.

Kimberly Martin (43) is our Chief Human Resources Officer, a position she has held since January 16, 2018. Prior to this, she was the Chief Human Resources Officer of Vantiv, Inc., a position she had held since January 2015. Prior to joining Vantiv, Inc., Ms. Martin was Vice President, Americas Human Resources and Corporate Functions, at Zimmer Holdings, Inc., an orthopedic, dental and related surgical product manufacturer, beginning in 2010. From 2009-2010, she was Executive Human Resources Leader, Monitoring Solutions & Diagnostic Cardiology, at General Electric Healthcare, a subsidiary of General Electric Company. Prior to this position, Ms. Martin held positions of increasing responsibility in Human Resources at the General Electric Company from 1999-2009.

Kevin McCarten (60) was appointed Chief Strategy Officer of Worldpay, Inc. on January 16, 2018. In this role, Mr. McCarten leads the Company’s strategy development, oversees the centralized marketing function, and manages the company’s strategic relationships with the card brands. He was appointed Chief Strategy Officer at Worldpay Group plc in September 2016, having joined the company from Oliver Wyman where he was responsible for the Global Business and Consumer Services practice and was a member of the Oliver Wyman Leadership Council. In addition to 16 years in consulting and advising at board level across a wide range of industry sectors, Mr. McCarten spent 15 years in consumer products industries, including Ford Motor Co. and Procter and Gamble, and 7 years at board level in retail, including 5 years as a main board member at J Sainsbury PLC. Mr. McCarten holds degrees from Cambridge University and IMD in Lausanne.

Steve Newton (43) was appointed Executive Vice President, Head of the U.K. & European Region, of Worldpay, Inc. on January 16, 2018. In this role, Mr. Newton leads the Company’s United Kingdom and European business and focuses on further growth and expansion into Europe. He joined Worldpay Group PLC in 2008 and was most recently appointed Interim Chief Operating Officer in September 2017 with responsibility for operations, revenue management, risk, compliance and strategic supplier management. Mr. Newton has nearly 20 years of experience in payments and financial services. He has spent the past seven years in Worldpay Group plc’s Global eCommerce division where he was responsible for the global

Relationship Management teams across the United States, Europe and Asia. Prior to joining Worldpay Group plc, Mr. Newton worked at General Electric in commercial leadership and general management roles in their insurance and consumer finance divisions.

Matthew Taylor (42) is our Executive Vice President, Global Integrated Payments and SMB eCommerce, a position he has held since January 16, 2018. Prior to this, he was Group President, Integrated Payments and Emerging Channels of Vantiv, Inc., a position he had held since May 2015. Prior to that position, he was Vantiv Inc.’s President, Integrated Payments since Vantiv’s acquisition of Mercury Payment Systems, LLC in June 2014. Prior to the acquisition, he was Chief Executive Officer of Mercury from May 2009 to June 2014. Prior to becoming Chief Executive Officer, Mr. Taylor served in various positions at Mercury from October 2003 to May 2009, including Chief Operating Officer, Senior Vice President of Sales and Marketing and Vice President of Sales. Mr. Taylor is a member of the Colorado Innovation Network (COIN) board of directors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table shows information regarding the beneficial ownership of our Class A common stock as of the Record Date by:

•	each person or group who is known by us to own beneficially more than 5% of our common stock;

•	each director and nominee for director and each of our named executive officers; and

•	all directors and executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Class A common stock shown as beneficially owned by them. Applicable percentage of beneficial ownership is based on 297,415,253 of Class A common stock outstanding on the Record Date. Shares of Class A common stock subject to options or warrants currently exercisable or exercisable within 60 days of the date of this proxy statement, and restricted stock units which will vest within 60 days of the date of this proxy statement, are deemed to be outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each holder listed below is c/o Worldpay, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

	Class A Common Stock
Name of Beneficial Owner	Shares Beneficially Owned	Percent
5% Stockholders:
BlackRock, Inc.(1)	9,023,249	5.6%
Capital Research Global Investors(2)	15,844,393	9.7%
JPMorgan Chase & Co.(3)	10,629,475	6.5%
The Vanguard Group(4)	13,744,007	8.4%
T. Rowe Price Associates, Inc.(5)	24,750,576	8.2%
Named Executive Officers:
Charles Drucker(6)(7)	1,165,738	*
Stephanie Ferris(7)	97,478	*
Mark Heimbouch(7)	397,095	*
Royal Cole(7)	112,506	*

	Class A Common Stock
Name of Beneficial Owner	Shares Beneficially Owned	Percent
Matthew Taylor(7)	143,670	*
Directors and Director Nominees:
Lee Adrean(8)	28,313	*
Kevin Costello(9)	11,211	*
Lisa Hook(10)	9,232	*
Philip Jansen(11)	507,476	*
Rohinton Kalifa(11)	384,282	*
Gary Lauer(12)	24,702	*
Michael Rake	6,216	*
Karen Richardson	617	*
Boon Sim(13)	7,412	*
Jeffrey Stiefler(14)	56,133	*
Directors and Executive Officers as a group (20 persons)	3,120,634	1.05%

*	Less than 1%

(1)

According to a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 23, 2018, reporting beneficial ownership of the Company’s stock as of December 31, 2017, BlackRock has sole voting power with respect to 7,898,478 shares and sole power to dispose of or direct the disposition of 9,023,249 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(2)

According to a Schedule 13G/A filed by Capital Research Global Investors (“Capital Research”), a division of Capital Research and Management Company (“CRMC”), on February 7, 2018, reporting beneficial ownership of the Company’s stock as of December 29, 2017. Capital Research has sole voting power and sole power of dispose of or direct the disposition with respect to 15,844,393 shares. Capital Research is deemed to be the beneficial owner of these shares as a result of CRMC acting as investment adviser to various investment companies. The address of Capital Research is 333 South Hope Street, Los Angeles, California 90071.

(3)

According to a Schedule 13G/A filed by JPMorgan Chase & Co. (“JPMorgan”) on January 26, 2018, reporting beneficial ownership of the Company’s stock as of December 29, 2017, JPMorgan has sole voting power with respect to 9,832,605 shares, shared voting power with respect to 13,249 shares, sole power to dispose or to direct the disposition of 10,560,174 shares, and shared power to dispose or to direct the disposition of 69,287 shares. These securities are owned by various individual and institutional investors for which JPMorgan serves as an investment adviser with power to direct investments and/or sole power to vote the securities. The address of JPMorgan is 270 Park Avenue, New York, New York 10017.

(4)

According to a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 7, 20187, reporting beneficial ownership of the Company’s stock as of December 31, 2017, Vanguard, in its capacity as an investment adviser, may be deemed to beneficially own 13,744,007 shares of the Company which are held of record by clients of Vanguard. Vanguard has sole voting power of 131,889 shares, shared voting power of 36,480 shares, shared power to dispose of or direct the disposition of 160,006 shares and sole power to dispose of or direct the disposition of 13,584,001 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(5)

According to a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on February 12, 2017, reporting beneficial ownership of the Company’s stock as of January 31, 2018. T. Rowe Price has sole voting power with respect to 8,836,002 shares and sole power to dispose of or direct the disposition of 24,750,576 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price serves as an investment adviser with power to direct investments and/or sole power to vote the securities. The Address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)	Includes 70,000 shares held by an LLC and over which Mr. Drucker and his wife have shared voting power.

(7)

Includes the following number of options that are currently exercisable or will become exercisable within 60 days of the Record Date: Mr. Drucker—640,780; Ms. Ferris—51,299; Mr. Heimbouch—203,086; Mr. Cole—2,000; and Mr. Taylor—55,140. Also includes the following number of unvested restricted shares which have either time or performance based restrictions and over which the named executive officer has sole voting power: Mr. Drucker—182,145; Ms. Ferris—17,037; Mr. Heimbouch—115,013; Mr. Cole—53,829; and Mr. Taylor—74,435.

(8)

Represents restricted stock units, of which 25,993 are vested and 2,320 will vest on May 2, 2018 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(9)

Represents restricted stock units, of which 8,891 are vested and 2,320 will vest on May 2, 2018 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(10)

Represents restricted stock units, of which 6,912 are vested and will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director, and 2,320 which will vest on May 2, 2018 and which will be settled in shares of Class A common stock on a one-for-one basis.

(11)	Includes 578 shares held by each of Mr. Jansen and Mr. Kalifa in Legacy Worldpay’s Save-As-You-Earn Option Scheme.

(12)

Represents restricted stock units, of which 22,382 are vested and 2,320 will vest on May 2, 2018 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(13)

Represents restricted stock units, of which 5,092 are vested and 2,320 will vest on May 2, 2018 and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

(14)

Represents restricted stock units, of which 52,773 are vested and 3,360 will vest on May 2, 2018, and which will be settled in shares of Class A common stock on a one-for-one basis following the termination of service as a director.

COMPENSATION DISCUSSION AND ANALYSIS

This section explains the objectives and design of our executive compensation program, the compensation decisions we made under this program with respect to 2017 compensation, and the factors we considered in making those decisions. This section focuses on the compensation of our “named executive officers” for 2017, who are listed below:

Name	Title*
Charles Drucker	Executive Chairman and Co-Chief Executive Officer (CEO)
Stephanie Ferris	Chief Financial Officer (CFO)
Mark Heimbouch	Chief Operating Officer (COO)
Royal Cole	Executive Vice President, Head of the North American Region
Matthew Taylor	Executive Vice President, Global Integrated Payments and SMB eCommerce

*	Titles effective as of January 16, 2018.

Executive Summary

In 2017, the Company delivered another year of solid financial results, continued growth, and an above market shareholder return.

Highlights of 2017 Financial Performance and Strategic Accomplishments

•	increased net revenue by 11% to $2.1 billion

•	increased pro forma adjusted net income by 19% to $641.1 million*

•	deployed nearly $1.893 billion in capital through a combination of strategic acquisitions, including our acquisition of Paymetric, and the Fifth Third share repurchase

•	made significant progress toward the acquisition of Worldpay Group plc, which was consummated in January 2018

•	continued to gain market share, win new business, and invest in strategic initiatives for future growth

•	maintained our focus on driving growth by leveraging our core strengths and leading capabilities within our traditional businesses, while expanding our high-growth channels and verticals

Highlights of 2017 Compensation Decisions

•

Base Salary and Annual Incentive Target. For 2017, our CEO’s base salary was increased from $850,000 to $875,000, while his target incentive opportunity under our VC Plan remained 150% of base salary. Base salaries for the other named executive officers other than the COO were increased in an effort to maintain market competitiveness.

•

Annual Incentive Payouts. For 2017, each of our named executive officers was provided with an opportunity to earn a cash incentive award under our annual cash incentive plan, which we refer to as the variable compensation plan, or VC Plan. Payouts are based upon the Company’s achievement of pre-established financial and strategic targets and individual accomplishments. For 2017, we achieved a challenging revenue target and exceeded a challenging earnings target by 3.3%. After taking into consideration the performance of each of the named executive officers against individual goals and objectives, the Compensation Committee (for purposes of this Compensation

*

See page 38 of our Annual Report on Form 10-K for further discussion and a reconciliation of this non-GAAP financial measure, which is one of the performance measures used in our annual incentive plan, to GAAP net income.

Discussion and Analysis, the “Committee”) determined that the earned awards relative to the predetermined goals under the VC Plan would be 127% to 160% of target, with the Committee exercising its discretion to award above-plan payouts to certain executive officers. The named executive officer payouts are specifically described in the “Annual Incentive Compensation” section below.

•

Long-Term Incentive Compensation. For 2017, each of our named executive officers received an annual long-term equity incentive award, with individual award values in the amounts listed on page 32 of this proxy statement. For 2017, the Committee decided to increase our CEO’s long-term equity incentive award from $6,000,000 to $8,000,000. The Committee also decided to increase the long-term equity incentive awards of the other named executive officers, with such increases ranging from $100,000 to $750,000. These increases are attributable to an effort to align long-term equity incentive compensation with that of our peer companies’ executive officers based on available market data, consideration of internal pay equity at the executive level and, with respect to the CEO, continued strong company performance under his leadership. As in 2016, the value of the awards to our CEO and COO was composed of 50% performance shares and 50% stock options. The value of the award to our other named executive officers was composed of 40% performance shares, 40% stock options, and 20% restricted stock. The stock options and shares of restricted stock vest in one-third increments on each of the first three anniversaries from the date of grant. Vesting of the performance shares depends on the Company’s performance against pre-determined financial goals over a three-year performance period ending December 31, 2019.

Executive Compensation Practices

What We Do	What We Do Not Do
Aligns pay with performance while mitigating undue risk	Does not permit hedging or pledging of Company securities, or engaging in short sales of Company securities

Maintains a clawback policy applicable to incentive based compensation of our executive officers	Does not provide tax gross-ups for executive officers, except in connection with relocation consistent with our standard relocation program applicable to all employees

Maintains double trigger change in control provisions for all equity awards granted by the Company	Does not pay dividends or dividend equivalents on unvested shares

Maintains robust stock ownership and retention guidelines for all of our executive officers	Does not permit stock option repricing without stockholder approval

Utilizes an independent compensation consultant to the Compensation Committee who does not provide any additional services to the Company	Does not provide pension benefits or supplemental retirement plans to our executive officers

Conducts annual advisory votes on the compensation of our named executive officers

Requires mandatory minimum vesting of at least one year for equity incentive awards

Compensation Philosophy and Objectives

Our executive compensation program is designed to provide a competitive compensation opportunity that rewards individual and Company performance, reflects job complexity and responsibility, and ensures long-term motivation and retention. We seek to accomplish these goals in a way that is aligned with the long-term interests of our stockholders. To achieve these objectives, our executive compensation program follows these principles:

•

offer a total compensation opportunity that is competitive in our industry and sufficient to attract, retain, and motivate executives who can drive our performance and lead us to achieve our short-term and long-term financial and strategic objectives

•	pay for performance by linking a majority of pay to Company performance and changes in stockholder value, while mitigating undue risk

•

align the interests of our executives to the interests of our stockholders by using long-term equity-based incentives and maintaining stock ownership and retention guidelines that encourage a culture of ownership and reward executive officers for sustained and superior Company performance and stockholder return

Principal Components of 2017 Compensation

The primary elements of our executive compensation program, which we refer to collectively as total direct compensation, consist of base salary, annual incentive compensation and long-term incentive compensation. More detail on each of these elements is provided in the table below. The Committee uses a combination of peer group proxy data and survey data to develop a market composite from which to benchmark our named executive officers’ compensation. We consider a range of market data points (25th percentile to 75th percentile) but generally reference the median of this market data when establishing base salaries, annual incentive targets and long-term incentive awards. However, we may position a named executive officer’s target total direct compensation (i.e. the sum of base salary, annual incentive target opportunity and long-term incentive opportunity) above or below market median based on various factors, including individual performance, experience and responsibilities.

In 2017, we positioned target total direct compensation of our named executive officers, in the aggregate, near the market median. For additional information about our peer group and use of survey information or market data, see “Setting Executive Compensation.”

Element	Form	Objectives and Basis
Base Salary	Cash	• Represents the fixed portion of the total compensation package

• Designed to attract and retain superior talent

• Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and external competitiveness

• Primary point of comparison is a range around the median of market competitive levels for similar positions and is reviewed annually

Annual Incentive	Cash	• Designed to attract and retain superior talent and motivate and reward achievement of pre-determined Company financial and strategic objectives measured over an annual performance period

• Target incentive opportunity is set as a percentage of base salary and is reviewed annually

• No payouts if threshold performance goals not achieved

• Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and external competitiveness

• Primary point of comparison is a range around the median of market competitive levels for similar positions and is reviewed annually

Long-Term Incentive	Equity

•  Consists of a mix of performance shares, performance share units (PSUs), stock options, restricted stock, and restricted stock units (RSUs), which we believe provides an appropriate balance between inducement, motivation, retention, and the creation of stockholder value

• Designed to align the long-term results achieved for our stockholders with the financial rewards provided to our executives

• Considerations are Company and individual performance, position responsibilities, experience, internal comparable compensation levels, retention, and external competitiveness

• Primary point of comparison is a range around the median of market competitive levels for similar positions and is reviewed annually

• Stock options, restricted stock and RSUs vest annually over three or four years

• Vesting of performance shares and PSUs is based on cumulative growth in specified financial metrics over a three year performance period

Compensation Mix in 2017

Superior performance by our executive officers and management team is essential to achieving our growth objectives for the business and increasing stockholder value. As such, a significant portion of our executives’ compensation is variable and dependent upon the Company’s financial performance and/or stock price appreciation. We have no pre-established policy or target for the allocation of total direct compensation between cash and non-cash compensation or short-term and long-term compensation. For 2017, we delivered the majority of each named executive officer’s compensation in the form of variable pay, contingent upon meeting or exceeding pre-determined performance goals. The charts below highlight the total direct compensation mix for 2017 for our CEO and, on average, for our other named executive officers.

Total Direct Compensation—The components of total direct compensation are base salary as of April 1, 2017 plus target annual incentive award for 2017 and the long-term incentive awards granted in 2017.

Fixed vs. Variable—Our named executive officers’ fixed compensation was comprised solely of base salary, with variable compensation comprised of annual incentive compensation and long-term incentive awards.

Short-Term vs. Long-Term—Our named executive officers’ short-term compensation was comprised of base salary and annual incentive compensation; compensation realized under long-term equity awards is dependent on achievement of corporate financial goals and/or stock price appreciation through the long-term incentive plan.

Variable, Performance-Based Pay—Our named executive officers’ performance-based cash was comprised of annual incentive compensation and performance-based equity is comprised of performance shares and stock options.

The variance between our CEO’s compensation (and compensation mix) and the compensation and compensation mix of our other named executive officers reflects the differences in responsibilities and overall accountability to stockholders. Our CEO’s long-term incentive compensation is all performance-based and the variable, performance-based compensation is higher than the average of the other named executive officers because the CEO bears a higher level of responsibility for the Company’s performance, as he is directly responsible for developing the strategy of the Company and selecting, retaining, and managing the executive team.

2017 Compensation Determinations—What We Paid and Why

Base Salary

We determine base salaries based on the executive’s role, experience, and individual performance, as well as by reference to the base salaries of our other executive officers and market data. Merit increases are based on individual performance as well as the Company’s performance and outlook for the upcoming year. Annual increases are not automatic or guaranteed; any adjustments take into account the factors mentioned above as well as the other components of compensation that together with base salary make up the executive’s target total direct compensation.

For 2017, base salary increases for our named executive officers were as follows:

Name	2016 Base Salary (effective April 2016)	2017 Base Salary (effective April 2017)	% Change
Charles Drucker	$850,000	$875,000	2.9%
Stephanie Ferris	$330,000	$440,000	33.3%
Mark Heimbouch	$625,000	$650,000	4.0%
Royal Cole	$425,000	$440,000	3.5%
Matthew Taylor	$425,000	$440,000	3.5%

These base salary increases reflected the desire to ensure externally competitive compensation packages for our NEOs, and, in the case of our CFO, also reflected the additional experience gained in the role, which she assumed in 2016.

Annual Incentive Compensation

Our variable compensation plan, or VC Plan, is an annual cash incentive plan designed to align our executives’ efforts with our annual financial and strategic objectives and to reward them based on our performance relative to those objectives. The plan provides our named executive officers the opportunity to earn performance-based compensation subject to the achievement of pre-established annual financial and strategic objectives that are tied to our annual business plan, with the Committee having discretion to modify the award based upon individual performance.

The table below details the performance measures and applicable weightings for each measure, which were selected by the Committee for 2017. The Committee selected the mix of performance measures to emphasize profitable top line growth, to place a greater emphasis on bottom line profitability, and to recognize the importance of the Company’s strategic initiatives to growth and stockholder value creation.

Performance Measure	Description	Weighting
Net Revenue	Represents total revenue less network fees and other costs.	30%

Pro Forma Adjusted Net Income	Derived from GAAP income before applicable income taxes and adjusted for certain items more fully described in our audited financial statements. See footnote on page 25 of this proxy statement.	60%

Strategic Initiatives	Consists of quantitative and/or qualitative objectives, which for 2017 included differentiating by demonstrating leadership in Risk & Regulatory compliance, establishment of a strategic partnership that creates an alternative network, and establishment or significant enhancement of a new vertical or product line.	10%

For 2017, the financial and strategic thresholds, targets and maximums set forth below were established by the Committee based on our 2017 business plan, which was reviewed and approved by the Board. The Company’s 2017 achievement against those measures, and the resulting weighted achievement percentage for those measures (which for each measure can range from 0% if the threshold goal is not achieved, to 160% if the maximum goal is achieved) are also set forth below:

Measure	Threshold	Target	Maximum	2017 Results	Weighted Achievement Percentage
Net Revenue	$2.056B	$2.120B	$2.183B	$2.123B	31%
Pro Forma Adjusted Net Income	$600M	$632M	$676M	$653M	77%
Strategic Initiatives	“Below”	“Meet”	“Exceed”	“Exceed”	16%
Total	50%	100%	160%	—	124%

For 2017, actual payouts to the named executive officers were determined by the Compensation Committee based on the overall corporate achievement as described above, and a qualitative assessment of (i) individual contributions toward such corporate achievement and (ii) individual accomplishments relative to developing and managing talent throughout the organization and executing on the Company’s tactical objectives, both of which the Committee may use as the basis for modifying individual payouts up or down:

The table below shows the target-level opportunities and actual payouts under the 2017 VC Plan for the named executive officers:

Name	2017 Target (as a % of Base Salary)	2017 Target	2017 Actual Payout	2017 Payout (as a % of Target)
Charles Drucker	150%	$1,312,500	$2,100,000	160%
Stephanie Ferris	75%	$330,000	$475,000	144%
Mark Heimbouch	100%	$650,000	$900,000	138%
Royal Cole	75%	$330,000	$420,000	127%
Matthew Taylor	75%	$330,000	$420,000	127%

Individual adjustments above the corporate achievement level for the named executive officers reflect individual accomplishments and business unit performance relative to the Committee established goals highlighted above. The payouts to the named executive officers reflect the Committee’s assessment of their respective, individual contributions to the Company’s overall strong performance in 2017.

Long-Term Incentive Compensation

We believe that a significant portion of each named executive officer’s compensation should depend on the amount of long-term value we create for our stockholders. Our long-term incentive, or LTI, compensation is equity-based and designed to support multiple objectives, including (i) aligning management’s interests with those of our stockholders, (ii) tying compensation to the attainment of multi-year financial goals, thereby mitigating incentives for management to pursue short term objectives at the expense of long term priorities, (iii) ensuring that realized compensation is linked to and reflects changes in stockholder value, and (iv) attracting, motivating, rewarding, and retaining highly skilled executives.

During 2017, our long-term equity compensation for named executive officers consisted of performance shares, stock options, and restricted stock. The table below shows the equity award values for the named executive officers.

The Compensation Committee selected the mix of equity-based compensation shown below so that our CEO and COO would receive 100% of their LTI award in performance-based equity vehicles (50% performance shares and 50% stock options). Our other named executive officers received 80% of their LTI compensation in performance-based equity (40% performance shares and 40% stock options), and 20% in time-based equity (restricted stock), which aid in the retention of the executives but are also aligned with changes in stockholder value. In making its determinations for 2017, the Committee sought to achieve a balance between rewarding, motivating, and retaining our executives, and weighted the mix of equity-based compensation so that a greater portion of LTI compensation is performance-based and not guaranteed.

Name	Total Award Grant Date Value	Performance Shares	Options	Restricted Stock/RSUs
Charles Drucker	$8,000,000	$4,000,000	$4,000,000	—
Stephanie Ferris	$1,500,000	$600,000	$600,000	$300,000
Mark Heimbouch	$2,500,000	$1,250,000	$1,250,000	—
Royal Cole	$1,100,000	$440,000	$440,000	$220,000
Matthew Taylor	$1,250,000	$500,000	$500,000	$250,000

The Committee determined the 2017 LTI award values based on competitive market data, individual performance in 2016, and the value of the other components that make up an executive’s target total direct compensation.

Vesting Provisions and Performance Conditions.

Stock Options and Restricted Stock/Units.    Stock options and restricted stock granted to our named executive officers in 2017 vested in one-third annual increments beginning on the first anniversary of the date of grant.

Performance Shares/Units.    Performance shares granted to our named executive officers in 2017 vest on the third anniversary of the date of grant if, and only to the extent that, certain performance targets are met at the end of the three-year performance period. The actual number of performance shares earned will be 50% for performance at the threshold level, 100% for performance at the target level, and 200% for performance at or above the maximum level established. If the threshold performance is not achieved, all of the performance shares will be forfeited. For 2017, the Committee approved the following performance goals and metrics: (i) the Company’s cumulative compound annual growth rate in net revenue over the three-year period beginning January 1, 2017 and ending December 31, 2019, weighted 30%; and (ii) the Company’s cumulative compound annual growth rate in pro forma adjusted net income per share over the same three-year period, weighted 70%. The Committee selected net revenue and pro forma adjusted net income per share as the performance metrics for the 2017 performance shares because it believes these metrics are critical drivers of sustained value creation over the long term. The goals established for each of the performance metrics were established at levels which the Committee considers to be challenging to achieve but attainable through strong financial performance, which the Committee expects to be driven by strong, focused leadership at the executive level. We calculate net revenue and pro forma adjusted net income in the same manner that we calculate such measures under the annual incentive plan. Earned performance shares will be settled on a one-for-one basis in shares of the Company’s Class A common stock.

Severance and Change in Control Arrangements

We have an executive severance plan, which we believe is reasonably necessary to hire and retain the executive talent in our market. The terms and estimated amount of benefits provided under this severance plan, as amended, are described below under “Employment Agreements and Severance Benefits—Executive Severance Plan” and “Potential Payments upon Termination or Change in Control.” In addition, grants of equity under our 2012 Equity Incentive Plan contain provisions for accelerated vesting of equity in certain change in control situations, as further described under “Employment Agreements and Severance Benefits” and “Potential Payments upon Termination or Change in Control.” We believe these provisions are reasonable because the possibility of a change in control could cause uncertainty among executive officers and concern over potential loss of equity awards (which has been a significant component of their compensation) and therefore could result in their departure or distraction to the detriment of our Company and our stockholders.

Retirement and Other Benefits

Our executive officers are eligible to participate in our employee benefit plans provided to other employees. These benefits include a 401(k) plan with a company matching contribution, group health insurance, and short and long-term disability insurance.

In addition to the benefits offered to all employees, during 2017 we provided our CEO and COO personal use of our corporate aircraft in an amount not to exceed $200,000 and $50,000, respectively. In the case of our CEO, this personal use was primarily for purposes of commuting from his out-of-state residence to our corporate headquarters. The Committee believes that limited personal use provides time efficiency and security benefits to both our CEO and COO that are beneficial to the Company. The Company also paid travel expenses for the spouses of two NEO to attend the Company’s annual Circle of Excellence award event for designated employees. In all cases, the named executive officers are responsible for payment of any tax liabilities associated with the additional benefits discussed above. See the “All Other Compensation” column of the 2017 Summary Compensation Table.

Setting Our Executives’ Compensation

Role of Compensation Committee

The role of the Compensation Committee is to oversee our executive compensation philosophy and structure. Moreover, it is also to review and approve compensation levels for the senior executives of the Company. In doing so, the Committee will from time to time review external market information. The Committee relies on an independent compensation consultant and peer group data to provide competitive market information on executive compensation design and practices as well as competitive rates of compensation.

Role of Compensation Consultant

The Compensation Committee considers advice and recommendations received from its independent compensation consultant in establishing our executive compensation programs and making executive compensation decisions. Meridian Compensation Partners, LLC (“Meridian”) served as the Committee’s compensation consultant during all of 2017. During 2017, Meridian’s work with the Committee included data aggregation analysis, advice, guidance, and recommendations on the following topics: compensation levels versus peers; market trends and incentive plan designs; an assessment of the risk and reward structure of our executive compensation plans; survey data; and policies and practices, including the policies and views of third-party proxy advisory firms. Meridian provides advice based in part on prevailing and emerging market practices, as well as our specific business context. As discussed below, Meridian is retained by and reports directly to the Committee, and has no business or economic relationships with the Company other than its role advising the Committee.

Independence of the Compensation Consultant

In 2017, the Committee considered the independence of Meridian in light of SEC rules and NYSE listing standards. The Committee requested and received a letter from Meridian addressing their independence, including the following factors: (i) other services provided to the Company by Meridian; (ii) fees paid by the Company as a percentage of Meridian’s total revenue; (iii) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants from Meridian involved in the engagement and a member of the Committee; (v) any Company stock owned by the individual consultants of Meridian involved in the engagement; and (vi) any business or personal relationships between our executive officers and Meridian or the individual consultants involved in their respective engagements. The Committee concluded that Meridian’s work for the Committee is independent and does not raise a conflict of interest.

Role of Company Management

The Committee considers recommendations from our Executive Chairman and Co-CEO and our Chief Human Resources Officer (CHRO) when designing our executive compensation programs, establishing our peer group, and making executive compensation decisions for executives other than our Executive Chairman and Co-CEO and our CHRO. Neither our Executive Chairman and Co-CEO nor our CHRO has a role in his or her own compensation determination other than to participate in a discussion with the Committee regarding his or her performance and the Company’s performance.

Use of Peer Group Data

The Compensation Committee also uses peer group data to provide competitive market information on executive compensation design and practices as well as competitive rates of compensation. Specifically, we use the peer group:

•	as an input in establishing base salaries, annual incentive targets, and long-term incentive awards

•	to assess the form and mix of equity awarded to our executive officers, including our named executive officers

•	to assess the competitiveness of target total direct compensation

•	as an input in designing annual and long-term incentive plans

•	to evaluate share utilization by reviewing overhang levels and annual run rate

To determine the peer group each year, the Committee considers companies with the following characteristics: operate in financial services industry; reasonably similar in size to Worldpay based on revenue and market capitalization; compete with us for talent; have similar customers (for example, merchants and financial institutions); and have executive positions similar in breadth, complexity and scope of responsibility. The Committee reviews and makes as-needed adjustments to the peer group annually to ensure that the chosen group continues to meet the relevant criteria. For 2017, the Committee changed the peer group by adding First Data Corporation and removing Heartland Payment Systems. After implementation of these changes, our revenues and market capitalization ranked at the 51st and 50th percentile of the resulting peer group, respectively.

For 2017, the peer group was composed of the following 19 companies:

Alliance Data Systems DST Systems First Data Corporation Global Payments Mastercard, Inc. Paychex, Inc. Western Union	Broadridge Financial Solutions Euronet Worldwide Fiserv Jack Henry & Associates Moneygram International, Inc. Total System Services, Inc.	Cardtronics, Inc. Fidelity National Information Services FleetCor Technologies Intuit, Inc. NCR Corporation Verifone Systems, Inc.

The Committee uses peer group proxy data along with survey data to develop a market composite from which to benchmark our named executive officers’ compensation. We consider a range of market data points (25th percentile to 75th percentile) but generally reference the median of this market data when establishing base salaries and annual and long-term incentive targets.

Tally Sheets

The Compensation Committee reviewed tally sheets for the named executive officers in 2017 and expects to do so annually in the future. Tally sheets provide the Committee a comprehensive analysis of both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation as a means to assess whether the executive’s compensation is reasonable. The tally sheets reviewed by the Committee present the dollar amount of each element of the named executive officer’s compensation package, as well as estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, death, disability, involuntary termination for cause, and voluntary or involuntary termination without cause. Although the tally sheets are not used to benchmark total compensation with our peer group, the Committee considers total compensation paid to executives in our peer group in considering the reasonableness of our executives’ compensation.

Other Matters Relating to Executive Compensation

2018 Special Acquisition Incentive Awards

Shortly after the closing of our acquisition of Worldpay Group plc, the Committee approved a special long-term equity incentive award (the “Acquisition Award”) to the Company’s Executive Officers. The Acquisition Award is a share-based award that is entirely performance-based, and is designed to align our Executive Officers and other senior leader award recipients to the achievement of certain performance measures to deliver superior financial results in relation to the acquisition. The vesting of the Acquisition Award is contingent upon the achievement of pre-defined cost and revenue synergy goals, such that there will be no payout for performance that is below target and with superior performance providing a maximum payout of 300% of target. The Acquisition Award is also contingent on the achievement of a pre-defined stock price goal, which, if not achieved, will result in the award paying out at no more than target, assuming at least target level achievement of the performance goals. However in no event can more than target be earned if the stock price goal is not achieved.

Say On Pay Vote

In 2017, our stockholders approved a non-binding advisory say-on-pay proposal at our 2017 Annual Meeting with over 98% of the votes cast in favor of that proposal. The Committee reviewed the results of the stockholder vote, and while the Committee did not make any changes to our executive compensation program in response to the vote, it intends to continue to monitor our current compensation structure and future votes to ensure that there is continued support for our pay programs among our stockholders.

Clawback Policy

We have implemented a clawback policy permitting our Compensation Committee to recoup all or a portion of any cash or equity-based incentive compensation that was paid to our executive officers based upon financial results that are subsequently restated due to our material noncompliance with any financial reporting requirement.

Stock Ownership Guidelines

The Board of Directors has established stock ownership guidelines for the Chief Executive Officer and the other executive officers equal to six times annual salary in the case of the Chief Executive Officer and three times annual salary for other executive officers. With certain exceptions, any shares owned by an executive officer (or shares received upon the exercise of options or vesting of restricted stock, less an amount to cover current tax liabilities) must be held by the executive officer until the relevant ownership multiple is reached. The guidelines were effective as of January 1, 2013 and apply to equity awards granted on or after January 1, 2013. As of December 31, 2017, all of our executive officers have met these guidelines.

Securities Trading Policy; Prohibition on Pledging & Hedging

Employees of the Company, including executive officers, are prohibited from: (1) engaging in short sales of Company securities; or (2) engaging in transactions in puts, calls or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities, on an exchange or in any other organized market. Executive officers and directors are also prohibited from pledging Company securities.

Compensation Risk Assessment

With the assistance of its independent advisor, our Compensation Committee undertakes an annual review and risk assessment of our compensation policies and practices. Following the assessment conducted in 2017, we determined that the risks arising from the Company’s compensation plans and practices are not reasonably likely to have a material adverse effect on the Company.

Equity Grant Procedures

We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. We grant annual equity awards in first quarter of each year during our open trading window following the release of our prior year results.

Tax and Accounting Considerations

We recognize a charge to earnings for accounting purposes for equity awards over their requisite service period. With respect to the tax deductibility of compensation, during 2017, Section 162(m) of the Internal Revenue Code generally disallowed a tax deduction to a publicly held corporation for compensation in excess of $1.0 million paid in any taxable year to its chief executive officer and certain other executive officers unless the compensation qualifies as “performance-based compensation” within the meaning of the Code. The “performance-based compensation” exception under Section 162(m) was repealed as part of the December 2017 U.S. tax reform, which repeal became effective as of January 1, 2018. The Compensation Committee considers the tax deductibility of compensation, but is fully authorized to approve compensation that may not be deductible when it believes that such payments are appropriate to attract and retain executive talent.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee

Gary Lauer, Chair

Kevin Costello

Michael Rake

Jeffrey Stiefler

EXECUTIVE COMPENSATION

2017 Summary Compensation Table

The following table presents information regarding the compensation of our named executive officers during 2017, 2016 and 2015. The table includes values for contingent compensation such as granted but unvested, unearned or unpaid stock awards and unvested or unexercised stock options. The executives may never realize the value of certain items included in the column headed “Total,” or the amounts realized may differ materially from those listed in the table. This table and the 2017 Grants of Plan-Based Awards table should be read together and in conjunction with our Compensation Discussion and Analysis.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Charles Drucker	2017	868,750	472,500	3,999,953	3,999,991	1,627,500	207,936	11,176,630
Executive Chairman and Co-Chief	2016	840,577	664,000	3,000,000	2,999,997	1,836,000	160,865	9,501,439
Executive Officer	2015	803,077	112,000	1,749,970	1,749,995	1,788,000	91,890	6,294,932
Stephanie Ferris(6)	2017	412,500	65,800	899,924	599,993	409,200	14,700	2,402,117
Chief Financial Officer	2016	331,269	143,600	549,957	199,989	356,400	11,925	1,593,140
Mark Heimbouch	2017	643,750	94,000	1,249,998	1,249,999	806,000	44,650	4,088,397
Chief Operating Officer	2016	614,712	100,000	1,000,000	999,999	900,000	11,925	3,626,636
	2015	549,175	43,250	4,749,950	499,991	856,750	11,925	6,711,041
Royal Cole	2017	436,250	10,800	659,935	439,995	409,200	14,700	1,970,880
Executive Vice President, Head of the	2016	420,309	—	599,970	399,991	450,000	14,212	1,884,482
North American Region	2015	398,140	2,910	2,909,883	339,999	447,090	11,925	4,109,947
Matthew Taylor	2017	436,250	10,800	749,947	499,985	409,200	12,150	2,118,332
Executive Vice President, Global	2016	420,288	6,000	750,000	499,992	459,000	11,925	2,147,205
Integrated Payment and SMB eCommerce	2015	380,140	13,000	3,509,957	339,999	447,000	11,925	4,702,021

(1)

Represents the amount of the Committee’s upward adjustment to the 2017 VC Plan. For additional information about the 2017 VC Plan and individual awards, see the Grants of Plan-Based Awards Table and the Compensation Discussion & Analysis.

(2)

Represents the aggregate grant date fair value of stock- based awards granted during the year indicated computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC Topic 718”) utilizing the assumptions discussed in Note 13—Share-Based Compensation Plans to our audited financial statements for the fiscal year ended December 31, 2017 included on our Annual Report on Form 10-K as filed with the SEC on February 28, 2018 (the “2017 Form 10-K”), without regard to estimated forfeitures related to service-based vesting conditions. Stock awards in 2017 consisted of performance shares for the CEO and COO and a combination of performance shares and restricted stock for the other named executive officers. Aggregate grant date fair value for restricted stock awards represents the closing stock price on the grant date. Aggregate grant date fair value for performance share awards is based on target performance, which was the probable outcome of the performance conditions as of the grant date. Assuming the maximum level of performance under the performance share awards were to be achieved (200% of the target), the aggregate grant date fair value of the performance shares would be as follows for each of the named executive officers:

Name	Grant Date Fair Value of Performance Shares (as set forth in table above) ($)	Value of Performance Shares Assuming Maximum Performance ($)
Charles Drucker	3,999,953	7,999,906
Stephanie Ferris	599,971	1,199,942
Mark Heimbouch	1,249,998	2,499,996
Royal Cole	439,957	879,914
Matthew Taylor	499,986	999,972

The named executive officers may never realize any value from the performance shares, and to the extent they do, the amounts realized will be determined based on the actual number of shares earned (as a result of the level of attainment of the relevant performance measures).

(3)

Represents the aggregate grant date fair value of stock options granted during the year indicated. The grant date fair value of stock option awards was determined using the Black-Scholes option pricing model in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 13—Share-Based Compensation Plans to our audited financial statements included in our 2017 Form 10-K.

(4)

Represents annual incentive payouts under the VC Plan. For additional information about the 2017 VC Plan and individual awards, see the Grants of Plan-Based Awards Table and the Compensation Discussion & Analysis.

(5)	The following table contains a breakdown of the compensation and benefits included in All Other Compensation for 2017.

Name	401(k) Match ($)	Corporate Aircraft Usage ($)(a)	Circle of Excellence ($)
Charles Drucker	12,150	195,786	—
Stephanie Ferris	12,150	—	2,550
Mark Heimbouch	12,150	32,500	—
Royal Cole	12,150	—	2,550
Matthew Taylor	12,150	—	—

(a)	Represents aggregate incremental costs based upon the average hourly variable costs of operating the aircraft during 2017.

(6)	Ms. Ferris joined the Company in 2001 and became a named executive officer in 2016.

2017 Grants of Plan-Based Awards Table

The following table shows grants of plan-based awards to the named executive officers during 2017.

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
C. Drucker
VC		$656,250	$1,312,500	$2,100,000
Performance Shares	2/8/17				31,084	62,169	124,338				$3,999,953
Stock Options	2/8/17								218,102	$64.34	$3,999,991
S. Ferris
VC		$165,000	$330,000	$528,000
Performance Shares	2/8/17				4,662	9,325	18,650				$599,971
Stock Options	2/8/17								32,715	$64.34	$599,993
Restricted Stock	2/8/17							4,662			$299,953
M. Heimbouch
VC		$325,000	$650,000	$1,040,000
Performance Shares	2/8/17				9,714	19,428	38,856				$1,249,998
Stock Options	2/8/17								68,157	$64.34	$1,249,999
R. Cole
VC		$165,000	$330,000	$528,000
Performance Shares	2/8/17				3,419	6,838	13,676				$439,957
Stock Options	2/8/17								23,991	$64.34	$439,995
Restricted Stock	2/8/17							3,419			$219,978
M. Taylor
VC		$165,000	$330,000	$528,000
Performance Shares	2/8/17				3,885	7,771	15,542				$499,986
Stock Options	2/8/17								27,262	$64.34	$499,985
Restricted Stock	2/8/17							3,885			$249,961

(1)

Represents the range of possible payouts that could have been earned under the VC Plan for 2017. The target amounts represent the potential payout if Company performance meets the target goals established at the beginning of the year. The maximum amounts assume the Company achieved the maximum performance level, which would result in payout at 160% of target, subject to modification based on performance against individual goals as discussed in the Compensation Discussion & Analysis. If threshold performance is not achieved, there would be no payouts under the VC Plan. Actual payout amounts under the 2017 VC Plan are included in the Non- Equity Incentive Plan Compensation column of the 2017 Summary Compensation Table.

(2)

Represents possible future payouts of common stock underlying performance shares granted in 2017. The performance shares will vest, if at all, on the third anniversary of the grant date. The actual number of shares of Class A common stock that will vest and the ultimate value of those shares will be determined at the conclusion of the three-year period ending December 31, 2019 and based on our stock price on the vesting date. If the threshold performance goals are not met at the end of the three-year period, no awards will vest.

(3)	The restricted stock vests in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment on each such date.

(4)	The options vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment on each such date.

(5)	Represents the aggregate grant date fair value of equity awards granted in 2017 in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End 2017

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2017.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options— Exercisable (#)		Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
C. Drucker
	2/27/2013	176,056	(2)	—		$21.95	2/27/2023
	2/18/2014	124,035		41,345	(3)	$31.02	2/18/2024
	2/24/2015									94,338(8)	$7,360,251
	2/24/2015	79,257		79,257	(4)	$37.10	2/24/2025
	2/17/2016									119,976(9)	$8,824,235
	2/17/2016	53,879		161,638	(5)	$50.01	2/17/2026
	2/8/2017									62,169(10)	$4,572,530
	2/8/2017	—		218,102	(6)	$64.34	2/8/2027
S. Ferris
	2/27/2013	12,676	(2)	—		$21.95	2/27/2023
	2/18/2014	8,268		2,757	(3)	$31.02	2/18/2024
	2/18/2014							403(11)	$29,641
	2/24/2015									7,546(8)	$588,739
	2/24/2015	6,340		6,341	(4)	$37.10	2/24/2025
	2/24/2015							943(12)	$69,358
	2/17/2016									7,998(9)	$588,253
	2/17/2016	3,591		10,776	(5)	$50.01	2/17/2026
	2/17/2016							1,500(13)	$110,325
	4/26/2016							4,604(14)	$338,624
	2/8/2017									9,325(10)	$685,854
	2/8/2017	—		32,715	(6)	$64.34	2/8/2027
	2/8/2017							4,662(15)	$342,890
M. Heimbouch
	2/27/2013	61,971	(2)	—		$21.95	2/27/2023
	2/18/2014	36,383		12,128	(3)	$31.02	2/18/2024
	2/18/2014							1,773(11)	$130,404
	2/24/2015									26,954(8)	$2,102,951
	2/24/2015	22,644		22,645	(4)	$37.10	2/24/2025
	2/24/2015							3,369(12)	$247,790
	2/24/2015									26,954(17)	$1,982,467
	2/24/2015							26,954(16)	$1,982,467
	2/17/2016									39,992(9)	$2,941,412
	2/17/2016	17,959		53,880	(5)	$50.01	2/17/2026
	2/8/2017									19,428(10)	$1,428,929
	2/8/2017	—		68,157	(6)	$64.34	2/8/2027

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
R. Cole
	2/18/2014	—	8,269	(3)	$31.02	2/18/2024
	2/18/2014						1,209(11)	$88,922
	2/24/2015								18,328(8)	$1,429,951
	2/24/2015	—	15,399	(4)	$37.10	2/24/2025
	2/24/2015						2,291(12)	$168,503
	10/26/2015								12,784(19)	$965,576
	10/26/2015								12,785(20)	$940,337
	10/26/2015						12,785(18)	$940,337
	2/17/2016								15,996(9)	$1,176,506
	2/17/2016	—	21,552	(5)	$50.01	2/17/2026
	2/17/2016						3,000(13)	$220,650
	2/8/2017								6,838(10)	$502,935
	2/8/2017	—	23,991	(6)	$64.34	2/8/2027
	2/8/2017						3,419(15)	$251,467
M. Taylor
	9/9/2013	23,244	11,622	(7)	$16.79	9/9/2023
	2/24/2015								18,328(8)	$1,429,951
	2/24/2015	15,398	15,399	(4)	$37.10	2/24/2025
	2/24/2015						2,291(12)	$168,503
	2/24/2015								20,216(22)	$1,486,887
	2/24/2015						20,216(21)	$1,486,887
	2/17/2016								19,996(9)	$1,470,706
	2/17/2016	8,979	26,940	(5)	$50.01	2/17/2026
	2/17/2016						3,750(13)	$275,813
	2/8/2017								7,771(10)	$571,557
	2/8/2017	—	27,262	(6)	$64.34	2/8/2027
	2/8/2017						3,885(15)	$285,742

(1)

Market value is based on the December 29, 2017 per share closing price of $73.55 of our Class A common stock on the NYSE. The ultimate value realized will depend on our stock price on the actual vesting date and, with respect to PSUs and performance shares, the actual number of shares earned. See footnotes 7 and 8 below for more information on the value of the performance shares granted in 2015 and Mr. Cole’s special equity award, respectively.

(2)	The options granted on February 27, 2013 vest in four equal annual installments beginning one year from such grant date. There were no stock option grants prior to 2013.

(3)	The options granted on February 18, 2014 vest in four equal annual installments beginning one year from such grant date.

(4)	The options granted on February 24, 2015 vest in four equal annual installments beginning one year from such grant date.

(5)	The options granted on February 17, 2016 vest in four equal annual installments beginning one year from such grant date.

(6)	The options granted on February 8, 2017 vest in three equal annual installments beginning one year from such grant date.

(7)	These options were granted to Mr. Taylor by his prior employer, Mercury Payment Systems, LLC (“Mercury”) and assumed by the Company at the closing of the acquisition of Mercury.

(8)

Based on the Company’s performance through year three of the three-year performance period ending December 31, 2017. This represents 200% of the target number of performance shares (or, in the case of Ms. Ferris, PSUs) granted on February 24, 2015, which is equal to the actual number of performance shares or PSUs that vested on February 24, 2018 based on performance through the three-year performance period ending December 31, 2017. The actual value of the shares or units that vested was based on the Company’s stock price as of the February 24, 2018 vesting date, which was $78.02.

(9)

Based on the Company’s performance through year two of the three-year performance period ending December 31, 2018. This represents 200% of the target number of performance shares (or, in the case of Ms. Ferris, PSUs) granted on February 17, 2016. The actual number of performance shares or PSUs that vest on February 17, 2019 will be based on performance over the three-year period ending December 31, 2018, and the actual value of any shares or units that vest will be based on our Company’s stock price on the vesting date.

(10)

Represents the target number of performance shares granted on February 8, 2017, which vest, if at all, on February 8, 2020. The actual number of shares of Class A common stock to be issued (from 0% of target up to 200% of target) and the actual value of those shares will be determined based on the Company’s performance over the three-year period ending December 31, 2019 and our Company’s stock price on the vesting date.

(11)	The RSUs granted on February 18, 2014 vest in four equal annual installments beginning one year from such grant date.

(12)	The restricted stock (or, in the case of Ms. Ferris, the RSUs) granted on February 24, 2015 vests in four equal annual installments beginning one year from such grant date.

(13)	The restricted stock (or, in the case of Ms. Ferris, the RSUs) granted on February 17, 2016 vests in four equal annual installments beginning one year from such grant date.

(14)	This restricted stock represents an award granted to Ms. Ferris pursuant to her promotion to Chief Financial Officer and cliff vests on the third anniversary of the grant date.

(15)	The restricted stock granted on February 8, 2017 vests in three equal annual installments beginning one year from such grant date.

(16)

This restricted stock represents one component of Mr. Heimbouch’s special equity award, and such restricted stock vests in equal installments on August 31, 2017 and August 31, 2018, subject to continued employment on each such date.

(17)

These performance shares represent one component of Mr. Heimbouch’s special equity award, and such performance shares vest, if at all, in equal installments on (1) August 31, 2017, subject to continued employment on such date (the relevant 2016 performance goal has been achieved); and (2) August 31, 2018 if the relevant 2017 performance goal is achieved, subject to continued employment on each such date.

(18)

This restricted stock represents one component of Mr. Cole’s special equity award and such restricted stock vests in equal installments on the second and third anniversaries of the grant date, subject to continued employment on each such date.

(19)

These performance shares represent one component of Mr. Cole’s special equity award that, based on achievement of the divisional performance goals through the performance period ending December 31, 2017, vest on the later of December 31, 2017 and when the Company certifies that the relevant 2017 goal is achieved, subject to continued employment through the pay date. The actual value of the earned shares that were paid upon certification is based on the Company’s stock price as of February 21, 2018, which was $75.53.

(20)

These performance shares represent one component of Mr. Cole’s special equity award and such performance shares vest, if at all, the later of December 31, 2018 and when the Company certifies that the relevant 2018 performance goal is achieved, subject to continued employment on such date.

(21)

This restricted stock represents one component of Mr. Taylor’s special equity award and such restricted stock vests in equal installments on August 31, 2017 and August 31, 2018, subject to continued employment on each such date.

(22)

These performance shares represent one component of Mr. Taylor’s special equity award and such performance shares vest, if at all, in equal installments on (1) August 31, 2017, subject to continued employment on such date (the relevant 2016 performance goal has been achieved); and (2) August 31, 2018 if the relevant 2017 performance goal is achieved, subject to continued employment on each such date.

Option Exercises and Stock Vested in 2017

The table below shows the number of shares of Class A common stock acquired by our named executive officers during 2017 upon the exercise of options and the vesting of restricted stock or RSU awards and performance share or PSU awards, in each case before payment of applicable withholding taxes.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
C. Drucker	—	—	96,710	6,272,611
S. Ferris	—	—	8,333	541,400
M. Heimbouch	—	—	88,240	6,041,453
R. Cole	33,855	1,087,156	37,211	2,465,928
M. Taylor	23,244	1,087,997	42,825	3,014,402

No Pension Benefits

In the year ended December 31, 2017, our named executive officers received no pension benefits and had no accumulated pension benefits.

No Nonqualified Deferred Compensation

In the year ended December 31, 2017, our named executive officers received no nonqualified deferred compensation and had no deferred compensation balances.

Employment Arrangements and Severance Benefits

Offer/Confirmation Letters

Either in connection with our initial public offering or at their respective time of hire or promotion to an executive officer position, we entered into offer or confirmation letters with each of our executive officers, including the named executive officers. Pursuant to these letters, each named executive officer receives an annual base salary and is eligible to receive awards under our short-term and long-term incentive programs and to participate in the Vantiv, LLC Executive Severance Plan (described below).

Executive Severance Plan

We adopted the Vantiv, LLC Executive Severance Plan, or Severance Plan, in March 2012 in connection with our initial public offering, and we amended and restated the Severance Plan in November 2015. Each of our named executive officers participates in the Severance Plan. Pursuant to the Severance Plan, our executive officers and certain, designated senior officers are eligible to receive severance payments upon termination without cause or, with respect to our Chief Executive Officer at all times and with respect to all other participants during a Change of Control Period (as defined below) only, resignation for good reason, subject to signing a release of claims and compliance with continuing obligations of confidentiality and non-disparagement, and continuing obligations of non-competition, non-solicitation, and no-hire for one year after termination. No benefits are payable under the terms of the Severance Plan if the Company terminates any named executive officer for cause or such named executive officer voluntarily resigns.

The Severance Plan is intended to support a variety of objectives, including (i) standardization of severance policy among our executive and senior officers, which ensures internal parity, simplifies internal administration, and mitigates negotiation at hire and termination, and (ii) the attraction and retention of highly skilled executives by protecting them from the short term economic consequences associated with unexpected termination of employment in the absence of cause.

Severance Benefits

Upon involuntary termination of Mr. Drucker without cause or his resignation for good reason (each as defined below), in each case that does not occur during the 24 months following a change in control (the “Change of Control Period”), Mr. Drucker would be entitled to (a) continuation of his base salary until Mr. Drucker has received one and one-half times (1.5x) his base salary, (b) a lump sum payment equal to one and one-half times (1.5x) Mr. Drucker’s target bonus for the year of termination, (c) a lump sum payment equal to his current performance bonus, based on actual performance, for the year of termination, pro-rated for the number of months of the year he is employed by the Company, and (d) the premium cost of coverage under medical and dental plans for 24 months at the same rate we contribute to premium cost for active executives. If we terminate Mr. Drucker’s employment without cause or he terminates his employment with good reason (each as defined below) during a Change of Control Period, then Mr. Drucker would be entitled to (a) a lump sum payment equal to two times (2x) the sum of his base salary plus target bonus for the year of termination, (b) a lump sum payment equal to his current target performance bonus for the year of termination, pro-rated for the number of months of the year he is employed by the Company, and (c) the premium cost of coverage under medical and dental plans for 24 months at the same rate we contribute to premium cost for active executives.

Upon involuntary termination of the other named executive officers without cause (as defined below) that does not occur during a Change of Control Period, such executive officer would be entitled to (a) a lump sum payment equal to one times (1x) the sum of his or her base salary plus target bonus for the year of termination and (b) a lump sum payment equal to his or her current performance bonus, based on actual performance, for the year of termination, pro-rated for the number of months of the year he or she is employed by the Company. If we terminate a named executive officer’s employment without cause or he or she terminates his or her employment with good reason (each as defined below) during a Change of Control Period, then such named executive officer would be entitled to (a) a lump sum payment equal to two times (2x) the sum of his or her base salary plus target bonus for the year of termination and (b) a lump sum equal to his or her current target performance bonus for the year of termination, pro-rated for the number of months of the year he or she is employed by the Company.

Definitions

Under the Severance Plan, “cause” generally means that we have determined that any or more than one of the following has occurred: (i) gross negligence or willful misconduct of a material nature in connection with the performance of duties; (ii) indictment or conviction for or has pleaded guilty to a felony; (iii) non-de minimis intentional act of fraud, dishonesty or misappropriation (or attempted appropriation) of our funds or property (including those of any of our affiliates); (iv) we (or any parent or subsidiary) are ordered or directed by a federal or state regulatory agency to terminate or suspend such participant’s employment; (v) violation of a restrictive covenant under the Severance Plan or any similar agreement, and the Board of Directors determines such act is harmful to us and our affiliates; (vi) breach of any material obligations in the participant’s employment agreement or offer letter; (vii) breach of fiduciary duties as officer or director; or (viii) continued failure or refusal after written notice from the Board of Directors or our Chief Executive Officer to implement or follow the direction of the board of directors or our Chief Executive Officer.

“Good reason” generally means: (i) material diminution in nature or scope of responsibilities, duties or authorities; (ii) material diminution in base salary or annual bonus potential, other than as part of across-the- board reduction that results in proportional reduction to such participant equal to that of other senior executives; (iii) removal from, or failure to continue in, current position, unless such participant is offered another executive position which is no less favorable than such participant’s current position in terms of compensation; (iv) any requirement that the participant take any action or omit to take any action, which if taken or omitted to be taken would require the participant to resign in order to comply with applicable law; or (v) relocation of such executive officer’s principal office to a location more than 50 miles from the current office provided the move in office location results in an increase in such executive officer’s commute.

Equity Awards

In connection with equity awards our executives enter into equity award agreements that provide for acceleration of vesting or forfeiture upon certain events. Our equity award agreements provide for “double trigger” vesting upon a change in control. This means that if an award remains outstanding following a change in control, such as if the acquiring company assumes the award or grants a replacement award, vesting would be accelerated in accordance with the respective award agreement if the executive is terminated without cause or resigns for good reason during a specified period following the change in control. Our equity awards also contain provisions that provide for accelerated vesting with respect to all or a portion of such awards upon certain other termination events outside of the change in control context, including terminations without cause or for good reason (performance shares and PSUs), death or disability (restricted stock, RSUs, performance shares, PSUs and stock options), and retirement (performance shares and PSUs). See the section titled “Potential Payments upon Termination or Change in Control” for additional information about the terms of our outstanding equity awards and amounts payable under various termination scenarios.

Non-Competition, Non-Solicitation and Confidentiality

Each of our executive officers, including our named executive officers, has entered into non-competition, non-solicitation and confidentiality agreements with the Company. Pursuant to such agreements, each executive officer has agreed not to compete with the Company for a specified period following such executive officer’s date of termination. In addition, each executive officer may not solicit any of our employees during the term of his or her employment or for a specified period thereafter or disclose any confidential information provided by our employment.

Potential Payments upon Termination or Change in Control

The table below reflects the estimated amount of compensation payable to our named executive officers assuming their employment had terminated on December 31, 2017 under the circumstances indicated. In the table, the equity award amounts shown represent the value of unvested restricted stock, RSUs, performance shares, PSUs and stock options that would vest under the various scenarios, as applicable, in each case based on the closing price of our Class A common stock of $73.55 on December 29, 2017, which was the last trading day of 2017.

Cash severance consists of payments to which the named executive officers would be entitled under the Severance Plan. The Severance Plan does not provide for cash severance in the event of termination of employment due to death, disability, retirement, voluntarily resignation for any reason other than for good reason, or termination for cause. The treatment of equity-based awards (other than stock option awards granted to Mr. Taylor by Mercury and assumed by the Company at the closing of the acquisition of Mercury), under all termination scenarios, is dictated by the 2012 Equity Incentive Plan and the terms of the applicable award agreement. These award agreements provide for “double-trigger” vesting, meaning that a change in control alone, without a qualifying termination of employment during a specified period following a change in control, will not give rise to any change in control payments provided that the award is assumed or replaced with a substitute award in the change in control transaction. As a result, amounts reflected under the column titled “Termination Without Cause/Resignation for Good Reason after Change in Control” assume involuntarily termination by the Company without cause or resignation for good reason in connection with a change in control.

In the event of termination by the Company without cause or by the executive with good reason following a change in control, all unvested restricted stock and RSUs and stock options would immediately become vested. If a named executive officer is terminated without cause or terminates his or her employment for good reason (other than in connection with a change in control), all unvested restricted stock, RSUs and stock options would be forfeited, except that 50% of the economic value of the special performance share awards granted to Messrs. Heimbouch and Taylor in 2015 would vest in connection with a termination without cause or for good reason.

In the event of a change in control, unvested performance shares and PSUs would vest and convert to time-based restricted stock that cliff vests following completion of the performance period. Vesting would be at the greater of target or projected actual performance at the time of the change in control. If a named executive officer is terminated without cause or resigns with good reason following the change in control, or dies or becomes disabled, the restricted stock would vest immediately.

In the event of a termination due to death or disability, all unvested restricted stock, RSUs and stock options would vest in full, and unvested performance shares and PSUs would vest at a target level of performance with a pro-rata reduction based on the number of completed months of the performance period. In the event of an eligible-retirement, all unvested restricted stock, RSUs and stock options would be forfeited, and unvested performance shares and PSUs would be paid out following the performance period based on actual performance with a pro-rata reduction based on the number of months employed during the performance period. As of December 31, 2017, none of our named executive officers, other than Mr. Cole, were retirement-eligible.

For further details about the post-termination amounts shown in the following table, see the footnotes to the table and the respective discussions above.

Name and Benefits	Termination Without Cause / Resignation For Good Reason	Termination Without Cause/ Resignation for Good Reason After Change in Control	Upon Change in Control	Retirement(1)	Death or Disability
C. Drucker
Cash Severance(2)	$5,381,250	$5,687,500	$—	$—	$—
Stock Options(3)	—	10,460,998	—	—	10,460,998
Performance Shares/Units(4)	$6,938,560	20,335,325	—	—	7,934,868
Restricted Stock/Units(6)	—	—	—	—	—
Benefits(5)	25,294	25,294	—	—	—
Total Estimated Value	$12,345,104	$36,509,117	$—	$—	$18,395,866
S. Ferris
Cash Severance(2)	$1,245,000	$1,870,000	$—	$—	$—
Stock Options(3)	—	903,357	—	—	903,357
Performance Shares/Units(4)	555,008	1,829,115	—	—	702,206
Restricted Stock/Units(6)	—	890,838	—	—	890,838
Benefits(5)	—	—	—	—	—
Total Estimated Value	$1,800,008	$5,493,310	$—	$—	$2,496,401
M. Heimbouch
Cash Severance(2)	$2,200,000	$3,250,000	$—	$—	$—
Stock Options(3)	—	3,237,275	—	—	3,237,275
Performance Shares/Units(4)	3,964,933	8,335,274	$—	—	4,430,480
Restricted Stock/Units(6)	—	2,360,661	—	—	2,360,661
Benefits(5)	—	—	—	—	—
Total Estimated Value	$6,164,933	$17,183,210	$—	$—	$10,028,416
R. Cole
Cash Severance(2)	$1,190,000	$1,870,000	$—	$—	$—
Stock Options(3)	—	1,641,265	—	—	1,641,265
Performance Shares/Units(4)	2,288,324	4,908,065	—	2,848,138	2,174,126
Restricted Stock/Units(6)	—	1,669,879	—	—	1,669,879
Benefits(5)	—	—	—	—	—
Total Estimated Value	$3,478,324	$10,089,209	$—	$2,848,138	$5,485,270
M. Taylor
Cash Severance(2)	$1,190,000	$1,870,000	$—	$—	$—
Stock Options(3)	—	2,106,209	659,665	—	1,446,544
Performance Shares/Units(4)	2,834,911	4,877,174	—	—	2,841,653
Restricted Stock/Units(6)	—	2,216,944	—	—	2,216,944
Benefits(5)	—	—	—	—	—
Total Estimated Value	$4,024,911	$11,070,327	$659,665	$—	$6,505,141

(1)

As of December 31, 2017, only Mr. Cole met the requirements of “Retirement.” Retirement means voluntary termination of employment after reaching age (i) 65 or (ii) 55 with at least 5 years of completed service. Performance shares and PSUs are subject to payout following completion of the performance period based on actual performance, pro-rated for completed months of service during the performance period in the event of an eligible retirement. Unvested stock options, restricted stock, and RSUs are forfeited in the event of an eligible retirement. Cash severance is not provided upon retirement.

(2)

Represents amounts payable pursuant to the Severance Plan. If the qualifying termination is outside of a Change of Control Period, consists of an amount equal to (a) (i) for Mr. Drucker, salary continuation equal to one and one-half times (1.5x) the sum of base salary, or (ii) for the other named executive officers, a lump sum payment equal to one times (1x) the sum of his or her base salary plus target bonus for the year of termination, (b) a lump sum payment equal to one and one-half times (1.5x) the target bonus for the year of termination for the CEO (one times (1x) for the other named executive officers) and (c) for all named executive officers, a lump sum payment equal to current performance bonus, based upon actual achievement, for the year of termination, pro-rated for the number of months the named executive officer is employed by the Company during such year. If the qualifying termination is during a Change of Control Period, consists of an amount equal to (a) a lump sum payment equal to two times (2x) the sum of base salary plus target bonus for the year of termination and (b) a lump sum payment equal to current performance bonus, at target, for the year of termination, pro-rated for the number of months the named executive officer is employed by the Company during such year. See “Employment Agreements and Severance Benefits—Executive Severance Plan” for further discussion.

(3)

Represents the value of stock options that would vest, calculated by multiplying the number of options by the spread between the exercise price and the closing price of our Class A common stock on December 29, 2017 of $73.55. For Mr. Taylor, the amount in the “Upon Change in Control” column is the result of the vesting of his Mercury stock options upon Change in Control.

(4)

Amounts listed in respect of performance shares and PSUs under the “Termination Without Cause/Resignation for Good Reason Immediately Following Change in Control” column assume the Change in Control transaction successor assumes the performance shares and PSUs on similar contractual and financial terms. For the performance shares and PSUs granted on February 24, 2015, based on the Company’s performance through year three of the three-year performance period ending December 31, 2017, the amount assumes the performance shares and PSUs will vest at 200% of target multiplied by $73.55. For the performance shares and PSUs granted on February 17, 2016, based on the Company’s performance through year two of the three-year performance period ending December 31, 2017, the amount assumes the performance shares and PSUs will vest at 200% of target multiplied by $73.55. For the performance shares granted on February 8, 2017, based on the Company’s performance through year one of the three-year performance period ending December 31, 2017, the amount assumes the performance shares will vest at 100% of target multiplied by $73.55. Under the column titled “Death or Disability”, the amounts listed in respect of performance shares and PSUs represent 50% of performance shares and the target number of PSUs multiplied by $73.55, pro-rated based on 36 completed months of the 36 month performance period for the performance shares and PSUs granted in 2015, 24 completed months of the 36 month performance period for the performance shares and PSUs granted in 2016 and 12 completed months of the 36 month performance period for the performance shares granted in 2017.

(5)

For Mr. Drucker, this amount represents the estimated cost to the Company of continued premium payments for coverage under medical and dental plans for 24 months. No other named executive officer is eligible to receive Company-paid premium payments under the Severance Plan.

(6)	Represents the value of restricted stock and RSUs that would vest, calculated by multiplying the number of restricted stock and RSUs by $73.55.

Pay Ratio

The following pay ratio disclosure is the Company’s reasonable, good faith estimate based upon the methodology described below, pursuant to applicable SEC regulations.

•	The annual compensation for our median employee was $85,481

•	The annual compensation of our Chief Executive Officer for 2017 (as set forth in the Summary Compensation Table on page 39 of this proxy statement) was $11,176,630

•	This results in a ratio of 131:1

We identified our median employee—the employee at the midpoint of our employee population—based on our entire employee population as of December 31, 2017. As of that date, we had a total of 3,651 U.S. and 1 non-U.S. employee, based in Canada. In establishing the population from which to identify our median employee, we excluded the non-U.S. employee under the permissible 5% de minimis exception.

We used all actual W-2 reported compensation as of the date of determination to establish our median employee.

We annualized base pay of all full and part-time employees in our employee population who were hired partway through 2017. For the median employee, we combined all forms of compensation that would be reported in the “Total” column of the Summary Compensation Table had disclosure of the median employee’s compensation been required in that table.

RELATED PERSON TRANSACTIONS

Policies for Approval of Related Person Transactions

We have adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees, executive officers or their immediate family members, (ii) any 5% record or beneficial owner of our common stock or (iii) any immediate family member of any person specified in (i) and (ii) above.

As set forth in the related person transaction policy, in the course of its review and approval of a related party transaction, the committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction; and

•	the importance of the transaction to us.

Only those related person transactions that are determined to be in (or not inconsistent with) our best interests are permitted to be approved.

Related Person Transactions

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement. The agreements described below that were entered into prior to or in connection with our initial public offering were approved by our Board of Directors prior to the adoption of the policy described above.

Our Organizational Structure

Our organizational structure allows Fifth Third Bank to retain equity ownership in Vantiv Holding, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of units. As the managing member and majority unitholder of Vantiv Holding, we operate and control the business and affairs of Vantiv Holding, subject to the Fifth Third Bank consent rights in our amended and restated certificate of incorporation and the Amended and Restated Vantiv Holding Limited Liability Company Agreement as described below. Fifth Third Bank from time to time may acquire an economic interest in Worldpay, Inc. by exercising its put right and acquiring Class A common stock pursuant to the Exchange Agreement, as described below. Fifth Third Bank also holds shares of our Class B common stock and an equal number of Class B units of Vantiv Holding. The Class B common stock only carries voting rights and the right for Fifth Third Bank to appoint a certain number of directors; it carries no economic rights. The total value and voting power of the Class A common stock and the Class B common stock that Fifth Third Bank holds (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) is limited to 18.5% of all Class A common stock (and preferred stock entitled to vote with the Class A common stock, if we issue any in the future) and Class B common stock at any one time, other than in connection with a stockholder vote with respect to a change of control, in which event Fifth Third Bank has the right to that full number of votes equal to the number of shares of Class A common stock and

Class B common stock it owns. Under our amended and restated certificate of incorporation, Fifth Third Bank is also entitled to elect two Class B directors if the Class B common stock held by Fifth Third Bank represents more than 18.18% of our outstanding common stock and one Class B director if the Class B common stock held by Fifth Third Bank represents more than 9.09% of our outstanding common stock. Pursuant to our amended and restated certificate of incorporation, the Exchange Agreement and the Amended and Restated Vantiv Holding Limited Liability Company Agreement, the capital structure of Worldpay, Inc. and Vantiv Holding generally replicate one another and customary antidilution mechanisms maintain a one-for-one exchange ratio between the units of Vantiv Holding and the Worldpay, Inc. common stock, among other things.

The unitholders of Vantiv Holding, including Worldpay, Inc. will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of Vantiv Holding. Net profits and net losses of Vantiv Holding will generally be allocated to its unitholders (including Worldpay, Inc.) pro rata in accordance with the percentages of their respective limited liability company interests.

The Amended and Restated Vantiv Holding Limited Liability Company Agreement provides for cash distributions, which we refer to as “tax distributions,” pro rata to the holders of its units if Worldpay, Inc., as the majority unitholder of Vantiv Holding, determines that the taxable income of Vantiv Holding will give rise to taxable income for a unitholder. Generally, these tax distributions will be computed based on an estimate of the net taxable income of Vantiv Holding allocable to a holder of its units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state or local income tax rate prescribed for a corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from Vantiv Holding for the relevant year were insufficient to cover such tax liabilities and are subject to certain Fifth Third Bank consent rights set forth in the Amended and Restated Vantiv Holding Limited Liability Company Agreement. Vantiv Holding paid aggregate tax distributions to or on behalf of its equity holders, including Fifth Third Bank of $18.3 million, $8.7 million and $10.9 million, respectively, for the years ended December 31, 2017, 2016 and 2015, pursuant to the terms of the Amended and Restated Vantiv Holding Limited Liability Company Agreement.

Vantiv Holding is permitted under the Amended and Restated Vantiv Holding Limited Liability Company Agreement to make payments to us that are required under the Exchange Agreement and the Advancement Agreement, which allows us to make payments under our tax receivable agreement related to the NPC NOLs, make payments under our other tax receivable agreements to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, make payments required under the Exchange Agreement, pay our franchise taxes and cover our reasonable administrative and corporate expenses, which includes substantially all expenses incurred by or attributable to Worldpay, Inc.

Exchange Agreement

We, Vantiv Holding and Fifth Third Bank are parties to the Exchange Agreement, under which Fifth Third Bank (or certain permitted transferees of Fifth Third Bank’s Class B units in Vantiv Holding) has the right, subject to the terms of the Exchange Agreement, from time to time to exchange its Class B units or Class C non-voting units in Vantiv Holding for shares of our Class A common stock or, at our option, cash. If we choose to satisfy the exchange in cash, the price per Class B unit or Class C non-voting unit will be equal to the volume weighted average price per share on the listed exchange of Class A common stock for the 15 trading days preceding the delivery of the exchange notice. In addition, upon a change of control (as defined in the Exchange Agreement), we will have the right to (i) exchange all Class B units and Class C non-voting units held by Fifth Third Bank for Class A common stock of Worldpay, Inc. on a one-for-one basis, or (ii) deliver cash consideration to Fifth Third Bank equal to the fair market value of such securities.

Fifth Third Bank has a right to put its Class B units of Vantiv Holding to Worldpay, Inc. at any time, limited to tranches of less than 18.5% of the Class A common stock and so long as Fifth Third Bank will not, as a result of exercising the put, hold more than 18.5% of the total value and voting power of the Class A common stock, the Class B common stock and other capital stock (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding) at any one time. Other than the foregoing limitations, there are no limits on sequential puts so long as the units being put represent more than 2% of the aggregate outstanding units of Vantiv Holding. If units being exchanged represent less than 2% of the aggregate outstanding units of Vantiv Holding, in addition to the foregoing limitations, the put rights may only be exercised once per calendar quarter and only upon 60 days prior notice (which has not been revoked prior to ten business days before the proposed date of exchange). The foregoing limitations do not apply to any exercise of Fifth Third Bank’s (or its permitted transferees’) right to put its Class B units in the case of a change of control or Rule 13e-3 transaction, each as defined in the Exchange Agreement.

Any expenses incurred as a result of any exchange are paid by Fifth Third Bank, except we (and Vantiv Holding) are required to pay any transfer taxes, stamp taxes or duties or similar taxes in connection with any exchange.

Additionally, under the Exchange Agreement, we and Fifth Third Bank and its affiliates are prohibited from taking any action without the prior written consent of the other party that would cause Fifth Third Bank and its affiliates to own more than 18.5% of the total value and voting power of the Class A common stock and the Class B common stock (not including, for the avoidance of doubt, any ownership interest in units of Vantiv Holding), other than in connection with a stockholder vote with respect to a change of control.

Share Repurchase

On August 7, 2017, we entered into a transaction agreement (the “Transaction Agreement”) with Fifth Third Bank pursuant to which Fifth Third Bank agreed to exercise its right to exchange 19,790,000 Class B Units in Vantiv Holding for 19,790,000 of our Class A common stock and immediately thereafter, we purchased those newly issued shares of Class A common stock directly from Fifth Third Bank at a price of $64.04 per share, the closing share price of our Class A common stock on the New York Stock Exchange on August 4, 2017. The purchased shares were cancelled and are no longer outstanding.

Tax Receivable Agreements

We are party to two tax receivable agreements with Fifth Third Bank. One provides for the payment by us to Fifth Third Bank of 85% of the amount of cash savings, if any, in U.S. federal, state, local and foreign income tax that we actually realize as a result of the increases in tax basis that may result from the purchase of Vantiv Holding units from Fifth Third Bank or from the future exchange of units by Fifth Third Bank for cash or shares of our Class A common stock, as well as the tax benefits attributable to payments made under such tax receivable agreement. Any actual increase in tax basis, as well as the amount and timing of any payments under the agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, and the amount and timing of our income. The other tax receivable agreement provides for the payment by us to Fifth Third Bank of 85% of the amount of cash savings according to Fifth Third Bank’s respective ownership interests in Vantiv Holding immediately prior to our initial public offering, if any, in U.S. federal, state, local and foreign income tax that NPC Group, Inc., or National Processing Company, our wholly-owned subsidiary actually realizes as a result of its use of its NOLs and other tax attributes. The payments we will be required to make under these tax receivable agreements could be substantial. Under the Transaction Agreement, in certain specified circumstances, we may be required to make payments in excess of the cash savings described above.

In July 2016, we entered into a tax receivable purchase addendum with Fifth Third Bank to terminate and settle a portion of its obligations owed to Fifth Third Bank under the tax receivable agreements in exchange for a payment by us of approximately $63.4 million and $116.3 million to Fifth Third Bank to settle approximately $157.6 million and $330.7 million of obligations in 2017 and 2016, respectively. The addendum provides that the Company may be obligated to pay up to a total of approximately $107.3 obligations under the tax receivable agreements, totaling an estimated $394.1 million, upon the exercise of certain call or put options. As of December 31, 2017 we recorded a liability of approximately $418.9 million associated with the Fifth Third Bank tax receivable agreements. We will incur additional liabilities in connection with any future purchases by us of units in Vantiv Holding from Fifth Third Bank or from the future exchange of units by Fifth Third Bank for cash or shares of our Class A common stock, which we cannot quantify at this time and which could be significant. It is possible that future transactions or events, including changes in tax rates, could increase or decrease the actual tax benefits realized and the corresponding tax receivable agreement payments. The payments under the tax receivable agreements are not conditioned upon the continued ownership of us or Vantiv Holding by Fifth Third Bank. The first contractually obligated payment under the Fifth Third Bank tax receivable agreements was paid during January of 2014 in the amount of approximately $8.6 million, with a subsequent payment in the amount of approximately $22.8 million made during January 2015. Additionally, we made a payment to Fifth Third Bank under the TRA obligations of approximately $31.2 million in January 2016, the July 2016 payment described above and payments of approximately $61.7 million and $33.4 million in January 2018 and January 2017, respectively.

We are also a party to a tax receivable agreement with shareholders of Mercury Payment Systems, LLC (“Mercury”) as part of our acquisition of Mercury in 2014. On July 24, 2015, we entered into a repurchase addendum to this tax receivable agreement, pursuant to which we made cash payments to the Mercury shareholders in exchange for the termination of certain of our obligations under the tax receivable agreement. In June 2016, we exercised a call option under the repurchase addendum and made a payment to the Mercury TRA Holders, including a payment of approximately $170,000 to Matthew Taylor, our Executive Vice President, Global Integrated Payments & SMB eCommerce.

Advancement Agreement

We and Vantiv Holding entered into the Advancement Agreement, which provides for payments by Vantiv Holding to us for required payments under our tax receivable agreement related to the NPC NOLs, required payments under our other tax receivable agreements to the extent not covered by payments made pursuant to the Amended and Restated Vantiv Holding Limited Liability Company Agreement, required payments under the Exchange Agreement, our franchise taxes and our reasonable administrative and corporate expenses, which includes substantially all expenses incurred by or attributable to Worldpay, Inc.

Registration Rights Agreement

We and Fifth Third Bank are party to a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, Fifth Third Bank is entitled to certain demand and “piggyback” registration rights.

In connection with any registration effected pursuant to the terms of the Registration Rights Agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registerable securities included in any registration are to be paid by the persons including such registerable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registerable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the Registration Rights Agreement.

Business Agreements with Fifth Third Bank and Fifth Third Bancorp

Clearing, Settlement and Sponsorship Agreement and Treasury Management Agreement

In July 2016, the Company amended and extended its Clearing, Settlement and Sponsorship Agreement with Fifth Third Bank, expiring in June 2019, through December 2024. Fifth Third Bank acts as our member “sponsor” to the Visa, Mastercard and other payment network associations because non-financial institutions (such as payment processors, independent sales organizations, third party service providers, merchants, and non-member financial institutions) must obtain the “sponsorship” of a member bank in order to participate. Under this agreement Fifth Third Bank transfers the responsibility for all card association requirements and fees to us as a “sponsored participant.” Fifth Third Bank is the primary provider of our payment network sponsorship.

In June 2017, the Company and Fifth Third Bank entered into an Amended and Restated Treasury Management Agreement which provides for our use of Fifth Third Treasury Management services. Services available under this agreement include depository services, automated clearing house services, wire transfers and lockbox accounts.

For the years ended December 31, 2017, 2016 and 2015, the Company paid Fifth Third Bank approximately $2.3 million, $2.9 million and $2.3 million, respectively, for the services provided under these agreements. The Company also holds certain cash and cash equivalents on deposit at Fifth Third Bank. At December 31, 2017 and 2016, approximately $81.0 million and $90.5 million, respectively, was held on deposit at Fifth Third. Interest income on such amounts during years ended December 31, 2017, 2016 and 2015 was immaterial.

Referral Agreement

In July 2016, the Company amended and extended its exclusive referral arrangement with Fifth Third Bank, expiring in 2019, through December 2024. Commercial and retail merchant clients of Fifth Third Bank and its subsidiary depository institutions that request merchant (credit or debit card) acceptance services are referred exclusively to us. In return for these referrals and the resulting merchant relationships, we make ongoing incentive payments to Fifth Third Bank. Costs associated with this agreement totaled $2.1 million, $0.7 million and $0.3 million for the years ended December 31, 2017, 2016 and 2015, respectively.

Services and Master Currency Processing Agreements

On December 1, 2014, the Company entered into an Agent Bank Services Agreement with Fifth Third Bank (the “Agent Bank Services Agreement”), and agreed to provide Fifth Third Bank and its subsidiaries and affiliates services related to Fifth Third Bank’s Agent Credit product including, but not limited to, data entry, telephone application support, cardholder chargeback processing, collections, marketing, and call center support. The Agent Bank Services Agreement is exclusive and terminates in November 2017.

On September 30, 2015, the Company entered into a Jeanie Network Financial Institution Member Agreement with Fifth Third Bank, and agreed to provide Fifth Third Bank and its subsidiaries and affiliates services related to electronic fund transfer and data processing. This agreement has an initial term that expires in June 2019 with potential successive one year renewal periods thereafter.

On December 17, 2012, the Company entered into a Master Currency Processing Solutions “CPS” Agreement with Fifth Third Bank. Services provided by Worldpay to Fifth Third Bank under this agreement include terminal monitoring, transaction routing, transaction settlement, and reporting services of the cash recycler device. This agreement is not exclusive and has an initial term that expires in December 2017 with potential successive one year renewal periods thereafter.

In July 2016, the Company amended and extended its Master Services Agreement with Fifth Third Bancorp (the “EFT Service Agreement”), expiring in June 2019, through December 2024. The EFT Agreement is exclusive and provides Fifth Third Bancorp and its subsidiary depository institutions with various electronic fund transfer, or EFT, services including debit card processing and ATM terminal driving services, services related to Fifth Third Bank’s HSA products, as well as other value-added services.

Revenue, including network and other fees, pursuant to the services and master currency processing agreements described in this subsection was approximately $66.7 million, $74.9 million and $80.4 million for the years ended December 31, 2017, 2016 and 2015, respectively.

Other Non-material Services

The Company continues to receive certain other non-material services from Fifth Third Bank. The total expense for other services provided by Fifth Third Bank for the years ended December 31, 2017, 2016 and 2015 were $0.2 million, $0.3 million and $0.4 million, respectively.

Lease Agreement

The Company leases or subleases of a number of office and/or data center locations with Fifth Third Bank. Related party rent expense was approximately $3.7 million for the years ended December 31, 2017 and 2016 and $3.8 million for the year ended December 31, 2015.

Senior Secured Credit Facilities

On October 14, 2016, Vantiv, LLC completed a debt refinancing by entering into the second amended and restated loan agreement (“Second Amended Loan Agreement”). The Second Amended Loan Agreement provides for senior secured credit facilities comprised of a $2.5 billion term A loan, a $765.0 million term B loan and a $650.0 million revolving credit facility. The prior credit facility was also terminated. At December 31, 2017, the Company had $2.3 billion and $757.0 million outstanding under the term A and term B loans, respectively, and $225 million of borrowings outstanding on the Company’s revolving credit facility. As of December 31, 2017 and 2016, Fifth Third Bank held $163.7 million and $151.1 million, respectively, of the term A loans. For the years ended December 31, 2017, 2016 and 2015, interest expense associated with these arrangements was $4.9 million, $4.2 million and $4.4 million, respectively, and commitment fees were $0.1 million, $0.1 million and $0.2 million, respectively.

On August 7, 2017, the Company funded the Fifth Third share purchase discussed above, by amending the Second Amended Loan Agreement to permit Vantiv, LLC to obtain approximately $1.27 billion of additional seven-year term B loans.

Interest Rate Swaps

As of December 31, 2017, the Company had a total of four outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk. The swaps cover an exposure period from January 2017 through January 2019 and have a combined notional balance of $500 million. Fifth Third Bank is the counterparty to two of the four total outstanding interest rate swaps, each with a notional balance of$250.0 million. Additionally, as of December 31, 2016, the Company had a total of six interest rate cap agreements with a combined notional balance of $1.0 billion and cap strike rate of 0.75%, covering an exposure period from January 2017 to January 2020.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. These agreements, among other things, require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2018 and the Board of Directors recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit

Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Deloitte & Touche LLP has audited our consolidated financial statements annually since it was first appointed in fiscal year 2009. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees for Professional Services Rendered, Accrued for or Billed by Deloitte & Touche LLP (and Affiliated Entities) during Fiscal Years 2017 and 2016

	Fiscal Year
	2017	2016
Audit Fees	$7,563,998	$1,974,872
Audit-Related Fees	489,421	245,877
Tax Fees	—	—
All Other Fees	2,028	47,954

Total	$8,055,447	$2,268,703

“Audit Fees” consisted of fees for the audit of our annual consolidated financial statements and the reviews of our interim financial statements, services rendered in connection with the filing of registration statements, including our Form S-3 filings related to secondary public offerings, proxy/prospectus filings and other regulatory filings relating to the acquisition of Worldpay Group plc and the issuance of comfort letters and consents.

“Audit-Related Fees” consisted of assurance services related to an assessment of the controls that support our IT control environment and, in 2017, also included financial due diligence advisory services.

“All Other Fees” consisted of an accounting information research tool and, in 2016, also consisted of consulting services related to development of the Company’s internal control library.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Under the policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Chair of the Audit Committee, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees described above were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of our Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by standards promulgated by the Public Company Accounting Oversight Board (PCAOB), including the Statement on Auditing Standards No. 16, Communications with Audit Committees. The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the Audit Committee’s review of the matters noted above and its discussions with Deloitte & Touche LLP and our management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Audit Committee Lee Adrean, Chair Boon Sim Jeffrey Stiefler

ITEM 1:	ELECTION OF FOUR CLASS III DIRECTORS

Our Board of Directors consists of 12 members. In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three classes with staggered three-year terms. The term of the Class I directors expires at the 2019 annual meeting of stockholders, the term of the Class II directors expires at the 2020 Annual Meeting, and the term of the Class III directors expires at the 2018 Annual Meeting. At the 2018 Annual Meeting, the four Class III directors will be elected to serve a term expiring at the annual meeting of stockholders held in 2021. The holders of our Class A common stock and Class B common stock voting together as a single class elect all four of the Class III directors. As a result, the holders of our Class A common stock and Class B common stock will be voting to elect Charles Drucker, Karen Richardson, Boon Sim and Jeffrey Stiefler.

Nominees

The Nominating and Corporate Governance Committee of the Board of Directors recommended, and the Board of Directors approved, Charles Drucker, Karen Richardson, Boon Sim and Jeffrey Stiefler as the nominees for election at the Annual Meeting. If elected, each of the nominees will serve as Class III directors with a term expiring at our annual meeting in 2021, and until a successor is qualified and elected or until his earlier resignation or removal. Each of the nominees is currently a director of the Company. Please see “Nominees” beginning on page 8 of this proxy statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Charles Drucker, Karen Richardson, Boon Sim and Jeffrey Stiefler. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

The Board of Directors unanimously recommends that you vote “FOR” the election of each of Charles Drucker, Karen Richardson, Boon Sim and Jeffrey Stiefler as Class III directors.

ITEM 2:	PROPOSAL TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT

As we have done in prior years, Worldpay is asking our stockholders to approve, in a non-binding advisory vote, the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis and the Executive Compensation sections of this proxy statement. The Compensation Committee values the opinions of the Company’s stockholders. Accordingly, the Compensation Committee will consider the outcome of the vote on this proposal when it makes future decisions regarding executive compensation.

Our executive compensation program is designed to provide a competitive compensation package that rewards individual and Company performance, reflects job complexity and responsibility, and ensures long-term motivation and retention. We seek to accomplish these goals in a way that is aligned with the long-term interests of our stockholders. To achieve these objectives, our executive compensation program follows these principles:

•

offer a total compensation opportunity that is competitive in our industry and sufficient to attract, retain and motivate executives who can drive our performance and lead us to achieve our short-term and long-term financial and strategic objectives

•	pay for performance by linking a majority of pay to Company performance and changes in stockholder value, while mitigating undue risk

•

align the interests of our executives and stockholders by using long-term equity-based incentives and maintaining stock ownership and retention guidelines that encourage a culture of ownership and reward executive officers for sustained and superior Company performance and stockholder return

The Board of Directors recommends that stockholders approve the following resolution at the 2018 Annual Meeting:

RESOLVED, that the stockholders of Worldpay, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narrative in the Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders.

For the reasons discussed above, the Board of Directors unanimously recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.

ITEM 3:	APPROVAL OF AMENDMENT OF THE WORLDPAY, INC. EMPLOYEE STOCK PURCHASE PLAN TO FACILITATE OPERATION OF A SAVE-AS-YOU-EARN (SAYE) SUB-PLAN FOR EMPLOYEES IN THE UNITED KINGDOM

We are asking our stockholders to approve an amendment of the Worldpay, Inc. Employee Stock Purchase Plan (formerly the Vantiv, Inc. Employee Stock Purchase Plan and hereinafter the “ESPP”), to facilitate the establishment of a sub-plan under the ESPP for employees in the United Kingdom which will constitute a Save-As-You-Earn (SAYE) share option scheme under UK law (described more fully below and hereinafter the “SAYE”). In order to permit the amendment of the ESPP to establish this sub-plan in a manner that takes full advantage of applicable UK tax law, we are asking our stockholders to permit the issuance of purchase rights at a discount of 20% to the fair market value of our Class A common stock (measured as of the date, or average 3 days, prior to the establishment of the purchase right). This is the sole amendment being proposed to the ESPP that requires stockholder approval. In particular, no increase is being requested in the aggregate number of shares of our Class A common stock available for issuance under the ESPP (including the SAYE), which will continue to be a maximum of 2,500,000 shares of our Class A common stock (subject to adjustment as permitted under the ESPP).

ESPP Overview

The ESPP generally provides our employees with the opportunity to purchase shares of our Class A common stock through accumulated payroll deductions, at a discount from the market price, thereby providing employees with the ability to acquire an equity interest in the Company. Participation in the ESPP incentivizes our employees and further aligns their interests with those of our stockholders. The ESPP is intended to be a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code (the “Code”) for participants who are employees in the United States. The existing terms of the ESPP permit the establishment of sub-plans for employees in jurisdictions outside of the United States, which generally may have terms and conditions consistent with applicable local law.

SAYE Schemes

In general, SAYE schemes allow employees in the United Kingdom to use payroll deductions of up to £500 per month, accumulated over a three or five year term to purchase shares of the sponsoring company at a discount. This discount can be up to 20% of the value of the shares at the time the purchase right, referred to as an SAYE option, is granted (prior to the beginning of the three or five year term). Participants in an SAYE scheme who purchase shares under the scheme are eligible for favorable tax treatment (described more fully below), principally that the difference between the value of the shares at the time of purchase and the purchase price is not subject to income and social taxes. The text of the proposed SAYE sub-plan is attached as an appendix to the ESPP, which itself is attached hereto as an exhibit. The description of the ESPP and the SAYE set forth herein are qualified in their entirety by the terms of the ESPP and the SAYE appendix.

Amendment Requested

Prior to the amendment which is being submitted for stockholder approval herein, the maximum discount from fair market value available to participants in the ESPP was 15% from the fair market value of the Class A common stock on either the first day of the purchase period under the ESPP or the last day of the purchase period, whichever is lower. Because the SAYE rules in the UK permit up to a 20% discount from the fair market value of the Class A common stock, the proposed amendment will permit such a discount to the extent the discount may be offered under applicable local tax law (which would include UK tax law). No other material amendment to the terms of the ESPP is being proposed for stockholder approval (although it is anticipated that the SAYE will be established as a sub-plan under the ESPP, pursuant to the existing terms of the ESPP described below). The Board of Directors, on the recommendation of the Compensation Committee, approved the proposed amendment to the ESPP on March 31, 2018, subject to stockholder approval at the Annual Meeting. If approved by our stockholders, the amendment to the ESPP will become effective on the date of stockholder approval. If stockholder approval is not obtained, we may still establish the SAYE sub-plan, subject to the maximum 15% discount currently provided in the ESPP.

Summary of ESPP

A copy of the ESPP (along with the proposed SAYE which is appended thereto) is attached as Appendix A to this proxy statement. The summary that follows is qualified in its entirety by reference to the full text of the ESPP and SAYE as set forth in Appendix A. Capitalized terms used in this summary that are not otherwise defined have the meanings given in the ESPP. We urge you to read the complete text of the ESPP and SAYE. The description below applies to the ESPP and is included in accordance with SEC disclosure requirements; the terms of the SAYE are set forth in the appendix to the ESPP and may differ from those set forth below, as is permissible under the terms of the ESPP governing sub-plans.

Administration

The Compensation Committee will administer the ESPP. The administrator will have full authority to, among other things, interpret the ESPP, determine offering periods and eligibility, adopt rules and regulations and make all other determinations necessary or advisable to administer the ESPP.

Shares Subject to the ESPP

The ESPP authorizes the issuance of a total of 2,500,000 shares of our Class A common stock of which 2,329,428 remain available, which remaining amount represents an overhang of approximately 0.8% based on the number of outstanding shares of Class A common stock as of March 29, 2018. The “overhang” is calculated as the total of (i) shares remaining available for issuance under the ESPP, divided by (ii) the total number of shares of Class A common stock outstanding and shares available for issuance under the ESPP. The shares to be issued under the ESPP may consist of authorized but unissued shares of our Class A common stock, treasury shares or shares purchased on the open market. Any shares issued under the ESPP will reduce, on a share-for-share basis, the number of shares available for issuance under the ESPP. In the event of any change to our outstanding Class A common stock, such as a recapitalization, stock split or similar event, appropriate adjustments will be made to the ESPP and to each outstanding purchase right.

We are not asking shareholders to authorize the registration of additional shares in connection with the approval of the SAYE sub-plan and we expect that the 2,329,428 remaining shares will satisfy our equity needs under the ESPP (including the SAYE sub-plan) for approximately 12 to 13 years.

ESPP Purchase Rights, Offering Periods and Purchase Dates

The ESPP operates by offering eligible employees the right to use accumulated payroll deductions to purchase shares of our Class A common stock (referred to as a purchase right) during designated offering periods established by the administrator. The maximum duration of an offering period may be up to 27 months under the ESPP with a single purchase date at the end of the offering period, or, if so determined by the administrator, the last day of each purchase period occurring within such offering period.

Eligibility and Participation

Eligible employees of the Company and its designated subsidiaries may participate in the ESPP. The administrator, however, may (but is not required to), in its discretion, exclude from participation in any offering pursuant to the ESPP any employees (i) whose customary employment is 20 hours or less per week, (ii) whose customary employment is for not more than five months in any calendar year, (iii) who have been employed for less than one year or (iv) who are highly compensated employees within the meaning of Section 414(q) of the Internal Revenue Code (or “Code”). In addition, any employee who, immediately after a purchase right is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company (as determined under Sections 423(b)(3) and 424(d) of the Code), will not be permitted to participate. As of March 29, 2018, we estimate that approximately 6,360 employees would have been eligible to participate in offerings pursuant to the ESPP, assuming for such purpose that the SAYE was in effect on such date.

In order to participate in the ESPP, an employee who is eligible at the beginning of an offering period will submit an enrollment form and authorize payroll deductions. A participating employee’s accumulated deductions will be used each purchase date to buy shares of Class A common stock at the applicable purchase price (as described below). An employee may authorize contributions up to such limits (expressed as a percentage of compensation or another basis) as the administrator may establish. Notwithstanding the foregoing, no employee will be permitted to purchase shares pursuant to the ESPP or any other employee stock purchase plan intended to qualify under Section 423 of the Code at a rate which exceeds $25,000 for each calendar year (as determined under applicable provisions of the Code).

A participating employee may withdraw from the ESPP during an offering period, and his or her accumulated payroll deductions not yet applied to purchase shares will be refunded.

Purchase Price

The purchase price of the shares of Class A common stock acquired on each purchase date will be determined by the administrator in advance of any purchase period, but will not be less than 85% of the lesser of (i) the last sale price per Class A share on the first day of the offering period or (ii) the last sale price per Class A share on the purchase date.

Termination of Employment

If a participant’s employment is terminated for any reason, he or she is no longer eligible to participate in the ESPP. Any accumulated payroll deductions not yet applied to purchase shares will be refunded.

Special Provisions for Foreign Subsidiaries

In order to comply with the laws or regulations in foreign countries or to otherwise facilitate administration of the ESPP, the administrator shall have the authority to (i) modify the terms and conditions of the ESPP as applicable to individuals outside the United States to comply with applicable foreign laws or regulations, tax policy, accounting principles or customs or to facilitate administration; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the ESPP as appendices); and (iii) take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or applicable laws. These provisions will be utilized to permit the operation of the SAYE sub-plan.

Stockholder Rights

A participating employee will not have any voting, dividend or other stockholder rights with respect to the shares covered by his or her purchase right until the shares are actually purchased by the employee. We may require that shares purchased pursuant to the ESPP be retained by a designated broker or agent for a period of time and/or establish other procedures to permit tracking of disqualifying dispositions.

Assignability

Purchase rights under the ESPP will not be assignable or transferable, except by will or the laws of descent and distribution.

Change in Control

In the event the Company is acquired by merger or sale of all or substantially all of its assets or outstanding capital stock, then all outstanding purchase rights under the ESPP shall automatically be exercised immediately prior to the effective date of such acquisition and all accumulated payroll deductions will be applied to the purchase of shares. In addition, in accordance with the principles of Section 423, the administrator may create special offering periods or special purchase dates for individuals who become employees in connection with the acquisition of another company or cease to be employees in connection with the disposition of any portion of the Company or its subsidiaries.

Amendment and Termination

The administrator may at any time amend, modify, suspend or terminate the ESPP; provided, however, that any amendment which would (i) increase the number of shares available for issuance, (ii) lower the minimum purchase price, (iii) change the individual purchase right limits, (iv) change the class of employees eligible to participate, or (v) require stockholder action under any applicable law, regulation or rule, shall be subject to the approval of the Company’s stockholders to the extent required.

Term

The ESPP will terminate upon the earlier of: (i) the termination of the ESPP by the administrator; or (ii) the date on which no more shares are available for issuance.

United States Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to us and participants subject to U.S. taxation with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the common shares acquired under the ESPP or in the event the participant should die while still owning the purchased common shares.

If a participant sells or otherwise disposes of the purchased shares within two years from the first day of the purchase period in which such shares were acquired or within one year from the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess the participant includes in income.

Any additional gain or loss recognized on the disposition of the shares will be short- or long-term capital gain or loss, depending on the length of time the participant holds the shares after the purchase date.

If a participant sells or disposes of the purchased shares more than two years from the first day of the purchase period in which the shares were acquired and more than one year from the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the amount by which the fair market value of the shares on the first day of the purchase period exceeded the purchase price (computed as of the first day of the purchase period, i.e., the grant date, even if the last sale price of the shares on the last U.S. business day of the purchase period is actually used to calculate the purchase price) of the shares. Any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss. We will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the amount by which the fair market value of the shares on the first day of the purchase period exceeded the purchase price (computed as of the grant date).

Non-U.S. Income Tax Consequences

The income taxation consequences to participants and the Company and its subsidiaries with respect to participation in the ESPP vary by country. For participants in the SAYE, the following generally summarizes the United Kingdom tax consequences that arise with respect to participation in the SAYE and with respect to the sale of Class A common stock acquired under the Scheme. This summary is based on the tax laws and HM Revenue & Customs practice in effect as of the date of this proxy statement. Changes to these laws or practice could alter the tax consequences described below. This summary is also based on the assumption that participants will exercise the options granted to them under the SAYE at least 3 years after such options have been granted. Exercising such options before the date that falls 3 years after such options have been granted could alter the tax consequences described below.

A participant will not have an income tax liability upon the grant of any option pursuant to the SAYE or upon purchasing stock on the exercise of any option following the applicable vesting date at the end of the three or five year term (referred to as the bonus date). A participant may have a capital gain (or loss) upon the sale of stock that was acquired pursuant to the SAYE. The participant’s capital gain (or loss) will be calculated by deducting the participant’s base cost of the stock from the sale proceeds. The participant’s base cost will be the amount that the participant paid to purchase the stock. Depending upon the participant’s personal circumstances, the participant’s capital gain may be reduced by various tax reliefs.

New Plan Benefits

The benefits to be received by our employees as a result of the amendment of the ESPP are not determinable, since the amounts of future purchases are based on elective participant contributions. Executive officers have not participated in the ESPP to date.

The Board of Directors unanimously recommends that you vote FOR the approval of an amendment of the Worldpay, Inc. Employee Stock Purchase Plan to facilitate operation of a Save-As-You-Earn (SAYE) sub-plan for employees in the United Kingdom.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2017 regarding the Company’s equity compensation plans.

	[a]	[b]	[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
Equity compensation plans approved by stockholders	3,538,173	$44.68	25,641,429	(3)
Equity compensation plans not approved by stockholders	—	—	—

Total	3,538,173	$44.68	25,641,429	(3)(4)

(1)	Column [a] includes the following outstanding equity-based awards:

•	2,300,967 stock options;

•	909,294 restricted stock units; and

•	327,912 performance share units.

(2)	The weighted-average exercise price set forth in this column is calculated without regard to restricted stock units and performance share units, which do not have any exercise price.

(3)

Equity compensation plans consist of the Worldpay, Inc. 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”) and the Worldpay, Inc. Employee Stock Purchase Plan (the “ESPP”). The 2012 Equity Incentive Plan had 35.5 million shares initially authorized for issuance. In addition to these 35.5 million shares, the following shares will become available for grant under the 2012 Equity Incentive Plan, and, to the extent such shares became available as of December 31, 2017, they are included in the table above as available for grant: (i) shares covered by outstanding awards under the 2012 Equity Incentive Plan that are forfeited or otherwise terminated or settled in cash or other property rather than settled through the issuance of shares; and (ii) shares that are used to pay the exercise price of stock options and shares used to pay withholding taxes on equity awards generally. The ESPP had 2.5 million shares initially authorized for issuance. As of December 31, 2017, 2.3 million shares remain available for issuance under the ESPP.

(4)

Additionally, at the time of the acquisition of Mercury Payment Systems, LLC, the Company registered and issued 1.8 million shares under the Mercury Payment Systems, LLC 2010 Unit Incentive Plan, as Restated and Assumed by Worldpay, Inc. The awards issued were stock options, which have been excluded in the table above. As of December 31, 2017 there were 122,642 outstanding options remaining with a weighted-average exercise price of $17.02 and 315,761 awards available to be issued due to forfeitures subsequent to the acquisition.

ITEM 4:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2018. The Board of Directors is asking that you ratify this appointment. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of Worldpay and its stockholders.

We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

The Board of Directors unanimously recommends that you vote FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Worldpay’s directors, executive officers, and any persons who own more than 10% of our common stock (“reporting persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These reporting persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 that they file with the SEC. Based on a review of such forms filed with the SEC and written representations from our reporting persons, Worldpay believes that all forms were filed in a timely manner during fiscal 2017.

OTHER MATTERS

The Board of Directors does not know of any matters that will be brought before the Annual Meeting other than those listed in this proxy statement. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed form of proxy will have authority to vote on such matters in their discretion.

INCORPORATION BY REFERENCE

The information contained above under the captions “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that we specifically incorporate it by reference into such filing.

ADDITIONAL INFORMATION

Stockholder Proposals and Other Business for our Annual Meeting in 2019

If you want to submit a proposal for possible inclusion in our proxy statement and form of proxy for the 2019 Annual Meeting of Stockholders, you must ensure your proposal is received by us on or before December 5, 2018 and is otherwise in compliance with the requirements of SEC rules, including Exchange Act Rule 14a-8.

Our Bylaws provide that other business, including stockholder nominations for director, may not be brought before an annual meeting unless it is (1) specified in the notice of meeting (which includes stockholder proposals that the Company is required to include in its proxy statement under Exchange Act Rule 14a-8), (2) properly brought by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (3) brought by a stockholder of the Company on the record date who has delivered the requisite notice to the principal executive office of the Company (containing the information specified in the Bylaws). To be timely for the 2019 Annual Meeting, the requisite notice must be delivered no earlier than January 15, 2019 nor later than February 16, 2019. If the date of the 2019 Annual Meeting is more than 30 days before or more than 60 days after May 16, 2019, our Bylaws provide that notice by the stockholder must be received no later than the 10th day following the date on which public announcement of the date of the 2019 Annual Meeting is first made by Worldpay.

A copy of the full text of the Company’s Bylaws may be obtained online on our website at www.worldpay.com in the Corporate Governance section of our Investor Relations webpage or upon written request to the Corporate Secretary at 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

Solicitation of Proxies

The above notice and proxy statement are sent by order of the Board of Directors.

Nelson F. Greene

Chief Legal Officer and Corporate Secretary

Dated: April 4, 2018

Appendix I

WORLDPAY, INC.

EMPLOYEE STOCK PURCHASE PLAN

Last Amended by the Board of Directors: March 31, 2018

Last Approved by the Stockholders: May [•], 2018

SECTION 1

PURPOSE

The purpose of the Worldpay, Inc. Employee Stock Purchase Plan (the “Plan”) is to encourage and facilitate stock ownership by Employees by providing an opportunity to purchase Common Stock through accumulated Contributions. The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code for Participants who are employees of Worldpay, Inc. or Subsidiaries of Worldpay, Inc. in the United States. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. Notwithstanding the foregoing, the Company may make Offerings under the Plan that are not intended to qualify under Section 423 of the Code to the extent deemed advisable for Subsidiaries outside the United States (each, a “Non-423 Offering”). Furthermore, the Company may make separate Offerings under the Plan, each of which may have different terms, but each separate Offering (other than a Non-423 Offering) will be intended to comply with the requirements of Section 423 of the Code.

SECTION 2

DEFINITIONS

Whenever used herein, the following terms shall have the respective meanings set forth below.

(a)        “Applicable Laws” means the requirements relating to or impacting the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the Plan.

(b)        “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). Until and unless the Board of Directors of the Company determines otherwise, the Compensation Committee of the Board is deemed appointed by the Board to administer the Plan and shall have all powers of the Board under the Plan, provided, however, that this delegation is non-exclusive such that the Board of Directors shall also be entitled to exercise all powers of the Board under the Plan.

(c)        “Code” means the U.S. Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations or other official applicable guidance promulgated by the Internal Revenue Service with respect to the provisions of the Code and any successor thereto.

(d)        “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and Applicable Laws.

(e)        “Common Stock” means the Class A common stock of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 9.5).

(f)        “Company” means Worldpay, Inc., a Delaware corporation, and any successor thereto.

(g)        “Compensation” means, with respect to any Offering Period, a Participant’s regular and recurring straight time gross earnings, payments for overtime and shift premiums, incentive compensation, bonuses and other similar compensation payable in the form of cash, but excluding variable compensation awards. The Board, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for any subsequent Offering Period, consistent with the requirements of Section 423 of the Code for any Offering qualified under Section 423 of the Code. In addition, the Board has the authority to make decisions about how Compensation should be interpreted for Employees outside the United States to the extent there are items of compensation or remuneration not specifically addressed above.

(h)        “Contributions” means a Participant’s after-tax contributions of Compensation by payroll deduction (or other means of contributions that may be permitted under the Plan) pursuant to Section 5.4, and authorized by the Employer pursuant to Sections 5.3 and 5.4.

(i)        “Employee” means any individual designated as an employee of Employer on the payroll records thereof. A Participant shall be deemed to have ceased to be an Employee either upon a Terminating Event or upon the entity employing the Participant ceasing to be an Employer.

(j)        “Employer” means the Company and any Subsidiary whose employees are expressly permitted to participate in the Plan by the Board pursuant to Section 4. With respect to a particular Employee, Employer means the Company or Subsidiary, as the case may be, that directly employs the Employee.

(k)        “Fair Market Value” means the fair market value on any date of the Common Stock as determined by the Board by the reasonable application of such reasonable valuation method, consistently applied, as the Board deems appropriate (which determination shall, to the extent applicable, be made in a manner that complies with Section 409A of the Code); provided, however, that if the Common Stock is readily tradable on an established securities exchange or securities market, Fair Market Value on any date shall be the last sale price reported for the shares of Common Stock on such exchange or market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported.

(l)        “Offering” means an offering of Common Stock pursuant to the Plan.

(m)        “Offering Date” means, for any Offering Period, the first day of such Offering Period.

(n)        “Offering Period” means a period, established by the Board during which the Offering is outstanding, which shall not exceed twenty-seven (27) months from the Offering Date (or the expiration or such other applicable period specified under Section 423(b)(7) of the Code, or any successor provision of the Code thereto).

(o)        “Participant” means an Employee who has become a participant in a Purchase Period in accordance with Section 5.3 and remains a participant in accordance with the Plan.

(p)        “Purchase Date” means for any Offering Period, the last day of such Offering Period, or, if so determined by the Board, the last day of each Purchase Period occurring within such Offering Period.

(q)        “Purchase Period” means a period, established by the Board, included within an Offering Period and on the final day of which outstanding Purchase Rights are exercised.

(r)        “Purchase Price” has the meaning set forth in Section 5.6.

(s)        “Purchase Right” means the right to purchase Common Stock granted to an Employee under Section 5.

(t)        “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

(u)        “Terminating Event” means a Participant’s termination of employment with the Employer for any reason or any other event that causes such Participant to no longer meet the requirements of

Section 4; provided, however, that, for purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved in accordance with Employer policy; provided further, however, that if such period of leave of absence exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, then, solely for purposes of the Plan, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. A transfer of a Participant’s employment between or among the Company and any Subsidiary or Subsidiaries shall not be considered a Terminating Event; provided that following such transfer of employment the Participant continues to be employed by the Company or a Subsidiary whose employees are not excluded from participation in the Plan pursuant to Section 4(c).

(v)        “Total Contributions” means, with respect to a Participant on any given date and for any given Purchase Period, the aggregate of the Contributions of such Participant on or prior to such date, less amounts previously used to purchase Common Stock or otherwise withdrawn or distributed with respect to such Purchase Period.

SECTION 3

ADMINISTRATION

3.1  Administration by the Board.    The Plan shall be administered by the Board. The Board shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentences of this Section 3, subject to the express provisions of the Plan, the Board shall have full and exclusive discretionary authority to interpret, construe and apply any and all provisions of the Plan and any agreements, forms, and instruments relating to the Plan; prescribe the forms of all agreements, forms, and instruments relating to the Plan; designate Subsidiaries as participating Employers in the Plan; designate separate Offerings under the Plan; determine eligibility to participate in the Plan; adopt rules and regulations for administering the Plan; adjudicate and determine all disputes arising under or in connection with the Plan; determine whether a particular item is included in Compensation; and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Board with respect to the Plan or any agreement shall be final, conclusive and binding on all parties. Subject to Applicable Laws, rules, and regulations, the Board may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any employee or group of employees of the Company or any Subsidiary, and revoke any such delegation at any time. Notwithstanding any provision to the contrary in the Plan, the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with applicable local requirements, and information to be provided to the Board regarding dispositions of Common Stock that has been acquired pursuant to a Purchase Right.

3.2  Authority of Officers.    Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company in the Plan, provided that the officer is duly authorized with respect to such matter, right, obligation, determination or election.

SECTION 4

ELIGIBILITY

4.1  General Rule.    Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.

4.2  Exclusions.

(a)        Notwithstanding the provisions of Section 4.1, the Board, at its sole discretion, may (but is not required to) exclude from participation (to the extent compliant with the Section 423 of the Code rules regarding equal rights and privileges) in any offering made under the Plan any Employees (i) whose customary employment is twenty (20) hours per week (or such lesser period of time as may be determined by the Board), (ii) whose customary employment is for not more than five (5) months in any calendar year (or such lesser period of time as may be determined by the Board), (iii) who have been employed less than two (2) years (or such lesser period of time as may be determined by the Board), or (iv) who are highly compensated employees (within the meaning of Section 414(q) of the Code). With respect to a Non-423 Offering, the Board may limit or expand eligibility further.

(b)        Notwithstanding Section 4.1, any Employee who, immediately after a Purchase Right is granted, applying the rules under Sections 423(b)(3) and 424(d) of the Code to determine stock ownership, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, shall not be entitled to participate in the Plan.

(c)        For the avoidance of doubt, any Employee of any Subsidiary which has not been designated by the Board as an Employer hereunder shall be excluded from the Plan.

SECTION 5

STOCK PURCHASES

5.1  Stock to Be Issued.    Subject to the provisions of Sections 5.7 and 9.5, the number of shares of Common Stock that may be issued or delivered under the Plan (including any sub-plans and/or modifications as may be established by the Board as provided in Section 9.8) shall not exceed 2.5 million shares. The shares to be delivered to Participants, or their beneficiaries, under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose, treasury shares or shares acquired on the open market. Until the shares are delivered (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

5.2  Grant of Purchase Rights.    Subject to Section 4, the Company shall offer Purchase Rights under the Plan to all Employees. Purchase Rights shall be granted on such dates as shall be determined by the Board. The term of each Purchase Right for a specific Purchase Period shall end on the Purchase Date established by the Board for such Purchase Period prior to the Offering Date of such Purchase Right (or such earlier date determined pursuant to Sections 9.6 or 9.7). Subject to the provisions of Section 5.4, the number of shares of Common Stock subject to a Participant’s Purchase Right shall be the lesser of: (i) the quotient of (A) the Total Contributions made by such Participant in accordance with Section 5.4 divided by (B) the Purchase Price for each share of Common Stock purchased pursuant to such Purchase Right; or (ii) the maximum number of shares that is established, and, in the context of an aggregate maximum for all Participants, allocated, by the Board with respect to the Purchase Period prior to the Offering Date. The Board may determine whether and, if so, how fractional shares will be included in the determination of the shares subject to each Purchase Right.

5.3  Participation and Payroll Deductions.    An Employee who meets the requirements of Section 4 may participate in the Plan under this Section 5 by completing enrollment in the form or manner prescribed by the Board, and by satisfying such other conditions or restrictions as the Board shall establish in accordance with the Plan. Each Participant shall at the time of such election authorize a payroll deduction from the Participant’s Compensation to be made as of any future payroll period. Any election to authorize payroll deductions shall be effective on such date as the Board may determine after the date of completion of enrollment in the manner prescribed by the Board.

5.4  Participant Contributions.    Individual bookkeeping accounts shall be established for each Participant (each a “Plan Account”) to which shall be credited the amount of the Contributions. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except where the Company in its sole discretion (unless legally required) determines that Contributions be deposited with an independent third party or otherwise segregated from the Company’s general corporate funds. An Employee may authorize Contributions in terms of whole percentages of Compensation (or on such other basis and subject to such limits as the Board may establish), up to a limit the Board may determine. Notwithstanding any provisions of the Plan to the contrary, a Participant shall not be permitted to purchase Common Stock pursuant to Purchase Rights under the Plan and under any other employee stock purchase plan of the Company or any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value, determined at the time the Purchase Right is granted (or such other amount as may be adjusted from time to time under applicable provisions of the Code), for each calendar year in which any Purchase Right granted to such Employee is outstanding at any time. Except as provided in Section 5.8, if a Participant has a Terminating Event, (i) such Participant may not make further Contributions, and (ii) his or her outstanding Purchase Rights shall terminate and any amount of cash then credited to his or her Plan Account shall be returned to the Participant or his or her designated beneficiary pursuant to the Plan, as applicable. No interest shall accrue on amounts credited to any Plan Account (unless legally required) or distributed to any Participant or designated beneficiary pursuant to the Plan.

5.5  Exercise of Purchase Rights.    Unless a Participant withdraws from the Plan as provided in Section 6.2, on the Purchase Date (or such other period as the Board or its delegate may determine), the cash balance in such Plan Account on such Purchase Date shall be used to exercise the Participant’s Purchase Right to the extent that such balance is sufficient to purchase whole shares of Common Stock subject to such Purchase Right at the Purchase Price. No fractional shares will be issued unless specifically provided for in the Offering. Any Contributions accumulated in a Participant’s Plan Account that are not sufficient to purchase a full share shall be retained in such account for any remaining or subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 6. Any Contributions in excess of annual stock purchase limits will be returned to the Participant on the pay date following the Purchase Date without interest. Any other monies remaining in the Plan Account after the Purchase Date shall be returned to the Participant or his or her beneficiary (as applicable) in cash, without interest, within thirty (30) days following the Purchase Date. If the number of shares of Common Stock that Participants become entitled to purchase under the Plan is greater than the shares of Common Stock offered in a particular Purchase Period or remaining available under the Plan, as applicable, the available shares of Common Stock shall be allocated by the Board among such Participants in as uniform a manner as will be practicable and as the Board determines is fair and equitable.

5.6  Purchase Price.    Except as provided in Section 5.8, the Purchase Price per share of Common Stock (the “Purchase Price”) to be paid by each Participant on each exercise of the Participant’s Purchase Right shall be specified by the Board, in its discretion (subject to compliance with Section 423 of the Code for a qualified Offering under Section 423 of the Code), in advance of any Purchase Period; provided, however, that the Board shall not specify a Purchase Price that is less than the lesser of (i) eighty-five percent (85%) (or such greater percentage as the Board may authorize uniformly with respect to all affected Participants) of the Fair Market Value of a share of Common Stock on the Offering Date, or (ii) eighty-five percent 85% (or such greater percentage as the Board may authorize uniformly with respect to all affected Participants) of the Fair Market Value of a share of Common Stock on the Purchase Date.

5.7  Canceled, Terminated or Forfeited Purchase Rights.    Any shares of Common Stock subject to a Purchase Right which for any reason are canceled, terminated or otherwise forfeited without the issuance of any Common Stock shall again be available for Purchase Rights under the Plan.

5.8  Change in Employment Status Due to Death or Permanent Disability.    Upon a Terminating Event resulting from a Participant’s death or permanent disability (as determined by the Board), the Participant’s participation in the Plan shall terminate immediately, subject to Applicable Law. In such event, the Participant’s Plan Account balance that has not been used to purchase shares shall be paid in accordance with Applicable Laws.

SECTION 6

DEDUCTION CHANGES, WITHDRAWAL DURING EMPLOYMENT AND DISTRIBUTIONS

6.1  Deduction Changes.    Once a Participant has authorized Contributions for a Purchase Period, the Participant may change the selected rate of Contributions by providing notice to the Company of such change (subject to any limitations imposed by the Board for an Offering Period).

6.2  Withdrawals During Employment.    A Participant may at any time (subject to such notice requirements or other limitations as the Board may prescribe), and for any reason, cease participation in the Plan and withdraw all cash, if any, in his or her Plan Account pursuant to Section 8. The Participant may thereafter recommence participation in any succeeding Offering Period following completion of a new enrollment form or other enrollment method prescribed by the Board pursuant to Section 5.3.

6.3  Distribution of Contributions During Employment.    Unless the Board otherwise determines, if a Participant ceases to make Contributions during an Offering Period at any time prior to a Terminating Event, any cash balance then held in the Participant’s Plan Account shall automatically be distributed to such Participant as soon as administratively practicable on the next available pay date after the effective date of such cessation. The Board may decrease a Participant’s rate of Contributions, but not below zero percent, at any time during a Purchase Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 5.4 of the Plan.

SECTION 7

DELIVERY OF SHARES

As soon as reasonably practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her Purchase Right in a form determined by the Board (in its sole discretion) and pursuant to rules established by the Board. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any Purchase Right granted under the Plan until such shares have been purchased and delivered to the Participant, including to a broker designated by the Company, as provided in this Section 7.

SECTION 8

WITHDRAWALS AND DISTRIBUTIONS UPON TERMINATION

Upon a Terminating Event or termination of the Plan under Section 9.7, all amounts held for the benefit of a Participant shall be distributed to such Participant or his or her beneficiary or estate. Any withdrawal or other distribution shall be made in the form of cash with respect to accumulated Contributions.

SECTION 9

MISCELLANEOUS PROVISIONS

9.1  Withholding and Other Obligations.    The Company or a Subsidiary shall have the right and power to deduct from all payments or distributions hereunder, or require a Participant or beneficiary to remit promptly upon notification of the amount due (or indemnify the Company or Subsidiary for any such amounts), or otherwise satisfy by any method as determined by the Company in its sole discretion, an amount (which may, if permitted by the Board, include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or any other tax or social insurance contribution liability or any other required amounts or other obligations required by law with respect to any Purchase Right or shares of Common Stock. The Company may defer delivery of Common Stock until such withholding requirements are satisfied. The Board may, in its discretion, permit a Participant or beneficiary to elect, subject to such conditions as the Board shall impose, to have a number of whole (or, at the discretion of the Board, whole and fractional) shares of Common Stock otherwise issuable under the Plan withheld that, based on their Fair Market Value on the date immediately preceding the Purchase Date, is a sufficient number, but not more than is required, to satisfy the withholding tax obligations. The Company makes no representations or undertakings regarding any taxes, social insurance contributions, or other required amounts in relation to the Plan and does not commit to and is under no obligation to structure the terms or any aspect of the Plan to reduce or eliminate Participant’s obligations hereunder or achieve any particular tax result.

9.2  Rights Not Transferable.    Neither Contributions credited to a Participant’s Plan Account nor any Purchase Right granted under the Plan may be alienated, including but not limited to sold, transferred, pledged, assigned, or otherwise hypothecated, other than by will or by the laws of descent and distribution, and any attempt to alienate in violation of this Section 9.2 shall be null and void. Purchase Rights are exercisable during a Participant’s lifetime, barring a Terminating Event, only by such Participant.

9.3  Participant Interest.    A Participant shall have no interest as a stockholder, including, without limitation, voting or dividend rights, with respect to shares of Common Stock covered by his or her Purchase Right until such Purchase Right has been exercised in accordance with the Plan and shares of Common Stock delivered in accordance with Section 7.

9.4  Designation of Beneficiary.    Each Participant may file with the designated broker managing the Plan a written designation of a beneficiary, if allowable by the designated broker, who is to receive any shares of Common Stock under the Plan in the event of the Participant’s death or permanent disability. Beneficiary designations cannot be made for any cash held in the Participant’s Plan Account. Any cash held in the Participant’s Plan Account at the time of the Participant’s death or permanent disability shall be paid in accordance with Applicable Laws. No beneficiary shall, prior to the death of a Participant by whom the beneficiary has been designated, acquire any interest in the shares held on the Participant’s behalf by the designated broker.

9.5  Adjustments Due to Change in Capitalization.    In the event of any corporate event or transaction (including a change in the shares of Common Stock or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, (i) the Board shall determine the kind of shares which may be acquired under the Plan after such event, and (ii) the aggregate number of shares of Common Stock available for grant under Section 5.1 or subject to outstanding Purchase Rights, the maximum number of shares of Common Stock that a Participant may purchase during a Purchase Period and the respective Purchase Price per share applicable to outstanding Purchase Rights shall be appropriately adjusted by the Board as necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, and the determination of the Board shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Purchase Right.

9.6  Change of Control.    In the event the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the state in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding Purchase Rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation (deemed the end of the Purchase Period in such case) by causing all amounts credited to each Participant’s Plan Account to be applied to purchase as many shares of Common Stock as possible pursuant to the Participant’s Purchase Right at the Purchase Price, subject to the limitations of Sections 4.2, 5.1 and 5.2.

9.7  Amendment or Termination of the Plan.    The Board may, at any time, amend, modify, suspend, or terminate the Plan, in whole or in part, without notice to or the consent of any Participant or Employee to the extent permissible under Applicable Law; provided, however, that any such amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum Purchase Price under the Plan, (iii) change the individual Purchase Right limits, (iv) change the class of employees eligible to participate in the Plan, or (v) require stockholder action under any Applicable Law, regulation or rule, shall be subject to the approval of the Company’s stockholders, but in each of (i) through (iv) above, only to the extent such stockholder action is required by Applicable Law, regulation or rule; provided, however, that the Board shall have discretionary authority to designate, from time to time, without approval of the Company’s stockholders, those Subsidiaries that shall constitute an Employer, the employees of which are eligible to participate in the Plan. No amendment, modification, or termination of the Plan shall materially adversely affect the previously accrued rights of any Participant or Employee under the Plan with respect to any Purchase Period then in progress or previously completed without the consent of such Participant or Employee, except that upon a termination of the Plan any Purchase Period then in progress may be accelerated to the termination date and any unexercised Purchase Rights may be cancelled or exercised, in the Board’s discretion. Upon termination of the Plan, all cash, if any, in the Participants’ Plan Accounts shall be distributed to each Participant pursuant to Section 8 as soon as practicable thereafter. The Board may at any time terminate a Purchase Period then in progress and provide, in its discretion, that Participants’ then outstanding Plan Account cash balances shall be used to purchase shares of Common Stock pursuant to Section 5 or distributed to the applicable Participants pursuant to Section 8. Without stockholder consent and without limiting the foregoing, the Board will be entitled to establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.

9.8  Power to Vary Terms with Respect to Non-U.S. Employees or Adopt Sub-Plans.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or regulations in other countries in which the Company and its Subsidiaries operate or have Participants or to otherwise facilitate administration of the Plan, the Board shall have the power and authority at any time to (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws or regulations, tax policy, accounting principles or customs or to facilitate administration of the Plan; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices); and (iii) take any action that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or Applicable Laws. To the extent any sub-plans are established, the rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 5.1, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. Alternatively and in order to comply with the laws of a foreign jurisdiction, the Board shall have the power, in its discretion, to grant Purchase Rights in an Offering under Section 423 of the Code to citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Purchase Rights granted under the same Offering to Employees resident in the United States. Notwithstanding the foregoing, the Board may not take any actions hereunder that would violate the Securities Exchange Act of 1934, as amended, the Code, any securities law or governing statute or any other Applicable Law or cause the Plan not to comply with Section 423 of the Code.

9.9  No Constraint on Corporate Action.    Nothing contained in the Plan shall be construed to prevent the Company, any Subsidiary or any other affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on the Plan, or any Purchase Rights granted under the Plan. No Participant, Employee, beneficiary, or other person, shall have any claim against the Company, any Subsidiary, or any of its other affiliates, as a result of any such action.

9.10      Conditions Upon Issuance of Shares.

(a)        The granting of Purchase Rights and the issuance of shares of Common Stock under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)        If at any time the Board shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any Applicable Laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of such shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Purchase Right, or to issue or deliver evidence of title for shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

(c)        If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to a Purchase Right is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Purchase Rights, and the right to exercise or payment of any Purchase Right shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(d)        The Board may require each person receiving shares of Common Stock in connection with any Purchase Right to represent and agree with the Company in writing that such person is acquiring such shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Board may prescribe. The Board, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Purchase Right as it deems appropriate.

9.11  Participants Deemed to Accept Plan.    By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board in any case in accordance with the terms and conditions of the Plan.

9.12  Rights of Participants.

(a)  Rights or Claims.    No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement, offering document or sub-plan thereunder. The liability of the Company and any Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any other affiliate thereof or the Board not expressly set forth in the Plan. The grant of a Purchase Right under the Plan shall not confer any rights upon the Employee holding such Purchase Right other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Purchase Right, or to all Purchase Rights, or as are expressly set forth in any applicable agreement, offering document or sub-plan evidencing such Purchase Right. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any agreement, offering document or sub-plan thereunder shall be deemed to:

(i)        Give any Employee the right to be retained in the service of the Employer, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(ii)        Restrict in any way the right of the Employer to terminate, change or modify any Employee’s employment at any time with or without cause, subject to Applicable Law;

(iii)        Constitute a contract of employment between the Employer and any Employee, nor shall it constitute a right to remain in the employ of the Employer;

(iv)        Give any Employee the right to receive any bonus, whether payable in cash or in shares of Common Stock, or in any combination thereof, from the Company and/or a Subsidiary, nor be construed as limiting in any way the right of the Company and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(v)        Give any Employee any rights whatsoever with respect to a Purchase Right except as specifically provided in the Plan and any applicable agreement, offering document or sub-plan thereunder, or give any Employee any right to receive any additional current or future Purchase Right (or any payment or benefit based on the value of a Purchase Right) under the Plan or otherwise, whether on the basis of employment or termination thereof.

(b)  Exercise Rights.    Notwithstanding any other provision of the Plan, an Employee’s right or entitlement to exercise any Purchase Right shall only result from continued employment with the Employer.

(c)  No Effects on Benefits.    Compensation received by a Participant under a Purchase Right is not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, policies, programs, contracts, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Purchase Right or shares of Common Stock purchased or otherwise received under the Plan.

(d)  No Effect on Other Plans.    Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary, or prevent or limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for their employees or grant or assume Purchase Rights or other rights otherwise than under the Plan.

9.13  Term of Plan.    Following adoption of the Plan by the Board, the Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company who are present and represented at a special or annual meeting of stockholders where a quorum is present, which approval occurs not earlier than one (1) year before, and not later than one (1) year after, the date the Plan is adopted by the Board. The Plan shall terminate on the earlier of (i) the termination of the Plan pursuant to Section 9.7, and (ii) when no more shares are available for issuance pursuant to Purchase Rights under the Plan.

9.14.  Section 409A of the Code.    The Plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code with respect to United States taxpayers (although the Company makes no undertaking or representation to achieve or maintain such qualification), and if the Plan so qualifies, the Plan is exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Board determines that a Purchase Right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a Purchase Right under the Plan to be subject to Section 409A of the Code, the Board may amend the terms of the Plan and/or of an outstanding Purchase Right granted under the Plan, or take such other action the Board determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Right or future Purchase Right that may be granted under the Plan from or to allow any such Purchase Rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Board would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Purchase Right under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto. The Company makes no representation that the Purchase Right under the Plan is compliant with Section 409A of the Code.

9.15  Governing Law.    Except as to matters concerning the issuance of shares of Common Stock or other matters of corporate governance, which shall be determined, and related Plan and Purchase Right provisions, which shall be construed, under the laws of the State of Delaware, the Plan and each offering document shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related agreement.

9.16  Administration Costs.    The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing shares of Common Stock pursuant to Purchase Rights granted hereunder.

9.17  Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

9.18  Construction; Headings.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. The words “Section” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

* * * * *

ANNEX A

WORLDPAY, INC.

EMPLOYEE STOCK PURCHASE PLAN

RULES OF

THE WORLDPAY, INC.

SAVE-AS-YOU-EARN (SAYE) OPTION SCHEME

Adopted by the Board on March 31, 2018 as a sub-plan to the Worldpay, Inc. Employee Stock Purchase Plan (conditional upon Stockholder approval)

Approved by Stockholders on ● 2018

Registered with HM Revenue and Customs on ● 2018 under Reference: ●

THE WORLDPAY, INC. SAVE-AS-YOU-EARN (SAYE) OPTION SCHEME

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The words and expressions used in the Rules which have capital letters have the meanings set out in the Appendix 1. Unless otherwise specified in the Rules, references to statues and regulations contained in the Rules shall refer to legislation of the United Kingdom.

1.2	Interpretation

The headings in the Rules are for convenience and should be ignored when construing them. Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders.

Reference in the Rules to any statutory provisions are to those provisions as amended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them.

2.	INVITATION AND APPLICATION FOR OPTIONS

2.1	Time when invitations may be made

The Board may, during an Invitation Period, invite Eligible Employees to apply for Options. If the Board chooses to exercise its discretion in this way, invitations will be extended to all Eligible Employees.

2.2	Form of invitation

The Board will specify the form of the invitations to apply for Options and state whether or not the Shares over which the Options will be granted are subject to restrictions and if so, the details of any such restrictions. Invitations may be made by letter, poster, circular, advertisement, electronically or any other means or combination of means determined by the Board. If the Option Price is advertised by poster, the Date of Invitation will be the day following the day or, as the case may be, the last of the three Dealing Days by reference to which the Option Price is determined. For as long as Shares are Listed, the Date of Invitation must be chosen so that each Dealing Day used to determine the Option Price is within the Invitation Period.

2.3	Option Price

The Board will decide the Option Price for an invitation. The Option Price will not be less than the higher of:

(a)

80 per cent. of the Market Value of a Share on the Dealing Day immediately preceding the Date of Invitation or, if the Board decides, 80 per cent. of the average of the Market Values of a Share on the three Dealing Days immediately preceding the Date of Invitation or 80 per cent. of the Market Value at such other time or times agreed in advance with HMRC; and

(b)	if the Shares are to be subscribed, their nominal value,

but subject to any adjustment under Rule 9.

2.4	Applications

An Eligible Employee may apply for an Option in the form specified by the Board. The application will contain any undertakings and/or declarations from Eligible Employees that the Board requires for the Plan. The application form must be accompanied by a completed proposal form to enter a Savings Contract with the Savings Body. Eligible Employees must apply for Options within 21 days following the Date of Invitation (or any shorter period, but not less than 14 days, determined by the Board).

2.5	Employee’s specification

An Eligible Employee must specify:

(a)	the Monthly Contribution which, subject to Rules 2.8 and 3, the Eligible Employee wishes to make; and

(b)	subject to Rule 2.7, whether the Savings Contract Repayment is to include the Three Year Bonus or the Five Year Bonus.

2.6	Shares available

The Board may specify a maximum number of Shares available under an invitation.

2.7	Bonus available

The Board may allow Eligible Employees when applying for an Option to elect for the Three Year Bonus and/or the Five Year Bonus. If the Board does not specify in the invitation documents, Eligible Employees may only elect for the Three Year Bonus.

2.8	Limit on participation

A Participant cannot contribute monthly to Savings Contracts more than the Maximum Contribution.

3.	SCALING DOWN

3.1	Method

If there are insufficient Shares available to satisfy valid applications for Options, the Board may use any of the following methods, or a combination of methods, to scale down applications to the extent necessary to eliminate the excess:

(a)

reduce pro-rata the proposed Monthly Contribution of each Eligible Employee which is in excess of an amount chosen by the Board (though such amount may not, unless determined otherwise by the Board before the Date of Invitation, exceed £50); or

(b)	treat the bonus of each Eligible Employee as wholly or partly excluded from the Savings Contract Repayment; or

(c)	reduce pro-rata the proposed Monthly Contribution of each Eligible Employee, provided that this amount is not less than the Minimum Contribution; or

(d)	treat any applications for a Five Year Bonus as an application for a Three Year Bonus; or

(e)	select applications by lot, each based on a Monthly Contribution equal to the Minimum Contribution and no bonus in the Savings Contract Repayment.

3.2	Applications modified

If scaling down is necessary each application will be deemed to have been modified or withdrawn in accordance with the method(s) chosen under Rule 3.1 and the Board will complete or amend, as appropriate, each Savings Contract proposal form to reflect any reduction in Monthly Contributions. The Board will then grant Options under Rule 4, but the period of 30 days in Rule 4.2 will be increased to 42 days.

4.	GRANT OF OPTIONS

4.1	Option grant

Subject to Rule 3, Options will be granted by the Board to each Eligible Employee who has applied for an Option over the largest whole number of Shares that can be acquired at the Option Price with the Savings Contract Repayment related to their respective applications. An Option will be granted so that it constitutes a binding contract between the Company and the Participant. There will be no payment for the grant of an Option.

4.2	Time of grant

Options will be granted within 30 days after the date on which the Option Price is determined or, if the Option Price is determined over three consecutive Dealing Days, within 30 days after the earliest of those Dealing Days.

4.3	Notification of grant

A Participant will be notified of the grant of an Option and may be issued with an option certificate specifying the date on which the Option was granted, the number of Shares under the Option, the Option Price, the bonus and Bonus Date of the Option. Alternatively, a Participant may be advised where that information can be accessed, or be given the opportunity to obtain such details electronically.

4.4	Options personal to Participants

An Option may not, nor may any rights in respect of it, be transferred, assigned, charged or otherwise disposed of to any person, except that on the death of a Participant an Option may be transmitted to the Participant’s personal representatives.

5.	LIMIT ON SHARES

5.1	Shares authorised for issuance under the Plan

The total number of Shares which are authorised for issuance under the Plan shall be governed by Section 5.1 of the ESPP.

5.2	Exclusion from limit

In calculating the limit in Rule 5.1, any Shares where the right to acquire them was cancelled, released or lapsed without being exercised, will be disregarded.

5.3	Grants in excess

If an Option is granted on terms which do not comply with this Rule 5, the number of Shares over which that Option has been granted will, together with the number of Shares over which all other Options have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with this Rule. An adjusted Option will take effect from the Date of Grant as if it had been granted on the adjusted terms and, for the purpose of Rule 8.2, the amount of the repayment made under the Participant’s related Savings Contract will be deemed to be adjusted as appropriate.

5.4	Adjustment of Shares to be taken into account

Where Shares issued under the Plan and the ESPP are to be taken into account for the purposes of the limit in this Rule and a Variation in the equity share capital of the Company has taken place between the date of issue of those Shares and the date on which the limit is to be calculated, then the number of Shares taken into account for the purposes of the limit will be adjusted in the manner the Board considers appropriate to take account of the Variation.

6.	TIME OF EXERCISE OF OPTIONS

6.1	General rules for exercise

An Option may, except as provided in Rule 6.2, only be exercised by a Participant while he is a director or employee of a Participating Company or an Associated Company.

6.2	Timing of exercise

Subject to Rule 7, an Option can be exercised at any time during the period of six months following the earliest of:

(a)	the applicable Bonus Date;

(b)	the Participant ceasing to be a director or employee of a Participating Company or an Associated Company:

(i)	by reason of injury, disability, Redundancy or retirement;

(ii)	by reason of:

a.	a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006; or

b.

a Participant holding office or being employed in a company which is an Associated Company of the Company and that company then ceasing to be an Associated Company by reason of a change of control (as determined in accordance with sections 450 and 451 of the Corporation Tax Act 2010);

(iii)

because the office or employment relates to a business or part of a business which is transferred to a person who is not an Associated Company of the Company, where the transfer is not a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006;

(iv)	more than three years after the Date of Grant, due to pregnancy;

(c)	the passing of a resolution for voluntary winding-up of the Company (other than for the purpose of a reconstruction or amalgamation).

6.3	Death

Subject to Rule 7, any Option held by a Participant who dies can be exercised by the Participant’s personal representatives within 12 months after the earlier of the date of the Participant’s death or the Bonus Date of the Option (if death occurs within six months of the Bonus Date).

6.4	Cessation of scheme related employment

(a)

For the purposes of Rule 6.2(b), a Participant will not be treated as ceasing to be an employee or director of a Participating Company until the Participant is no longer employed by the Company or an Associated Company (which for these purposes is defined in paragraph 35(4) of Schedule 3).

(b)

For the purposes of Rule 6.2(b)(iv), a woman who leaves employment because of pregnancy will cease employment on the date on which she indicates either that she does not intend to return to work or that she will not be returning to work. If she does not so indicate she will cease employment on the day after the date on which maternity pay under the Employment Rights Act 1996 ceases to be payable, or if later, any other date specified in the terms of her employment without her returning to work.

6.5	Takeover

(a)

Subject to Rule 7 and provided the Option is not to be exchanged under Rule 6.8, an Option can be exercised up to 20 days before the relevant date and for a period of six months following the relevant date, the relevant date being the date on which an offeror (together with others, if any, acting in concert with the offeror) obtains Control of the Company as a result of making a general offer to acquire all the issued ordinary shares of the Company or all of the shares of the Company which are of the same class as the Shares and which, in either case, are not at the time owned by the offeror or any company Controlled by the offeror and/or persons acting in concert with the offeror) and any condition subject to which the offer was made has been satisfied. In respect of any Option exercised in anticipation of the change of Control occurring, where the relevant date does not occur within the period of 20 days following the exercise of the Option, the exercise of the Option will be treated as having no effect.

(b)

If, as a result of the change of Control the Shares no longer meet the requirements of Part 4 of Schedule 3, an Option may be exercised up to 20 days after the relevant date notwithstanding that the Shares no longer meet the relevant Schedule 3 requirements.

6.6	Compulsory acquisition notice

Subject to Rule 7 and provided the Option is not to be exchanged under Rule 6.8, an Option can be exercised for the period during which a person is bound or entitled under sections 979 to 982 or 983 to 985 of the Companies Act 2006 to acquire any Shares (or who would be so entitled but for the fact that there were no dissenting shareholders).

6.7	Company reconstruction under s899

(a)

Subject to Rule 7 and provided the Option is not to be exchanged under Rule 6.8, an Option can be exercised up to 20 days before the relevant date and during the period of six months commencing on the relevant date, the relevant date being the date on which the court sanctions a compromise or arrangement under section 899 of the Companies Act 2006 (“Court Sanction”) (or a non-UK company reorganisation arrangement within the meaning of paragraph 47A of Schedule 3 becomes binding). In respect of any Option exercised in anticipation of Court Sanction occurring, where the relevant date does not occur within the period of 20 days following the exercise of the Option, the exercise will be treated as having no effect.

(b)

If as a result of the scheme or arrangement referred to in Rule 6.7(a), the Shares no longer meet the requirements of Part 4 of Schedule 3, an Option may be exercised up to 20 days after the relevant date notwithstanding that the Shares no longer meet the relevant Schedule 3 requirements.

6.8	Reorganisation or merger

If this rule applies, no Options are exercisable. Instead, all Options are to be exchanged during the period set out in paragraph 38(3) of Schedule 3. Rule 10 applies to the exchange save that references to the Acquiring Company in that Rule will be deemed to be references to the Successor Company as defined below. This rule applies when:

(a)	a company (the “Successor Company”) has obtained Control of the Company; and

(b)	at least 75% of the shares of the Successor Company are held by the same shareholders as the shareholders of the Company immediately after the Successor Company has obtained Control; and

(c)	the Successor Company consents to the exchange of options under this Rule.

7.	LAPSE OF OPTIONS

7.1	Normal lapse

Subject to the other provisions of this Rule 7, an Option will lapse on the earliest of:

(a)	the expiry of six months from the Bonus Date;

(b)	the expiry of six months from the date on which the Participant ceases to be a director or employee of a Participating Company or an Associated Company in accordance with Rule 6.2(b);

(c)	the date on which the Participant ceases to be a director or employee of a Participating Company or an Associated Company in any circumstances other than those referred to in Rule 6.2(b);

(d)	the Participant’s right to continue making Savings Contributions lapsing under the provisions of the Savings Contract other than on death or for the purpose of exercising an Option; and

(e)	subject to sub-paragraph (f) below, the expiry of the period of six months following the occurrence of any of the circumstances permitting the exercise of Options in Rules 6.2(c), (a) and 6.7(a);

(f)	the expiry of a 12 month period from the earlier of the date of death or the Bonus Date in the event of death occurring during the six month period outlined in sub-paragraph (e) above;

(g)	the expiry of the period of 20 days following the occurrence of the circumstances permitting the exercise of Options in Rule 6.5(b) and 6.7(b); and

(h)	the expiry of the period during which a person is entitled or bound to acquire Shares under sections 979 to 982 or 983 to 985 of the Companies Act 2006.

7.2	Death

In the case of the Participant’s death, an Option will lapse on the expiry of 12 months from the earlier of the date of the Participant’s death and the Bonus Date (if death occurs within six months of the Bonus Date), unless there is a voluntary winding up under Rule 6.2(c), in which case the Option will lapse on the expiry of the period of six months following such event.

8.	EXERCISE OF OPTIONS AND ISSUE OR TRANSFER OF SHARES

8.1	Manner of Exercise

An Option may be exercised in whole or in part by the Participant giving notice of exercise to or at the direction of the Company in a form approved by the Board. The notice will specify the number of Shares (and the Exercise Price) over which the Option is exercised and be accompanied by the form of withdrawal from the Savings Contract required by the Savings Body or by an appropriate remittance and evidence of withdrawal from the Savings Contract. If an Option is exercised in part the unexercised part will lapse.

8.2	Monies available for exercise

The Exercise Price payable on exercise of an Option cannot exceed the amount of the repayment made (including any interest) under the Participant’s related Savings Contract. For this purpose, the repayment under the Savings Contract will exclude the repayment of any Monthly Contribution the date of payment of which falls more than one month after the date on which the repayment is made.

8.3	Delivery of shares

Subject to Rule 8.4, the Company will arrange for the delivery of any Shares to a Participant (or the Participant’s nominee) within 30 days following the effective exercise of the Option.

8.4	Consents

The delivery of any Shares under the Plan will be subject to obtaining any necessary approvals or consent.

8.5	Ranking of Shares

Shares acquired by a Participant under the Plan will rank equally in all respects with the Shares then in issue, except that they will not be entitled to any rights attaching to Shares by reference to a record date falling before the date on which the Participant is entered on the Company’s register of shareholders in respect of those Shares.

8.6	Listing

While the Shares are Listed the Company will apply for Listing of any Shares issued under the Plan as soon as practicable after their allotment.

9.	ADJUSTMENT OF OPTIONS

9.1	Variation in equity share capital

If there is a Variation, the number and/or the nominal value of Shares over which an Option is granted and the Option Price will, subject to Rule 9.2, be adjusted in accordance with the requirements set out in Schedule 3 and in the manner the Board determines so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the Exercise Price and the total Market Value of the Shares under Option remains substantially the same.

9.2	Nominal value of Shares

Apart from under this Rule 9.2, no adjustment under Rule 9.1 can reduce the Option Price to less than the nominal value of a Share. Where Options relate to both issued and unissued Shares, an adjustment under Rule 9.1 above may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares to less than the nominal value of a Share will only be made if and to the extent that the Board is authorised to:

(a)	capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares subject to an Option exceeds the adjusted Exercise Price; and

(b)	apply that sum in paying up the Shares,

so that on exercise of the Option the Board will capitalise that sum and apply it in paying up the Shares.

9.3	Notifying Participants

The Company will take the steps it considers necessary to notify Participants of any adjustments made under Rule 9 and may call in, cancel, endorse, issue or re-issue any certificate as a result of that adjustment.

10.	EXCHANGE OF OPTIONS

10.1	The Acquiring Company

If any company (the “Acquiring Company”):

(a)	obtains Control of the Company as a result of making a general offer to acquire:

(i)	the whole of the issued ordinary share capital of the Company; or

(ii)	all the shares in the Company which are of the same class as the Shares,

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

(b)

obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006 (or a non-UK company reorganisation arrangement within the meaning of paragraph 47A of Schedule 3 becomes binding); or

(c)	becomes entitled to acquire Shares under sections 979 to 982 or 983 to 985 of the Companies Act 2006,

any Participant may, at any time within the Appropriate Period, by agreement with that Acquiring Company, release any Option which has not lapsed (the “Old Option”) in consideration of the grant to the Participant of a new option (the “New Option”) which (for the purposes of paragraph 39 of Schedule 3) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or another company falling within paragraph 18(b) or (c) of Schedule 3).

10.2	The New Option

The New Option will only be regarded as equivalent to the Old Option if the conditions set out in paragraph 39(4) of Schedule 3 are satisfied. Where that is the case, the New Option will be treated as an Option granted under the Plan at the same time and on the same terms as the Old Option except for the purpose of the definition of “Participating Company” in the Appendix, and:

(a)

the Rules will be construed in relation to the New Option as if references to Shares were references to the shares over which the New Option is granted and references to the Company were references to the different company mentioned in Rule 10.1; and

(b)	Rule 12.2 will be omitted.

For the purposes of satisfying the conditions set out in paragraph 39(4) of Schedule 3, the market value of any Shares must be determined using a methodology agreed with HMRC in accordance with paragraph 39(8) of Schedule 3.

For the avoidance of doubt, the Plan remains that of the original scheme organiser after the release.

11.	ADMINISTRATION

11.1	Administration and interpretation

The Plan will be administered by the Board. The Board has full authority, consistent with the Rules, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary or appropriate. The Board’s decision on any matter concerning the Plan will be final and binding.

11.2	Costs

The Company will bear the cost of introducing and operating the Plan (including but not limited to stamp duty, stamp duty reserve tax and any other costs relating to the issue or transfer of Shares upon the exercise of Options). However, the Company may require any Participating Company to reimburse the Company for any Plan costs borne by the Company, directly or indirectly, in respect of that Participating Company’s officers or employees.

11.3	Shares to cover Options

Subject to the Rules (including Rule 3.1) the Company will ensure that sufficient Shares will be available to satisfy all outstanding Options.

11.4	Notices

Any notice or other communication in connection with the Plan will be in writing and may be given:

(a)	by personal delivery; or

(b)	by sending it by post:

(i)	in the case of a company, to its registered office or other address that it notifies in writing; and

(ii)

in the case of an individual, to the individual’s last known address or, where the individual is a director or employee of a Participating Company or an Associated Company, either to the individual’s last known address or to the address of the place of business at which the individual performs the whole or substantially the whole of the duties of the individual’s office or employment; or

(c)	by sending it by facsimile, email or any form of electronic transfer acceptable to the Board:

(i)	in the case of a company, to the facsimile number, email address or other number or address that the company notifies; and

(ii)

in the case of an individual, to the individual’s last known facsimile number or email address, or where the individual is a director or employee of a Participating Company or an Associated Company, to the individual’s workplace facsimile number or email address.

11.5	Time of service of notice

Any notice under Rule 11.4 will be given:

(a)	if delivered, at the time of delivery;

(b)	if posted, at 10.00am on the second business day after it was put into the post; or

(c)	if sent by facsimile, email or any other form of electronic transfer, at the time of despatch.

In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched, as appropriate.

11.6	Documents sent to shareholders

Participants may receive copies of any notice or document sent by the Company to the holders of Shares.

12.	AMENDMENT

12.1	Board’s power to amend

Subject to the provisions of this Rule 12, the Board can at any time amend any provisions of the Plan in any respect.

12.2	Shareholder approval

Subject to Rule 12.4, the Board may at any time amend, modify, suspend or terminate the Plan; provided, however, that any amendment which would (i) increase the number of Shares available for issuance, (ii) lower the minimum purchase price, (iii) change the individual purchase right limits, (iv) change the class of employees eligible to participate, or (v) require stockholder action under any applicable law, regulation or rule, shall be subject to the approval of the Company’s stockholders to the extent required.

12.3	Participants’ approval

No amendment will be made under Rule 12.1 which would abrogate or adversely affect the subsisting rights of a Participant unless it is made:

(a)

with the written consent of the number of Participants that hold Options under the Plan to acquire 75 per cent. of the Shares which would be delivered if all Options granted and subsisting under the Plan were exercised; or

(b)	by a resolution of a meeting of Participants passed by not less than 75 per cent. of the Participants who attend and vote either in person or by proxy,

and for the purposes of this Rule 12.3 the provisions of the bye-laws of the Company relating to shareholder meetings will apply with the necessary changes.

12.4	Permitted amendments

Rule 12.2 will not apply to any amendment which is:

(a)	necessary or desirable in order to obtain or maintain the status of the Plan as a Schedule 3 Plan;

(b)	minor and to benefit the administration of the Plan;

(c)	to take account of any changes in legislation; or

(d)	to obtain or maintain favourable tax, exchange control or regulatory treatment for the Company, any Participating Company or Associated Company, or any present or future Participant.

12.5	Overseas Eligible Employees

The Board may adopt additional sections of the Plan applicable in any jurisdiction, under which Options may be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, regulations or practice which may apply to the Participant, the Company or any Participating Company. Any additional section must conform to the basic principles of the Plan and must not enlarge to the benefit of Participants the limits in Rule 2.8 (Limit on participation) or Rule 5 (Limit on Shares). Any additional section and all Options granted under that section will not form part of the Plan for the purposes of Schedule 3. Any additional section and all Options granted under that section will be governed by and construed in accordance with the laws of the State of Delaware.

12.6	Notice of amendments

Participants will be given written notice of any amendments to the Plan made under Rule 12 as soon as reasonably practicable after they have been made.

13.	GENERAL

13.1	Dealing Restrictions

The Group, Associated Companies, the Board, Eligible Employees and Participants will have regard to Dealing Restrictions when (in each case, as appropriate) operating, interpreting, administering, participating in and taking any and all such other action in relation to, or contemplated or envisaged by, the Plan including any appendices to the Plan.

13.2	Termination of the Plan

The Plan will terminate upon the earlier of: (i) the termination of the Plan by the Board; or (ii) the date on which no more Shares are available for issuance. Termination of the Plan will not affect Options granted before termination.

13.3	Funding the Plan

The Company and any Participating Company may provide money to the trustees of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

13.4	Rights of Participants and Eligible Employees

The rights and obligations of any individual under the terms of the individual’s office or employment with a Participating Company or Associated Company will not be affected by the individual’s participation in the Plan nor any right which the individual may have to participate under it. A Participant holding an Option will not have any rights of a shareholder of the Company with respect to that Option or the Shares subject to it.

13.5	No right to compensation or damages

A Participant waives all and any rights to compensation or damages for the termination of the Participant’s office or employment with a Participating Company or Associated Company for any reason whatsoever (including unlawful termination of employment) insofar as those rights arise or may arise from the Participant ceasing to have rights under or to be entitled to exercise any Option under the Plan as a result of that termination or from the loss or diminution in value of such rights or entitlements. Nothing in the Plan or in any document executed under it will give any person any right to continue in Employment or will affect the right of any Participating Company or any Associated Company to terminate the employment of any Participant without liability at any time, with or without cause, or will impose on any Participating Company, any Associated Company or the Board or their respective agents and employees any liability in connection with the loss of a Participant’s benefits or rights under the Plan for any reason as a result of the termination of the Participant’s employment.

13.6	The benefit of Rules 13.4 and 13.5

The benefit of Rules 13.4 and 13.5 is given for the Company, for itself and as trustee and agent of all the Participating Companies and Associated Companies. The Company will hold the benefit of these Rules on trust and as agent for each of them and may assign the benefit of this Rule 13.6 to any of them.

13.7	Bye-Laws

Any Shares acquired on the exercise of Options will be subject to the bye-laws of the Company from time to time.

13.8	Severability

The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.

13.9	Third Parties

This Plan confers no benefit, right or expectation on a person who is not an Eligible Employee. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. Any other right or remedy which a third party may have is unaffected by this Rule.

13.10	Data Protection

In accepting the grant of an Option each Participant consents to the collection, holding, processing and transfer of his personal data by the Company, any Grantor or any Constituent Company for all purposes connected with the operation of the Plan, including but not limited to:

(a)	holding and maintaining details of the Participant’s Options;

(b)	transferring the Participant’s Personal Data to the trustee of an employee benefit trust, the Company’s registrars or brokers or any administrators of the Plan;

(c)

transferring the Participant’s personal data to a bona fide prospective buyer of the Company or the Participant’s employer company or business unit (or the prospective buyer’s advisers), provided that the prospective buyer, and its advisers, irrevocably agree to use the Participant’s personal data only in connection with the proposed transaction and in accordance with the data protection principles set out in the Data Protection Act 1998 and/or the General Data Protection Regulation (as applicable); and

(d)

transferring the Participant’s personal data to a person who is resident in a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as countries within the European Economic Area.

The Company hereby confirms that it shall only hold and process personal data in connection with the Participant that (i) is necessary for the performance of the Company’s and/or the Participant’s rights and obligations under the Plan and (ii) is necessary for the purposes of the Company’s legitimate interests in connection with the operation of the Plan and shall ensure that adequate safeguards are in place before the Participant’s personal data are transferred outside the United Kingdom or the European Economic Area.

14.	GOVERNING LAW

Subject to Rule 12.5, these Rules will be governed by and construed in accordance with the law of England. All Participants, the Company, and any other Participating Company or Associated Company, will submit to the jurisdiction of the English courts in relation to any dispute arising under the Plan.

NON TAX-ADVANTAGED SCHEDULE

1.	Demerger or distribution in specie

In the event of a demerger, exempt distribution under section 213 of the Taxes Act or other distribution in specie, Options may be adjusted in the manner described in Rule 9, provided that at the time of making the adjustment the Plan is no longer a Schedule 3 Plan and the relevant legislation permits such adjustment.

APPENDIX 1 - DEFINITIONS

Act	the Income Tax (Earnings & Pensions) Act 2003;

Appendix	this appendix which forms part of the Rules;

Appropriate Period	the relevant period referred to in paragraph 38(3) of Schedule 3;

Associated Company	the meaning given by paragraph 47(1) of Schedule 3 unless otherwise specified in the Rules;

Board	the board of directors for the time being of the Company or a duly authorised committee of the board and/or a duly authorised administrator of the Plan;

Bonus Date	the date on which the bonus becomes payable under the terms of the relevant Savings Contract;

Company	Worldpay, Inc. 8500 Governors Hill Drive, Symmes Township, OH 45249;

Continuous Service	the same meaning as for “continuous employment” given in the Employment Rights Act 1996;

Control

in relation to a body corporate, the power of a person to secure:

(a)  by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(b)  by virtue of any power conferred by the articles of association or other document regulating that or any other body corporate,

that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person;

Date of Grant	with respect to an Option, the date on which it is granted under Rule 4;

Date of Invitation	the date on which an invitation is made to Eligible Employees under Rule 2;

Dealing Day	any day on which the applicable Recognised Stock Exchange is open for the transaction of business;

Dealing Restrictions

any applicable restriction or restrictions on dealings or transactions in securities imposed by:

(a)  any rules, statutory requirements, orders, legal or regulatory code, provision or rule or other requirement or guidance; and/or

(b)  any code adopted or established by the Company in addition or replacement to (a) above,

in force, and as amended or replaced, from time to time;

Eligible Employee

any person who at the Date of Grant is either:

(a)  an employee or Full-Time Director of any Participating Company:

(i)   whose earnings from their employment are (or would be if there were any) general earnings to which section 15 or section 21 of the Act applies; and

(ii)  who has the qualifying period (if any) of Continuous Service (not exceeding 5 years before the Date of Grant) that the Board determines; or

(b)  any employee or executive director of a Participating Company not within (a) above who the Board determines to be an Eligible Employee in respect of any particular invitation.

ESPP	the Worldpay, Inc. Employee Stock Purchase Plan that qualifies as an employee stock purchase plan under Section 423 of the United States Internal Revenue Code of 1986;

Exercise Price	the total amount payable on exercise of an Option being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

Five Year Bonus	the amount of bonus payable under a Savings Contract following the fifth anniversary of the start date of that Savings Contract and the payment of 60 monthly contributions under that Savings Contract;

Full-Time Director	a director whose terms of appointment require the director to devote not less than 25 hours per week (excluding meal breaks) to the director’s duties under the appointment;

Group	the Company and all companies which are under the Control of the Company;

HMRC	Her Majesty’s Revenue & Customs;

Invitation Period	any period selected by the Board in its absolute discretion, provided there are no Dealing Restrictions;

Listed	admitted to trading on a Recognised Stock Exchange and Listing will be construed accordingly;

New York Stock Exchange	The New York Stock Exchange or any successor body carrying on the business of the New York Stock Exchange;

Market Value

in relation to a Share on any day:

(a)  if the Shares are not Listed, an amount equal to its market value determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed with the Shares Valuation Division of HMRC in advance of the Date of Invitation;

(b)  if the Shares are Listed, the closing price of the Shares on any day that the Recognised Stock Exchange is open (or if more than one price is shown, the lower price plus one half the difference between the two figures) and on any day the Recognised Stock Exchange is closed, the closing price on the latest previous day it was open; and

(c)  if the Shares are subject to a restriction, the Market Value is to be determined as if they were not subject to the restriction;

if and so long as the Shares are Listed on more than one Recognised Stock Exchange, for the purposes of (b) above, it shall be the closing price on the Recognised Stock Exchange which is regard as the major exchange, currently the New York Stock Exchange;

Maximum Contribution

the lesser of:

(a)  a Monthly Contribution of £500 or, if different, such maximum amount permitted under paragraph 25 of Schedule 3 as the maximum amount of a Monthly Contribution; and

(b)  the maximum Monthly Contribution determined by the Board;

Minimum Contribution

the lesser of:

(a)  a Monthly Contribution of £10 or any other amount stipulated under Schedule 3 as the minimum amount of a Monthly Contribution; and

(b)  the minimum Monthly Contribution determined by the Board, not being less than £5;

Monthly Contribution	the monthly amount agreed to be paid by a Participant under a Savings Contract;

Option	a right to acquire Shares under the Plan;

Option Price

the price determined by the Board under Rule 2.3 at which a Share subject to an Option may be acquired on the exercise of that Option, which price may be denominated in GBP Sterling, US Dollars or such other local currency in which the Participant is paid in the Board’s absolute discretion;

Participant	any person who has been granted an Option including, if relevant, the person’s personal representatives;

Participating Company	the Company and any other company in the Group to which the Board has resolved that the Plan will extend;

Plan	the Worldpay, Inc Save-As-You-Earn (SAYE) Option Scheme, as amended from time to time in accordance with the Rules;

Redundancy	termination of the Participant’s employment by reason of redundancy within the meaning of the Employment Rights Act 1996;

Recognised Stock Exchange

the London Stock Exchange plc, the New York Stock Exchange and/or any other stock exchange outside the United Kingdom that is for the time being designated for the purpose of section 841 of the Taxes Act as a recognised stock exchange;

Rules	the rules of the Plan as amended from time to time;

Savings Body	the savings body designated by the Board for the purpose of the Plan;

Savings Contract	a contract under a certified contractual savings scheme within the meaning of section 703 of the Income Tax (Trading and Other Income) Act 2005 which meets the requirements of Schedule 3;

Savings Contract Repayment

(a)  the aggregate repayment which corresponds to any particular rate of saving under a Savings Contract, being the repayment of all Savings Contributions plus the Three Year Bonus or the Five Year Bonus, as applicable, payable on the Bonus Date; or

(b)  to the extent that Rules 3 or 5 apply to adjust the number of Shares under Option, the amount applied to calculate the number of Shares comprised in the Option;

Schedule 3	Schedule 3 to the Act;

Schedule 3 Plan	a Schedule 3 SAYE option scheme as that term is defined under Schedule 3;

Share	a fully paid share of class A common stock in the capital of the Company which satisfies the conditions of paragraphs 18, 19, 20 and 22 of Schedule 3;

Taxable Year

the calendar year, or, if later, the end of the taxable year (for US federal income tax purposes) of the member of the Group that employs the Participant, in which the Option first becomes exercisable;

Taxes Act	the Income and Corporation Taxes Act 1988;

Three Year Bonus

the amount of bonus (if any) payable under a Savings Contract following the third anniversary of the starting date of that Savings Contract and payment of 36 monthly contributions under that Savings Contract; and

Variation

in relation to the equity share capital of the Company, a capitalisation issue, an offer or invitation made by way of rights, a subdivision, consolidation, reduction or any other variation of the Company’s share capital.

2018 ANNUAL MEETING OF STOCKHOLDERS

RESERVATION REQUEST FORM

If you plan to attend the 2018 Annual Meeting of Stockholders of Worldpay, Inc., please complete the following information and return to Nelson F. Greene, Chief Legal Officer and Corporate Secretary, Worldpay, Inc., 8500 Governors Hill Drive, Symmes Township, Ohio 45249.

Your name and address:

Number of shares of Worldpay common stock you hold:

If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Registered stockholder:
(name of your bank, broker, or other nominee)
THIS IS NOT A PROXY CARD

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 16, 2018.

WORLDPAY, INC.	Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 29, 2018
Date: May 16, 2018 Time: 9:00 AM Eastern Daylight Time
Location: The Marriott Cincinnati Northeast
9664 S. Mason-Montgomery Road Mason, Ohio 45040
WORLDPAY, INC. 8500 GOVERNORS HILL DRIVE SYMMES TOWNSHIP, OH 45249

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 2, 2018 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person:  Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees:

01) Charles Drucker
02) Karen Richardson
03) Boon Sim
04) Jeffrey Stiefler

The Board of Directors recommends you vote FOR the following proposals:

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To approve an amendment of the Worldpay, Inc. Employee Stock Purchase Plan to facilitate operation of a Save-As-You-Earn (SAYE) sub-plan for employees in the United Kingdom;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

WORLDPAY, INC. 8500 GOVERNORS HILL DRIVE SYMMES TOWNSHIP, OH 45249	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E42179-P05580-Z72191 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WORLDPAY, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except
1.	Election of Directors	☐	☐	☐

Nominees:

01) Charles Drucker
02) Karen Richardson
03) Boon Sim
04) Jeffrey Stiefler

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;						☐	☐	☐

3.	To approve an amendment of the Worldpay, Inc. Employee Stock Purchase Plan to facilitate operation of a Save-As-You-Earn (SAYE) sub-plan for employees in the United Kingdom;						☐	☐	☐

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.						☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in proposal 1 and FOR proposals 2, 3 and 4.

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Worldpay, Inc.

Meeting Time and Location:

9:00 a.m. Eastern Daylight Time

The Marriott Cincinnati Northeast

9664 S. Mason-Montgomery Road

Mason, Ohio 45040

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E42180-P05580-Z72191

WORLDPAY, INC.

Proxy for Annual Meeting of Stockholders on May 16, 2018

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Charles Drucker and Nelson Greene, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Worldpay, Inc., to be held on May 16, 2018 at 9:00 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof.

This proxy when properly executed will be voted as directed or, if no direction is given, will be voted as the Board recommends.

(Continued and to be signed on the reverse side.)